                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration Nos. 333-64844,
                                                333-64844-02 and 333-64844-04

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 19, 2002)
--------------------------------------------------------------------------------

                                  $300,000,000
                         UBS PREFERRED FUNDING TRUST IV
             FLOATING RATE NONCUMULATIVE TRUST PREFERRED SECURITIES
                     REPRESENTING A CORRESPONDING AMOUNT OF
            FLOATING RATE NONCUMULATIVE COMPANY PREFERRED SECURITIES
                                       OF

                      UBS PREFERRED FUNDING COMPANY LLC IV
                     GUARANTEED ON A SUBORDINATED BASIS BY

                                     UBS AG
(UBS LOGO)

--------------------------------------------------------------------------------

+ Each trust preferred security represents a corresponding amount of the company preferred securities and related rights under the UBS AG subordinated guarantee. Dividends and redemption and liquidation payments paid by UBS Preferred Funding Company on the company preferred securities will pass through UBS Preferred Funding Trust to you as distributions and redemption and liquidation payments on the trust preferred securities.

+ The company preferred securities will pay monthly distributions on the first business day on or after the 15th day of each month, commencing in June 2003, at a floating rate per annum equal to .70% above one-month LIBOR. The company preferred securities are perpetual securities and do not have a maturity date. UBS Preferred Funding Company may redeem the company preferred securities on or after the dividend payment date in June 2008.

+ The company preferred securities provide holders with rights to distributions and redemption and liquidation payments that are similar to those of the most senior ranking noncumulative perpetual preferred shares that could be issued directly by UBS AG with financial terms equivalent to those of the company preferred securities.

+ UBS AG will guarantee, on a subordinated basis, dividend, redemption and liquidation payment obligations under the company preferred securities.

+ We have applied to list the trust preferred securities on the New York Stock Exchange under the symbol UBSPrD. If approved, trading of the trust preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after their initial delivery. See "Underwriting."

SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR RISKS RELATED TO AN INVESTMENT IN THE TRUST PREFERRED SECURITIES.

                                                                                                          PROCEEDS TO
                                                                  PRICE TO           UNDERWRITING        UBS PREFERRED
                                                                 PUBLIC(1)             DISCOUNT          FUNDING TRUST
--------------------------------------------------------------------------------------------------------------------------
Per Trust Preferred Security                                        $25                  (2)                  $25
--------------------------------------------------------------------------------------------------------------------------
Total                                                           $300,000,000             (2)              $300,000,000
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) Plus accrued dividends, if any, from the time of original issue.

(2) UBS AG will pay the underwriter's compensation of $.7875 per trust preferred security and $9,450,000 in the aggregate.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The trust preferred securities are not deposit liabilities of UBS AG and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

This prospectus supplement and the attached prospectus may be used in the initial sale of the trust preferred securities. In addition, UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate controlled by UBS AG may use this prospectus supplement and the attached prospectus in a market-making transaction involving the trust preferred securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions.

We anticipate that the trust preferred securities will be ready for delivery in book-entry form through the Depository Trust Company on or about May 23, 2003.

                                  UBS WARBURG

Prospectus Supplement dated May 20, 2003

TABLE OF CONTENTS

--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Certain Terms.........................   S-1
Summary...............................   S-2
Parties to the Offering...............   S-3
The Offering..........................   S-4
Ratio of Earnings to Fixed Charges....   S-9
Risk Factors..........................  S-10
Presentation of Financial
  Information.........................  S-15
Capitalization of UBS.................  S-16
Bank Regulatory Capital...............  S-17
Supplemental Information Regarding UBS
  Preferred Funding Trust IV..........  S-18
Supplemental Information Regarding UBS
  Preferred Funding Company LLC IV....  S-19
Use of Proceeds.......................  S-21
Description of Trust Preferred
  Securities..........................  S-22
Description of Company Preferred
  Securities..........................  S-24
Description of Subordinated Notes of
  UBS AG..............................  S-29
U.S. Tax Considerations...............  S-30
Tax Considerations under the Laws of
  Switzerland.........................  S-35
ERISA Considerations..................  S-38
Underwriting..........................  S-39
Validity of the Securities............  S-41
Experts...............................  S-41

PROSPECTUS

Introduction...........................    1
Cautionary Note Regarding Forward-
  Looking Statements...................    2
Incorporation of Information About UBS
  AG...................................    4
Where You Can Find More Information....    4
Presentation of Financial
  Information..........................    5
Limitations on Enforcement of U.S. Laws
  Against UBS AG, Its Management and
  Others...............................    6
Capitalization of UBS..................    6
UBS....................................    7
The UBS Preferred Funding Trusts.......    9
The UBS Preferred Funding Companies....   10
Use of Proceeds........................   16
Description of Trust Preferred
  Securities...........................   17
Description of Company Preferred
  Securities...........................   24
Book-Entry Issuance of Trust Preferred
  Securities...........................   38
Description of UBS AG Subordinated
  Guarantees...........................   43
Description of Subordinated Notes of
  UBS AG...............................   48
U.S. Tax Considerations................   51
Tax Considerations under the Laws of
  Switzerland..........................   57
ERISA Considerations...................   59
Plan of Distribution...................   61
Validity of the Securities.............   61
Experts................................   61

--------------------------------------------------------------------------------

The information in this prospectus supplement summarizes specific financial and other terms that apply to the trust preferred securities, the company preferred securities, the subordinated guarantee and certain other information in the attached prospectus and should be read in conjunction with the information contained in the attached prospectus. The terms and other information described here supplement the terms and other information described in the attached prospectus and, if the terms and other information described in this prospectus supplement are inconsistent with those described in the attached prospectus, the terms and other information described in this prospectus supplement are controlling.

CERTAIN TERMS
--------------------------------------------------------------------------------

In this prospectus supplement:

     -  when we refer to "UBS AG," we mean UBS AG on a parent only basis.

     - when we refer to "UBS" or "UBS Group," we mean UBS AG and its consolidated subsidiaries.

     - when we refer to the "trust preferred securities," we mean the Floating Rate Noncumulative Trust Preferred Securities issued by UBS Preferred Funding Trust.

     - when we refer to the "company preferred securities," we mean the Floating Rate Noncumulative Company Preferred Securities issued by UBS Preferred Funding Company to UBS Preferred Funding Trust in connection with the offering of the trust preferred securities by UBS Preferred Funding Trust.

     - when we refer to "UBS Preferred Funding Trust," we mean UBS Preferred Funding Trust IV.

     - when we refer to "UBS Preferred Funding Company," we mean UBS Preferred Funding Company LLC IV.

     -  when we refer to "USD," we mean United States dollars.

     -  when we refer to "CHF," we mean Swiss francs.

--------------------------------------------------------------------------------

Summary

The following summary does not contain all the information that may be important to you. You should read the entire prospectus supplement, the attached prospectus and the documents incorporated by reference into this prospectus supplement and the attached prospectus before making an investment decision. You should pay special attention to the "Risk Factors" section of this prospectus supplement to determine whether an investment in the trust preferred securities is appropriate for you.

INTRODUCTION

Trust preferred securities will provide you with rights to distributions and redemption and liquidation payments that are similar to those to which you would be entitled if you had purchased the most senior ranking noncumulative perpetual preferred shares that could be issued directly by UBS AG with financial terms equivalent to those of the related company preferred securities. The diagram to the right outlines the relationship among investors in trust preferred securities, UBS Preferred Funding Trust, UBS Preferred Funding Company and UBS AG following the completion of the offering.

UBS Preferred Funding Trust will pass through to you any dividends, redemption payments or liquidation payments that it receives from UBS Preferred Funding Company on the company preferred securities.

UBS AG will guarantee, on a subordinated basis, dividend, redemption and liquidation payment obligations under the company preferred securities. UBS Preferred Funding Company will receive payments under the subordinated notes issued by the Cayman Islands branch of UBS AG and will pay dividends on the company preferred securities that are similar to dividends that would be paid on the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have equivalent financial terms.

The capital raised in this offering will qualify as consolidated Tier 1 capital for UBS under the relevant regulatory capital guidelines of the Swiss Federal Banking Commission.

[FLOW CHART DESCRIBING THE ABOVE FLOW OF FUNDS BETWEEN THE UBS AG, THE UBS PREFERRED FUNDING COMPANIES AND UBS PREFERRED FUNDING TRUST AND RELATIONSHIP BETWEEN THE ABOVE SECURITIES]

--------------------------------------------------------------------------------

Parties to the Offering

UBS AG

UBS is a global, integrated investment services firm and the leading bank in Switzerland. Its shares are listed on the virt-x, which is majority owned by the SWX Swiss Exchange, on the New York Stock Exchange and on the Tokyo Stock Exchange.

The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.

UBS PREFERRED FUNDING TRUST IV

UBS Preferred Funding Trust IV is a Delaware statutory trust. UBS Preferred Funding Trust exists for the purpose of issuing the trust preferred securities representing a corresponding amount of the company preferred securities, together with related rights under the UBS AG subordinated guarantee. UBS Preferred Funding Trust will pass the dividends it receives on the company preferred securities through to you as distributions on the trust preferred securities.

UBS Preferred Funding Trust cannot engage in other activities. The company preferred securities and the related rights under the UBS AG subordinated guarantee will be the only assets of UBS Preferred Funding Trust. UBS AG will pay all expenses and liabilities of UBS Preferred Funding Trust.

UBS Preferred Funding Trust will be treated as a grantor trust for United States federal income tax purposes. As a result, you will be treated as a beneficial owner of interests in the company preferred securities and the related rights under the UBS AG subordinated guarantee for United States federal income tax purposes.

The principal executive offices of UBS Preferred Funding Trust are located at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is 302-651-1118.

UBS PREFERRED FUNDING COMPANY LLC IV

UBS Preferred Funding Company LLC IV is a Delaware limited liability company. UBS Preferred Funding Company exists for the purposes of acquiring and holding the subordinated notes issued by the Cayman Islands branch of UBS AG, or other eligible investments, and issuing the company common securities and the company preferred securities. UBS AG will purchase all of the company common securities, which represent 100% of the voting rights in UBS Preferred Funding Company, subject to your limited right to elect additional directors as described below. UBS Preferred Funding Company will apply the cash generated by the subordinated notes and other eligible investments, if any, to pay dividends to UBS Preferred Funding Trust, as holder of the company preferred securities, and UBS AG, as holder of the company common securities.

UBS Preferred Funding Company will be treated as a partnership for United States federal income tax purposes.

UBS Preferred Funding Company will be managed by a board of directors having not less than three and not more than five members. If the aggregate of unpaid dividends equals or exceeds an amount equal to 18 monthly dividend payments, you and the other holders of trust preferred securities will have the right to elect two additional directors.

The principal executive offices of UBS Preferred Funding Company are located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Its telephone number is 302-658-7581.

--------------------------------------------------------------------------------

The Offering

SECURITIES OFFERED

Each trust preferred security represents a corresponding amount of the company preferred securities and related rights under the UBS AG subordinated guarantee. The trust preferred securities will be issued in denominations of USD25 liquidation amount and whole-number multiples of USD25, and the company preferred securities will be issued in denominations of USD25 liquidation preference and whole-number multiples of USD25. The aggregate liquidation amount of the trust preferred securities is USD300,000,000 and the aggregate liquidation preference of the company preferred securities is USD300,000,000.

DIVIDENDS

UBS Preferred Funding Trust will pass through the dividends it receives on the company preferred securities as distributions on the trust preferred securities.

UBS Preferred Funding Company will pay dividends on the company preferred securities from the date of their initial issuance on a noncumulative basis. These dividends will be payable on the liquidation preference of the company preferred securities monthly in arrears on the first business day on or after the 15th day of each month at a floating rate per annum equal to .70% above one-month LIBOR.

UBS Preferred Funding Company's obligation to pay dividends is subject to provisions that generally require UBS Preferred Funding Company to pay full or proportional dividends on the company preferred securities when UBS AG pays dividends on UBS AG ordinary shares or on other securities of UBS AG that rank equally with or junior to the UBS AG subordinated guarantee of the company preferred securities. As described under "Description of Trust Preferred Securities--Distributions" and "Description of Company Preferred Securities--Dividends" in the attached prospectus, UBS Preferred Funding Company will be required to pay dividends on the company preferred securities in some circumstances, will be prohibited from paying dividends on the company preferred securities in other circumstances, and, when not required to pay or prohibited from paying dividends, will have discretion as to whether to pay dividends on the company preferred securities.

The following text outlines the criteria for determining whether and the extent to which UBS Preferred Funding Company will be required to pay dividends on the company preferred securities or will be prohibited from paying dividends on the company preferred securities:

Is there a capital limitation on UBS AG? Unless the Swiss Federal Banking Commission expressly permits otherwise, if on a dividend payment date UBS AG is not in compliance with the Swiss Federal Banking Commission's minimum capital adequacy requirements applicable to UBS AG, or would not be in compliance because of a payment of dividends on the company preferred securities, UBS Preferred Funding Company will not pay dividends on the company preferred securities under any circumstances. For a discussion of UBS's capital resources relative to applicable guidelines, see Item 5 of UBS AG's Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference into the attached prospectus. We refer to this restriction as a capital limitation.

Are dividends mandatory? Unless there is a capital limitation, the payment of full dividends by UBS Preferred Funding Company on the company preferred securities will be mandatory during the one-year period beginning on and including each date on which:

+ UBS AG declares or pays a dividend or makes any other payment or distribution on any shares or other securities that, in a liquidation of UBS AG, rank junior to the UBS AG subordinated guarantee of the company preferred securities; or

+ UBS AG or any of its subsidiaries redeems, repurchases (except for its trading account) or otherwise acquires any shares or other securities that, in a liquidation of UBS AG, rank equally with or junior to the UBS AG subordinated guarantee of the company preferred securities.

--------------------------------------------------------------------------------

The payment of proportional dividends by UBS Preferred Funding Company on the company preferred securities will be mandatory on any date, whether or not a regularly scheduled dividend payment date, on which UBS AG or any of its subsidiaries pays a dividend or makes any other payment or distribution on any shares or other securities that, in a liquidation of UBS AG, rank equally with the UBS AG subordinated guarantee of the company preferred securities if, on the dividend payment dates leading up to the payment or distribution on the equally ranking securities (for a period of one year for any such shares that pay dividends less frequently than semi-annually or for a period of six months for any such shares that pay dividends more frequently than semi-annually), dividends were paid on the company preferred securities in a lower percentage than are being paid on the equally ranking securities.

Proportional dividends are special dividends in an amount that, when taken together with dividends previously paid on the company preferred securities during the relevant period, represents the same proportion of full dividends on such company preferred securities for all dividend payment dates during the relevant period that the dividend on UBS AG parity securities paid during the relevant period bears to full dividends on such UBS AG parity securities for that relevant period.

Unless there is a capital limitation, UBS Preferred Funding Company will be required to pay dividends that are mandatory whether or not:

+  UBS AG delivers a notice limiting dividends,

+  UBS AG has available distributable profits, or

+  interest is paid on the subordinated notes or other eligible investments.

Does UBS AG have available distributable profits? Available distributable profits are the pro rata proportion (from among all shares and other securities issued by UBS AG that rank equally with the UBS AG subordinated guarantee of the company preferred securities) of profits that may be distributed in accordance with Swiss law. Currently, distributable profits include the total of current profit, profit brought forward and freely available reserves as reflected in the most recent audited unconsolidated balance sheet and statement of appropriation of retained earnings of UBS AG. UBS AG's distributable profits as of December 31, 2002 exceeded CHF 21 billion.

Unless required to pay mandatory dividends, UBS Preferred Funding Company will not pay dividends on the company preferred securities in excess of UBS AG's available distributable profits.

When are dividends discretionary? The payment of dividends by UBS Preferred Funding Company on the company preferred securities is discretionary if the capital limitation does not apply, dividends are not mandatory as described above, and UBS AG has sufficient available distributable profits. In that case, UBS Preferred Funding Company will pay dividends on the company preferred securities at the specified rate unless, on or before the tenth business day immediately preceding a dividend payment date, UBS AG gives notice to UBS Preferred Funding Company that UBS Preferred Funding Company must pay no dividends or less than full dividends, in which case dividends will be due and payable only in the amount specified in the notice. UBS AG may deliver such a notice in its sole discretion and for any reason, except that such a notice shall have no effect where dividends are mandatory as described above.

When does the dividend preference shift from the company preferred securities to the company common securities? The company preferred securities ordinarily will rank senior to the company common securities as to the payment of dividends. However, the dividend preference of the company preferred securities may, at UBS AG's option, shift to the company common securities on dividend payment dates to the extent that no mandatory dividend payment amount is then required to be paid on the company preferred securities. If UBS AG does this, the corresponding interest payments or other income received by UBS Preferred Funding Company on the subordinated notes or its other eligible investments may be returned as dividends to UBS AG as holder of the company common securities before any dividends are paid on the company preferred securities.

--------------------------------------------------------------------------------

WITHHOLDING TAXES

Generally, UBS Preferred Funding Company will pay additional amounts on full or proportional mandatory dividends otherwise due and payable so that the net amount received by you will not be reduced by the withholding of certain taxes or other government charges.

However, UBS Preferred Funding Company will not pay any additional amounts if the taxes or governmental charges are withheld because you:

+ are connected, other than as a holder of trust preferred securities, to Switzerland or the Cayman Islands if it is the jurisdiction that requires the withholding of the taxes or charges, or

+ have not filed an appropriate declaration stating that you are not a resident of and do not have a connection with Switzerland or the Cayman Islands if it is the jurisdiction that requires the withholding of the taxes or charges, or a similar claim for exemption, if we have given you the opportunity to do so.

REDEMPTION

UBS Preferred Funding Company may redeem the company preferred securities, in whole or in part, on any dividend payment date on or after the dividend payment date regularly scheduled to occur in June 2008. In that case, you will receive a redemption price equal to unpaid mandatory dividends, other unpaid definitive dividends (for example, discretionary dividends that became due and payable because UBS AG did not deliver a notice to pay no dividends), current accrued dividends (whether or not declared) and the liquidation preference of your company preferred securities.

UBS Preferred Funding Company may not redeem the company preferred securities before the dividend payment date regularly scheduled to occur in June 2008, unless an event occurs that results in an adverse consequence for the tax or capital treatment of the company preferred securities, or for the investment company status of UBS Preferred Funding Company or UBS Preferred Funding Trust. If such an event occurs before this dividend payment date regularly scheduled to occur in June 2008, UBS Preferred Funding Company may redeem these company preferred securities and you will receive a redemption price as described above.

UBS Preferred Funding Trust will pass through the redemption payments it receives on the company preferred securities to redeem a corresponding amount of the trust preferred securities.

LIQUIDATION

If UBS AG is liquidated, UBS Preferred Funding Company will be liquidated. So long as the company preferred securities are outstanding, UBS AG will not cause UBS Preferred Funding Company to liquidate unless UBS AG is also liquidating.

If UBS Preferred Funding Company is liquidated, you will be entitled to receive an amount equal to unpaid mandatory dividends, other unpaid definitive dividends, current accrued dividends (whether or not declared) and the liquidation preference of your company preferred securities. However, any liquidating distributions that you receive will be substantially the same as, but not greater than, those to which you would be entitled if you had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the company preferred securities.

BOOK-ENTRY ISSUANCE OF THE TRUST PREFERRED SECURITIES

UBS Preferred Funding Trust will initially issue the trust preferred securities only in book-entry form through The Depository Trust Company.

You may withdraw the company preferred securities represented by your trust preferred securities from UBS Preferred Funding Trust and hold the company preferred securities directly. If you hold the

--------------------------------------------------------------------------------
company preferred securities directly, you must hold the company preferred securities in certificated form.

If you hold the company preferred securities directly, then you may exercise directly the associated rights under the UBS AG subordinated guarantee, and any rights under the limited liability company agreement of UBS Preferred Funding Company in respect of the company preferred securities, including any rights to elect additional directors of UBS Preferred Funding Company.

THE UBS AG SUBORDINATED GUARANTEE

UBS AG will unconditionally guarantee, on a subordinated basis, the payment by UBS Preferred Funding Company of any mandatory dividends on the company preferred securities or dividends that have become definitive because UBS AG has sufficient available distributable profits to pay out dividends and has not delivered to UBS Preferred Funding Company an instruction not to pay dividends.

UBS AG will also unconditionally guarantee, on a subordinated basis, the redemption price payable with respect to any company preferred securities called for redemption by UBS Preferred Funding Company and the payment by UBS Preferred Funding Company on its liquidation of an amount sufficient to provide you with the distributions described under "Liquidation" above.

THE SUBORDINATED NOTES

The subordinated notes are undated and will have an aggregate principal amount of USD300,000,000. The subordinated notes will be general unsecured debt obligations of UBS AG and the Cayman Islands branch of UBS AG and, in liquidation of UBS AG, will rank subordinate and junior to all indebtedness of UBS AG except for indebtedness that by its terms expressly ranks equally with the subordinated notes. Interest payable under the subordinated notes will be calculated at the same rate and payable on the same dates as dividends payable under the company preferred securities. UBS AG will not pay interest on the subordinated notes if UBS AG is not solvent.

USE OF PROCEEDS

+ UBS Preferred Funding Trust will use the proceeds from the offering of the trust preferred securities to purchase the company preferred securities from UBS Preferred Funding Company.

+ UBS Preferred Funding Company will use the proceeds from the offering of the company preferred securities to purchase the subordinated notes issued by the Cayman Islands branch of UBS AG.

+ UBS AG will use the proceeds from the issuance of the subordinated notes for general corporate purposes, including paying certain expenses relating to the offering.

Some of the sales of securities under this prospectus may be market-making transactions--that is, transactions in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or one of UBS AG's other affiliates resells securities that the seller, or one of its affiliates, has previously bought from another party. Only the entity that carries out a particular market-making transaction will receive any of the proceeds from the resale of the securities. In general, we expect that the entity that resells any particular securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Preferred Funding Trust, to UBS Preferred Funding Company or, when the resales are not made by UBS AG, to UBS AG.

RISK FACTORS

You should carefully consider the information under "Risk Factors," together with the other information contained in this prospectus supplement, before purchasing any trust preferred securities.

--------------------------------------------------------------------------------

RATINGS

It is a condition to the issuance of the trust preferred securities that Moody's Investors Service, Inc. rates the trust preferred securities A1 and Standard & Poor's Rating Services rates the trust preferred securities AA-. Each of these ratings will reflect only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of a rating may be obtained only from the rating agency. A credit rating is not a recommendation to buy, sell or hold securities, and there is no assurance that a credit rating will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in that rating agency's judgment, circumstances so warrant.

LISTING

We have applied to list the trust preferred securities on the New York Stock Exchange under the symbol UBSPrD.

GOVERNING LAW

The constituent documents of UBS Preferred Funding Trust and UBS Preferred Funding Company, the trust preferred securities and the company preferred securities will be governed by the laws of the State of Delaware, United States of America. The subordinated notes and the UBS AG subordinated guarantee will be governed by the laws of the State of New York, United States of America.

PLAN OF DISTRIBUTION

This prospectus relates to the initial sale of and any market-making transactions in the trust preferred securities and, to the extent they are held separately, the company preferred securities by UBS AG and its affiliates. The affiliates that may engage in these transactions include, but are not limited to, UBS AG itself, UBS Warburg LLC and UBS PaineWebber Inc. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions.

--------------------------------------------------------------------------------

Ratio of Earnings to Fixed Charges

The following tables set forth UBS AG's ratio of earnings to fixed charges, for the periods indicated. Ratios of earnings to combined fixed charges and preferred share dividend requirements are not presented as there were no preferred share dividends in any of the periods indicated.

FOR THE YEAR ENDED                            12.31.02   12.31.01   12.31.00   12.31.99   12.31.98
--------------------------------------------------------------------------------------------------
International Financial Reporting Standards
  ("IFRS")(1)...............................      1.14       1.14       1.23       1.25       1.11
U.S. Generally Accepted Accounting
  Principles ("GAAP")(1),(2)................      1.18       1.10       1.15       1.14       0.80

---------------

(1) The ratio is provided using both IFRS and U.S. GAAP values, as the ratio is materially different between the two accounting standards.

(2) The deficiency in the coverage of fixed charges by earnings before fixed charges at December 31, 1998 was CHF 5,319 million.

FOR THE QUARTER ENDED                         3.31.03
------------------------------------------------------
IFRS(1).....................................      1.22

---------------

(1) The ratio is provided using only IFRS values.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Risk Factors

You should carefully consider the following information, together with the other information contained in this prospectus supplement and the attached prospectus, before purchasing any trust preferred securities in this offering.

YOU MAY NOT RECEIVE DIVIDENDS IF UBS AG'S FINANCIAL CONDITION WERE TO
DETERIORATE.

If UBS AG's financial condition were to deteriorate, UBS Preferred Funding Company and the holders of trust preferred securities could suffer direct and materially adverse consequences, including elimination or reduction of noncumulative dividends on the company preferred securities (and consequently elimination or reduction of the pass through of such dividends as distributions on the trust preferred securities) and, if UBS AG were liquidated (whether voluntarily or involuntarily), loss by the holders of trust preferred securities of their entire investment.

YOU MAY NOT RECEIVE DIVIDENDS BECAUSE UBS PREFERRED FUNDING COMPANY WILL BE PROHIBITED FROM PAYING DIVIDENDS ON THE COMPANY PREFERRED SECURITIES UNDER CERTAIN CIRCUMSTANCES AND WILL HAVE DISCRETION AS TO WHETHER TO PAY DIVIDENDS ON THE COMPANY PREFERRED SECURITIES IN OTHER CIRCUMSTANCES.

If on a dividend payment date UBS AG is not in compliance with the Swiss Federal Banking Commission's capital adequacy requirements applicable to UBS AG, UBS Preferred Funding Company will not pay dividends under any circumstances (including whether or not funds subsequently become available), even if a full or proportional dividend is otherwise mandatory. For a discussion of UBS's capital resources relative to applicable guidelines, see Item 5 of UBS AG's Annual Report on Form 20-F for the year ended December 31, 2002 which is incorporated by reference into the attached prospectus. UBS Preferred Funding Company will not pay dividends exceeding UBS AG's available distributable profits, except for mandatory dividends. Except when payment of full or proportional dividends is mandatory or dividends are prohibited by a capital limitation or prohibited or restricted because UBS AG does not have available distributable profits, dividends on the company preferred securities are payable at the discretion of UBS AG and noncumulative. If discretionary dividends on the company preferred securities for any dividend period are not paid, UBS Preferred Funding Trust, as holder of company preferred securities (and, accordingly, investors in the trust preferred securities), will not be entitled to receive dividends whether or not funds are or subsequently become available.

IN CERTAIN CIRCUMSTANCES, YOU MAY NOT RECEIVE THE FULL AMOUNT OF ANTICIPATED DIVIDENDS.

The company preferred securities ordinarily will rank senior to the company common securities as to the payment of dividends. However, the dividend preference of the company preferred securities may, at UBS AG's option, shift to the company common securities on dividend payment dates to the extent that no mandatory dividend payment amount is then required to be paid on the company preferred securities. If UBS AG does this, the corresponding interest payments or other income received by UBS Preferred Funding Company on the subordinated notes or its other eligible investments may be returned as dividends to UBS AG as holder of the company common securities before any dividends are paid on the company preferred securities. Because the funds of UBS Preferred Funding Trust available for distribution to you as holders of trust preferred securities will be limited to payments received from UBS Preferred Funding Company, if UBS Preferred Funding Trust does not pay dividends on the company preferred securities, you will not receive distributions on the trust preferred

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

securities you hold. As a result, the corresponding interest payment received by UBS Preferred Funding Company on the subordinated notes or other eligible investments may be returned as dividends to UBS AG, as holder of the company common securities, before any dividends are paid on the company preferred securities. See "Description of Trust Preferred Securities--Distributions" and "Description of Company Preferred Securities--Dividends" in the attached prospectus.

UBS AG IS NOT OBLIGATED TO MAKE PAYMENTS UNDER THE UBS AG SUBORDINATED GUARANTEE UNLESS IT FIRST MAKES OTHER REQUIRED PAYMENTS.

UBS AG's obligations under the UBS AG subordinated guarantee are unsecured and rank subordinate and junior in right of payment to all of UBS AG's other liabilities, except for liabilities that rank equally with the UBS AG subordinated guarantee. This means that if UBS AG fails to pay any liability that is senior to the UBS AG subordinated guarantee, it may not make payments on the UBS AG subordinated guarantee. As of March 31, 2003, UBS had CHF 545.8 billion of other debt obligations that are senior to UBS AG's obligations under the UBS AG subordinated guarantee.

Also, if UBS AG is bankrupt or liquidates or dissolves, UBS AG or its trustee will use assets of UBS AG to satisfy all liabilities ranking senior to the UBS AG subordinated guarantee before making payments on the UBS AG subordinated guarantee. Parity obligations will share equally in payment with the UBS AG subordinated guarantee if UBS AG does not have sufficient funds to make full payments on all of them. The entitlement of the holders of company preferred securities under the UBS AG subordinated guarantee in a liquidation of UBS AG will be substantially the same as, and no greater than, the claim such holders would have been entitled to if they had purchased the most senior ranking noncumulative perpetual preferred shares that could be issued directly by UBS AG with financial terms equivalent to those of the company preferred securities.

UBS PREFERRED FUNDING TRUST MAY REDEEM THE TRUST PREFERRED SECURITIES IF CERTAIN ADVERSE CONSEQUENCES OCCUR AS A RESULT OF THE APPLICATION OF SWISS OR U.S. REGULATIONS OR TAX OR INVESTMENT COMPANY LAW AND CERTAIN CONDITIONS ARE SATISFIED.

If certain consequences occur, which are more fully described below in the attached prospectus, as a result of application of Swiss or U.S. regulations or tax or investment company law and certain other conditions that are more fully described below are satisfied, UBS Preferred Funding Company could redeem the company preferred securities before the dividend payment date in June 2008. If the company preferred securities are redeemed, UBS Preferred Funding Trust will redeem the trust preferred securities. The redemption price is described below under "Description of Company Preferred Securities--Redemption." You may be unable to reinvest the proceeds of a redemption at a yield comparable to the yield you are receiving on the trust preferred securities.

YOU COULD SUFFER ADVERSE TAX AND LIQUIDITY CONSEQUENCES IF UBS AG LIQUIDATES UBS PREFERRED FUNDING TRUST AND DISTRIBUTES THE COMPANY PREFERRED SECURITIES TO YOU.

UBS AG has the right to liquidate UBS Preferred Funding Trust in some circumstances. If UBS AG exercises this right, the company preferred securities will be distributed to you in an amount corresponding to the amount of trust preferred securities you hold. If the company preferred securities are distributed to you:

+ you will receive reports of your income in respect of the company preferred securities on Schedule K-I,

+ the company preferred securities will be in definitive certificated form and will not be eligible for trading through DTC,

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

+ the trading value of the company preferred securities you receive may be lower than the trading value of the trust preferred securities, and, as a result, you may receive a lower return upon the sale of the company preferred securities, and

+ you may incur an additional tax liability in excess of what you originally contemplated. Under current U.S. federal income tax law, a distribution of company preferred securities to you on the dissolution of UBS Preferred Funding Trust should not be a taxable event to you. However, if UBS Preferred Funding Trust is characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of company preferred securities may be a taxable event to you.

YOU MAY NOT RECEIVE DISTRIBUTIONS OR REDEMPTION PAYMENTS IF THE SWISS FEDERAL BANKING COMMISSION RESTRICTS THE OPERATIONS OF UBS PREFERRED FUNDING COMPANY.

The Swiss Federal Banking Commission could make determinations in the future with respect to UBS AG that could adversely affect UBS Preferred Funding Company's ability to make distributions to the holders of company preferred securities or to redeem the company preferred securities. For example, the Swiss Federal Banking Commission could impose regulatory capital requirements that cause, or otherwise request or instruct UBS AG to cause, UBS Preferred Funding Company not to pay dividends on or redeem the company preferred securities at times when UBS Preferred Funding Company otherwise is entitled to do so.

BECAUSE YOU HAVE LIMITED VOTING RIGHTS AND UBS AG IS INVOLVED IN VIRTUALLY EVERY ASPECT OF UBS PREFERRED FUNDING COMPANY'S EXISTENCE, UBS AG COULD ACT CONTRARY TO YOUR INTERESTS.

The company preferred securities will be non-voting, expect in the limited cases described under "Description of Company Preferred Securities--Voting Rights."

UBS AG is involved in virtually every aspect of UBS Preferred Funding Company's existence. UBS AG will be the sole holder of the company common securities. As holder of all outstanding company common securities, UBS AG will have the right to elect all directors of UBS Preferred Funding Company except for the situation where the holders of company preferred securities have the right to elect two directors as described under "Description of Company Preferred Securities--Voting Rights." The initial (and UBS Preferred Funding Company anticipates that all future) directors of UBS Preferred Funding Company will also be directors or employees of UBS AG or its affiliates. Conflicts of interest may arise between the discharge by such individuals of their duties as directors of UBS Preferred Funding Company, on the one hand, and as directors or employees of UBS AG and its affiliates, on the other hand.

Decisions with respect to enforcement of the subordinated notes issued by the Cayman Islands Branch of UBS AG and actions to be taken by UBS Preferred Funding Company upon a default by UBS AG under them will be made by the board of directors of UBS Preferred Funding Company by majority vote. There can be no assurance that, under any circumstances, enforcement action will be taken by UBS Preferred Funding Company with respect to a default under the subordinated notes. However, UBS AG's failure to perform its obligations under the subordinated notes will not relieve it of its obligations under the UBS AG subordinated guarantee. See "Description of UBS AG Subordinated Guarantee."

UBS AG and its affiliates may have interests which are different from those of UBS Preferred Funding Company. As a result, conflicts of interest may arise with respect to transactions, including UBS Preferred Funding Company's administration of the subordinated notes.

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

UBS Preferred Funding Company and UBS AG intend that any agreements and transactions between UBS Preferred Funding Company, on the one hand, and UBS AG or its affiliates, on the other hand, be established in good faith and, to the extent deemed advisable by UBS AG, reflect arm's-length terms for such types of transactions. The LLC Agreement of UBS Preferred Funding Company requires that certain actions of UBS Preferred Funding Company be approved by the holders of company preferred securities; this requirement is also intended to ensure fair dealings between UBS Preferred Funding Company and UBS AG and its affiliates. However, there can be no assurance that such agreements or transactions will be on terms as favorable to UBS Preferred Funding Company as those that could have been obtained from unaffiliated third parties.

WE CANNOT GIVE YOU ANY ASSURANCE AS TO THE MARKET PRICES FOR THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED SECURITIES.

We cannot give you any assurance as to the market prices for the trust preferred securities or the company preferred securities because there is no prior market for these securities. In addition, because the trust preferred securities are deeply subordinated securities and payment of dividends on the company preferred securities may be limited by the capital limitation or by lack of sufficient available distributable profits, the market prices of the trust preferred securities or company preferred securities, as applicable, may be more volatile than other securities not having such provisions.

Although the underwriter of the trust preferred securities has informed UBS Preferred Funding Company and UBS AG it intends to make a market in the trust preferred securities, the underwriter is not obligated to do so, and any such market making activity will be subject to the limits imposed by applicable law and may be interrupted or discontinued at any time.

YOU WILL NOT BE ENTITLED TO RECOVER CERTAIN MISSED PAYMENTS BECAUSE OF THE NONCUMULATIVE NATURE OF DIVIDENDS ON THE COMPANY PREFERRED SECURITIES AND RELATED DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES.

If UBS Preferred Funding Company does not make a payment or only makes a partial payment on a dividend payment date as a result of a capital limitation, a lack of available distributable profits or a properly delivered "no dividend instruction," you will not be entitled to recover that missed payment.

THE TRUST PREFERRED SECURITIES ARE NOT DEPOSIT LIABILITIES OF UBS AG AND WILL NOT BE INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES, SWITZERLAND OR ANY OTHER JURISDICTION.

The trust preferred securities are not deposit liabilities of UBS AG and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The value of your investment will likely fluctuate and you may lose your entire investment if UBS AG is liquidated.

THE MARKET VALUE OF THE TRUST PREFERRED SECURITIES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your trust preferred securities may fluctuate between the date you purchase them and the date on which you sell them or they are redeemed. Several factors, many of which are beyond

--------------------------------------------------------------------------------

RISK FACTORS
--------------------------------------------------------------------------------

our control, will influence the market value of the trust preferred securities. Factors that may influence the market value of the trust preferred securities include:

+ the creditworthiness of UBS and the level of its regulatory capital from time to time

+ whether distributions have been and are likely to be paid on the trust preferred securities from time to time

+ supply and demand for the trust preferred securities, including inventory positions with UBS Warburg LLC or any other securities dealer

+ economic, financial, political, regulatory or judicial events that affect UBS or the financial markets generally

Accordingly, if you sell your trust preferred securities in the secondary markets, you may not be able to obtain a price equal to the face amount of the trust preferred securities or to the price that you paid for your trust preferred securities.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Presentation of Financial Information

UBS's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Financial Reporting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

                                                                  AVERAGE RATE(1)
YEAR ENDED DECEMBER 31,                          HIGH     LOW     (USD PER 1 CHF)   AT PERIOD END
-------------------------------------------------------------------------------------------------
1998..........................................  0.7731   0.6485            0.6894          0.7281
1999..........................................  0.7361   0.6244            0.6605          0.6277
2000..........................................  0.6441   0.5479            0.5912          0.6172
2001..........................................  0.6331   0.5495            0.5910          0.5857
2002..........................................  0.7229   0.5817            0.6453          0.7229

                                                                  AVERAGE RATE(1)
QUARTER ENDED                                    HIGH     LOW     (USD PER 1 CHF)   AT PERIOD END
-------------------------------------------------------------------------------------------------
March 31, 2003................................  0.7549   0.7135            0.7357          0.7387

MONTH                                            HIGH     LOW
---------------------------------------------------------------
October 2002..................................  0.6760   0.6605
November 2002.................................  0.6928   0.6714
December 2002.................................  0.7229   0.6736
January 2003..................................  0.7401   0.7135
February 2003.................................  0.7411   0.7275
March 2003....................................  0.7549   0.7143
April 2003....................................  0.7387   0.7145

------------

(1) The average of the noon buying rates on the last business day of each full month during the relevant period.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. Dollars.

                                                       MARCH 31, 2003             MARCH 31, 2003
                                                           ACTUAL                  AS ADJUSTED
                                               CHF          USD           CHF          USD
------------------------------------------------------------------------------------------------
                                                          (IN MILLIONS, UNAUDITED)
Debt
  Debt issued(1)...........................  126,297           93,312   126,297           93,312
                                             -------   --------------   -------   --------------
  Total Debt...............................  126,297           93,312   126,297           93,312
Minority Interest(2).......................    3,525            2,604     3,931            2,904
Shareholders' Equity.......................   39,764           29,379    39,764           29,379
                                             -------   --------------   -------   --------------
Total capitalization.......................  169,586          125,295   169,992          125,595
                                             =======   ==============   =======   ==============

------------

(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2) Includes issuance of $300 million trust preferred securities assumed in the current offering.

Swiss francs (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.7388307.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Bank Regulatory Capital

The table below shows the key capital figures and ratios as of March 31, 2003, December 31, 2002 and December 31, 2001.

The ratios measure capital adequacy by comparing UBS's eligible capital with total risk-weighted assets, which include balance sheet assets, net positions in securities not held in the trading portfolio, off-balance sheet transactions converted into their credit equivalents at a weighted amount to reflect their relative risk and market risk positions based on value at risk, see Note 29d of UBS Group Financial Statements, incorporated by reference to Item 18 of UBS AG's Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference into the attached prospectus.

                                                                                       AS AT
                                                              3.31.03     12.31.02    12.31.01

                     CAPITAL ADEQUACY                       (UNAUDITED)
-----------------------------------------------------------------------------------------------
                                                                CHF MILLION, EXCEPT RATIOS
BIS Tier 1 capital........................................     27,562       27,047      29,322
of which hybrid Tier 1 capital(1).........................      3,113        3,182       3,848
BIS total capital.........................................     32,490       33,009      37,471
                                                              -------      -------     -------
BIS Tier 1 capital ratio (%)..............................       11.5         11.3        11.6
BIS total capital ratio (%)...............................       13.6         13.8        14.8
                                                              -------      -------     -------
Balance sheet assets......................................    201,555      205,401     214,481
Off balance sheet and other positions.....................     18,841       18,122      25,935
Market risk positions.....................................     18,350       15,267      13,319
                                                              -------      -------     -------
Total BIS risk-weighted assets............................    238,746      238,790     253,735
                                                              =======      =======     =======

------------
(1) Trust preferred securities.

The calculation of capital requirements applicable to UBS under Swiss Federal Banking Commission (SFBC) regulations differs in certain respects from the calculations under the Basel Capital Accord ("BIS guidelines"). Most importantly:

+ where BIS guidelines apply a maximum risk weight of 100%, the SFBC applies risk weights above 100% to certain asset classes (for example, real estate, bank premises, other fixed assets, intangible assets excluding good-will, equity securities and unconsolidated equity investments)

+ where the BIS guidelines apply a 20% risk weight to the obligations of OECD banks, the SFBC applies risk weights of 25% to 75%, depending on maturity, to such obligations.

As a result of these differences, UBS's risk-weighted assets are higher, and its ratios of total capital and Tier 1 capital are lower, when calculated under the SFBC regulations than under the BIS guidelines. Nevertheless, UBS and its predecessor banks have always had total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the SFBC since these regulations and guidelines were first implemented in 1988.

--------------------------------------------------------------------------------
                                                                           S- 17

--------------------------------------------------------------------------------

Supplemental Information Regarding UBS Preferred Funding Trust IV

UBS Preferred Funding Trust IV is a Delaware statutory trust. UBS Preferred Funding Trust exists for the purpose of issuing the trust preferred securities representing a corresponding amount of the company preferred securities, together with related rights under the UBS AG subordinated guarantee. UBS Preferred Funding Trust will pass the dividends it receives on the company preferred securities through to you as distributions on the trust preferred securities. UBS Preferred Funding Trust cannot engage in other activities. The company preferred securities and the related rights under the UBS AG subordinated guarantee will be the only assets of UBS Preferred Funding Trust. UBS AG will pay all expenses and liabilities of UBS Preferred Funding Trust.

UBS Preferred Funding Trust will be treated as a grantor trust for United States federal income tax purposes. As a result, you will be treated as a beneficial owner of interests in the company preferred securities and the related rights under the UBS AG subordinated guarantee for United States federal income tax purposes.

The total pro forma capitalization of UBS Preferred Funding Trust, as adjusted to give effect to the offering of the trust preferred securities (based on proceeds of USD300,000,000 before deduction of expenses) and the use of the proceeds from the offering, is USD300,000,000. Upon completion of the initial offering, the authorized and issued capital of UBS Preferred Funding Trust will consist of trust preferred securities having an aggregate liquidation amount of USD300,000,000, issuable in denominations of USD25 liquidation amount per trust preferred security and integral multiples of USD25.

The principal executive offices of UBS Preferred Funding Trust are located at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890. Its telephone number is 302-651-1118.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Supplemental Information Regarding UBS Preferred Funding Company LLC IV

GENERAL

UBS Preferred Funding Company LLC IV is a Delaware limited liability company. UBS Preferred Funding Company exists for the purposes of acquiring and holding the subordinated notes issued by the Cayman Islands branch of UBS AG, or other eligible investments, and issuing the company common securities and the company preferred securities. UBS AG will purchase all of the company common securities, which represent 100% of the voting rights in UBS Preferred Funding Company, subject to your limited right to elect additional directors as described below. UBS Preferred Funding Company will apply the cash generated by the subordinated notes and other eligible investments, if any, to pay dividends to UBS Preferred Funding Trust, as holder of the company preferred securities, and UBS AG, as holder of the company common securities. UBS Preferred Funding Company will be treated as a partnership for United States federal income tax purposes.

UBS Preferred Funding Company will be managed by a board of directors having not less than three and not more than five members. If the aggregate of unpaid dividends equals or exceeds an amount equal to 18 monthly dividend payments, you and the other holders of trust preferred securities will have the right to elect two additional directors.

The principal executive offices of UBS Preferred Funding Company are located at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Its telephone number is 302-658-7581.

PRO FORMA CAPITALIZATION

The total pro forma capitalization of UBS Preferred Funding Company LLC, as adjusted to give effect to the offering of the company preferred securities (based on proceeds of USD300,000,000 before deduction of expenses) and the use of proceeds from the offering, is USD300,000,000. Upon completion of the offering, the authorized and issued capital of UBS Preferred Funding Company will consist of company common securities representing securityholder's equity of USD2,000 and company preferred securities with an aggregate liquidation preference of USD300,000,000, issuable in denominations of USD25 liquidation preference per company preferred security and integral multiples of USD25. UBS Preferred Funding Company LLC will have no outstanding debt after giving effect to the initial offering and the use of the proceeds from the initial offering.

UBS AG will purchase all of the company common securities for USD2,000.

DIRECTORS AND EXECUTIVE OFFICERS

The LLC Agreement of UBS Preferred Funding Company provides that its board of directors will at all times include not less than three and not more than five members. The board of directors currently includes three members. The directors will be designated as "managers" of UBS Preferred Funding Company within the meaning of the Delaware Limited Liability Company Act. The directors will serve until their successors are duly elected and qualified. UBS Preferred Funding Company has no present intention to alter the number of directors comprising the board of directors. If the aggregate of unpaid dividends equals or exceeds an amount equal to 18 monthly dividend payments, you and the other holders of trust preferred securities will have the right to elect two additional directors.

--------------------------------------------------------------------------------

SUPPLEMENTAL INFORMATION REGARDING UBS PREFERRED FUNDING COMPANY LLC IV
--------------------------------------------------------------------------------

UBS Preferred Funding Company will have three officers. The directors and executive officers of UBS Preferred Funding Company initially are:

NAME                                                             POSITION AND OFFICES HELD
---------------------------------------------------------------------------------------------
Robert Mills................................................  Managing Director and President
Per Dyrvik..................................................  Director and Treasurer
Robert Dinerstein...........................................  Director and Secretary

Each of the initial directors and officers of UBS Preferred Funding Company is an individual who is an officer or employee of UBS AG or its affiliates. UBS Preferred Funding Company currently anticipates that all officers of UBS Preferred Funding Company will also be officers or employees of UBS AG or its affiliates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Use of Proceeds

UBS Preferred Funding Trust will use the net proceeds of USD300,000,000 from the sale of the trust preferred securities to purchase the company preferred securities.

UBS Preferred Funding Company will use the net proceeds of USD300,000,000 from the sale of the company preferred securities to UBS Preferred Funding Trust and the company common securities to UBS AG to acquire USD300,000,000 aggregate principal amount of subordinated notes issued by the Cayman Islands branch of UBS AG. See "The UBS Preferred Funding Companies--Activities of UBS Preferred Funding Companies" in the attached prospectus.

UBS AG will use the net proceeds of USD300,000,000 from the sale of the subordinated notes issued by its Cayman Island branch for general corporate purposes, including paying certain expenses relating to the offering.

Some of the sales of securities under this prospectus may be market-making transactions--that is, transactions in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or one of UBS AG's other affiliates resells securities that the seller, or one of its affiliates, has previously bought from another party. Only the entity that carries out a particular market-making transaction will receive any of the proceeds from the resale of the securities. In general, we expect that the entity that resells any particular securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Preferred Funding Trust, to UBS Preferred Funding Company or, when the resales are not made by UBS AG, to UBS AG.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Description of Trust Preferred Securities

The following summary of certain terms and provisions of the trust preferred securities supplements the description of the terms and provisions of the trust preferred securities set forth in the attached prospectus under the heading "Description of Trust Preferred Securities." This summary of certain terms and provisions of the trust preferred securities, which describes their material provisions, is not complete and is subject to, and qualified in its entirety by reference to, the Amended and Restated Trust Agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. We have filed a copy of a form of Amended and Restated Trust Agreement as an exhibit to the registration statement of which the attached prospectus forms a part.

GENERAL

The trust preferred securities are certificates of beneficial interest in the assets of UBS Preferred Funding Trust, the terms of which are set forth in the Amended and Restated Trust Agreement.

The trust preferred securities will be issued in denominations of USD25 liquidation amount and whole-number multiples of USD25. The aggregate liquidation amount of the trust preferred securities offered by this prospectus supplement is USD300,000,000. Each trust preferred security represents a corresponding amount of the company preferred securities, together with related rights under the UBS AG subordinated guarantee.

We have applied to list the trust preferred securities on the New York Stock Exchange.

DISTRIBUTIONS

Each trust preferred security represents a corresponding amount of the company preferred securities, together with the related rights under the UBS AG subordinated guarantee. UBS Preferred Funding Trust will make monthly distributions or other mandatory distributions on the trust preferred securities concurrently with, and in the same amount as, the monthly dividends or special dividends on the company preferred securities. See "Description of Company Preferred Securities--Dividends." Accordingly, to the extent that dividends are paid on the company preferred securities, distributions on the trust preferred securities will accrue from the date of original issue and be paid on the liquidation amount of the trust preferred securities monthly in arrears on the dividend payment dates regularly scheduled to occur on the first business day on or after the 15th of each month commencing in June 2003 at a floating rate per annum equal to .70% above one-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

For details on the calculation and payment of dividends, see "Description of Company Preferred Securities--Dividends." Whenever, and to the extent, UBS Preferred Funding Trust receives any cash payments representing a monthly dividend, special dividend or redemption payment on the company preferred securities, UBS Preferred Funding Trust will distribute such amounts to the holders of trust preferred securities in proportion to their liquidation amounts. Each monthly or special distribution on the trust preferred securities will be payable to holders of record as they appear on the securities register of UBS Preferred Funding Trust on the corresponding record date. The record dates for the trust preferred securities will be the first day of the month in which the relevant monthly or other distribution date occurs, whether or not a business day.

If any distribution would be payable on a day that is not a business day, that distribution will instead be made on the next business day. No interest or other payment will be due as a result of any such delay.

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DESCRIPTION OF TRUST PREFERRED SECURITIES
--------------------------------------------------------------------------------

If dividends are not payable on company preferred securities on any dividend payment date for the reasons described in "Description of Company Preferred Securities--Dividends," then the holders of trust preferred securities will not be entitled to receive a distribution on that date.

NATURE OF THE TRADING MARKET

The company preferred securities are not listed on any national exchange or traded in any established market. We have applied to list the trust preferred securities on the New York Stock Exchange under the symbol UBSPrD. If approved, trading of the trust preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after their initial delivery.

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                                                                           S- 23

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Description of Company Preferred Securities

The following summary of certain terms and provisions of the company preferred securities supplements the description of the terms and provisions of the company preferred securities set forth in the attached prospectus under the heading "Description of Company Preferred Securities." This summary of certain terms and provisions of the company preferred securities, which describes their material provisions, is not complete and is subject to, and qualified in its entirety by reference to, the Amended and Restated LLC Agreement of UBS Preferred Funding Company and the Delaware Limited Liability Company Act. We have filed a copy of a form of the LLC Agreement for UBS Preferred Funding Company as an exhibit to the registration statement of which the attached prospectus forms a part.

GENERAL

The company preferred securities are preferred limited liability company interests in UBS Preferred Funding Company, the terms of which are set forth in UBS Preferred Funding Company's LLC Agreement.

The company preferred securities are intended to provide holders with rights to distributions and redemption and liquidation payments that are similar to those to which holders would be entitled if they had purchased the most senior ranking noncumulative perpetual preferred shares that could be issued directly by UBS AG with financial terms equivalent to those of the company preferred securities.

The company preferred securities will be issued in certificated form only in denominations of USD25 liquidation preference and whole-number multiples of USD25. The aggregate liquidation preference of the company preferred securities offered pursuant to this prospectus supplement is USD300,000,000.

DIVIDENDS

Dividends on the company preferred securities will be payable from the date of initial issuance on a noncumulative basis, monthly in arrears on the first business day on or after the 15th of each month (each a "dividend payment date") for the dividend period then ending, commencing in June 2003 but only if UBS Preferred Funding Company has legally available funds for such purpose and satisfies the other qualifications described under "Description of Company Preferred Securities--Dividends" in the attached prospectus. Each period from and including a dividend payment date or the date of initial issuance, as applicable, to but not including the next dividend payment date is a "dividend period."

Dividends will be payable on the liquidation preference, for each dividend period, at a floating rate per annum equal to .70% above one-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

LIBOR, with respect to a determination date (as defined below), means the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the second London banking day (as defined below) immediately following that determination date that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m. (London time) on that determination date. If such rate does not appear on Telerate Page 3750, LIBOR will be determined on the basis of the rates which deposits in U.S. dollars for a one-month period commencing on the second London banking day immediately following that determination date and in a principal amount of not less than USD1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (as defined below), after consultation with UBS Preferred Funding Company, at approximately 11:00 a.m., London time, on that determination date.

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
--------------------------------------------------------------------------------

The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to that determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that determination date will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the calculation agent, after consultation with UBS Preferred Funding Company, at approximately 11:00 a.m., New York City time, on the second London banking day immediately following that determination date for loans in U.S. dollars to leading European banks for a one-month period commencing on the second London banking day immediately following that determination date and in a principal amount of not less than USD1,000,000. However, if the banks selected by the calculation agent to provide quotations are not quoting as described in this paragraph, LIBOR for the applicable period will be the same as LIBOR as determined on the previous determination date.

As used in this prospectus supplement:

     "business day" means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in USD in New York and London.

     "calculation agent" means the London branch of UBS AG.

     "determination date" for a dividend period or interest period (as applicable) means two London banking days preceding the first day of that dividend period or interest period (as applicable).

     "London banking day" means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

     "Telerate Page 3750" means the display page so designated on the Moneyline/Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to London interbank offered rates for U.S. dollar deposits).

All percentages resulting from any calculations on the company preferred securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The calculation agent will notify the trustee and the New York Stock Exchange of the LIBOR rate, the amount of dividends payable and the dividend payment date relating to the relevant dividend period as soon as possible after their determination but in no event later than the fourth business day after their determination.

The calculation agent will be entitled to amend the LIBOR rate, the amount of dividends payable and the dividend payment date relating to the relevant dividend period or other information (or to make appropriate alternative arrangements by way of adjustment) without notice in the event of an extension or shortening of the relevant dividend period.

CAPITAL LIMITATION

The prohibition on the payment of dividends on the company preferred securities as described below is called the "capital limitation."

Unless the Swiss Federal Banking Commission expressly permits otherwise, UBS Preferred Funding Company will not pay dividends on the company preferred securities on any dividend payment date

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                                                                           S- 25
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DESCRIPTION OF COMPANY PREFERRED SECURITIES
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(whether or not it is a mandatory dividend payment date) if on such date UBS AG is not in compliance, or because of a distribution by UBS AG or any of its subsidiaries of profits of UBS AG (including a payment of dividends on the company preferred securities) would not be in compliance, with the Swiss Federal Banking Commission's minimum capital adequacy requirements applicable to UBS AG as then in effect.

For purposes of complying with the Swiss Federal Banking Commission's capital minimum adequacy requirements, bank capital is divided into three main categories:

+  Core (or Tier 1) capital,

+  Supplementary (or Tier 2) capital, and

+  Additional (or Tier 3) capital.

Tier 1 capital primarily includes paid-in share capital, reserves (defined to include retained earnings) and capital participations of minority shareholders in fully consolidated subsidiaries, and is reduced by, among other items, the bank's holdings of its own shares. Tier 1 capital is supplemented, for capital adequacy purposes, by Tier 2 capital, which consists of, among other things, two categories of subordinated debt instruments that may be issued by a bank, and by Tier 3 capital, which consists of certain subordinated debt obligations. The use of Tier 2 and Tier 3 capital in complying with capital ratio requirements is, however, subject to limitations.

Under Swiss law, a bank must maintain a minimum capital ratio of 8%, calculated by dividing adjusted core and supplementary capital by aggregate risk-weighted assets. This standard must be met on both a consolidated and an unconsolidated basis. UBS is required to file a statement of its required and existing capital resources, together with its annual statement of condition and interim balance sheet, with both the Swiss Federal Banking Commission and the Swiss National Bank.

For a discussion of UBS's capital resources relative to applicable guidelines, see Item 5 of UBS AG's Annual Report on Form 20-F for the year ended December 31, 2002, which is incorporated by reference into the attached prospectus.

REDEMPTION

The company preferred securities may not be redeemed before the dividend payment date scheduled to occur in June 2008 unless a Tax Event, an Investment Company Act Event or a Capital Event occurs, in which case UBS Preferred Funding Company may redeem the company preferred securities in whole (but not in part) at any time on not less than 30 nor more than 60 days' notice. On or after the dividend payment date regularly scheduled to occur in June 2008, UBS Preferred Funding Company may redeem the company preferred securities on any dividend payment date for cash, in whole or in part, on not less than 30 nor more than 60 days' notice.

UBS Preferred Funding Company will also have the right to redeem the company preferred securities in whole (but not in part) at any time prior to the dividend payment date regularly scheduled to occur in June 2008, upon the occurrence of a Tax Event, an Investment Company Act Event or a Capital Event.

The redemption price for such redemptions will be:

+ 100% of the liquidation preference of the company preferred securities being redeemed, plus

+ an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period (whether or not declared) accrued on a daily basis to the date fixed for redemption, plus

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
--------------------------------------------------------------------------------

+ an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

Any redemption of the company preferred securities must comply with applicable regulatory requirements, including the prior approval of the Swiss Federal Banking Commission if then required under applicable guidelines or policies of the Swiss Federal Banking Commission. The Swiss Federal Banking Commission in its discretion may impose conditions on its approval of any proposed redemption of the company preferred securities. If dividends on any company preferred securities are unpaid, no company preferred securities may be redeemed unless all outstanding company preferred securities are redeemed, and UBS Preferred Funding Company may not purchase or otherwise acquire any company preferred securities, except pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding company preferred securities.

The company preferred securities will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of UBS Preferred Funding Company or any securities of UBS AG.

As long as any company preferred securities are outstanding, other company parity preferred securities may not be redeemed or repurchased unless UBS Preferred Funding Company concurrently redeems an approximately equal proportion of the aggregate liquidation preference of the outstanding company preferred securities or each rating agency then rating the company preferred securities informs UBS Preferred Funding Company in writing that the redemption or repurchase of such company parity preferred securities would not result in a reduction or withdrawal of the rating then assigned by that rating agency to the company preferred securities.

If fewer than all outstanding company preferred securities are to be redeemed, the amount of the company preferred securities to be redeemed will be determined by the board of directors of UBS Preferred Funding Company, and the securities to be redeemed will be determined by lot or pro rata as the board of directors in its sole discretion determines to be equitable. UBS Preferred Funding Company will promptly notify the registrar and transfer agent for the company preferred securities in writing of the securities selected for redemption and, in the case of any partial redemption, the liquidation preference to be redeemed.

Any company preferred securities redeemed will be canceled. There will be no prescription period in respect of uncollected dividends on the company preferred securities.

As used in this prospectus supplement:

     "Administrative action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

     "Capital Event" means the determination by UBS AG after consultation with the Swiss Federal Banking Commission that the company preferred securities cannot be included in calculating the Tier 1 capital of UBS AG on a consolidated basis.

     "Investment Company Act Event" means the receipt by UBS AG of an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that there is more than an insubstantial risk that UBS Preferred Funding Company or UBS Preferred Funding Trust is an "investment company" within the meaning of the Investment Company Act of 1940.

     "Tax Event" means the receipt by UBS AG of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland or the United States, as appropriate, experienced in such matters to the effect that there is more than an insubstantial risk

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                                                                           S- 27
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DESCRIPTION OF COMPANY PREFERRED SECURITIES
--------------------------------------------------------------------------------

     that (A) UBS Preferred Funding Company or UBS Preferred Funding Trust is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, (B) UBS AG is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the subordinated notes and with respect to any payments on the trust preferred securities, (C) UBS Preferred Funding Company is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of dividends on the company preferred securities or UBS Preferred Funding Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on the trust preferred securities, or (D) the treatment of any of UBS Preferred Funding Company's items of income, gain, loss, deduction or expense, or the treatment of any item of income, gain, loss, deduction or expense of UBS AG related to the subordinated notes or its ownership of UBS Preferred Funding Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by UBS Preferred Funding Company or UBS AG, will not be respected by a taxing authority, as a result of which UBS Preferred Funding Company or UBS AG is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities, the effect of which cannot be avoided by UBS Preferred Funding Company or UBS AG taking reasonable measures available to it without any adverse effect on or material cost to UBS AG or UBS Preferred Funding Company (as determined by UBS AG in its sole discretion).

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S- 28

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Description of Subordinated Notes of UBS AG

The following summary of certain terms and provisions of the subordinated notes supplements the description of the terms and provisions of the subordinated notes set forth in the attached prospectus under the heading "Description of Subordinated Notes of UBS AG." This summary of certain terms and provisions of the subordinated notes, which describes their material provisions, is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the subordinated note. We have filed a copy of a form of form of subordinated note as an exhibit to the registration statement of which the attached prospectus forms a part.

GENERAL

UBS Preferred Funding Company will apply the proceeds of the company preferred securities and company common securities to purchase from the Cayman Islands branch of UBS AG a newly issued subordinated note of the Cayman Islands branch (the "subordinated note"). The subordinated note is an undated perpetual obligation of UBS AG, acting through the Cayman Islands branch, and will have an aggregate principal amount of USD300,000,000. Interest on the subordinated notes will be payable from the date of initial issuance, monthly in arrears on the first business day on or after the 15th of each month (each an "interest payment date" and the period from and including an interest payment date, or the date of initial issuance, as applicable, to but not including the next interest payment date, an "interest period") for each interest period, commencing in June 2003, at a floating rate per annum equal to .70% above one-month LIBOR (calculated on the basis of the actual number of days elapsed in a 360-day year).

The calculation of LIBOR is described under "Description of Company Preferred Securities--Dividends."

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                                                                           S- 29

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U.S. Tax Considerations

In the opinion of Sullivan & Cromwell LLP, the following accurately describes the material United States federal income tax (and, where specifically noted, United States federal estate tax) consequences of the purchase, ownership and disposition of the trust preferred securities. For a further description of certain tax consequences of the ownership and disposition of the company preferred securities, see the attached prospectus.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

This discussion addresses only the tax consequences to a person that acquires the trust preferred securities on their original issue at their original offering price and that holds the trust preferred securities as capital assets. It does not address all tax consequences that may be applicable to a beneficial owner of the trust preferred securities nor does it address the tax consequences to:

+ persons that may be subject to special treatment under United States federal income tax law, such as tax-exempt entities, certain insurance companies, broker-dealers, traders in securities that elect to mark to market, persons liable for alternative minimum tax or persons that actually or constructively own 10% or more of the voting stock of UBS AG,

+ persons that will hold the trust preferred securities as part of a larger transaction, such as a "straddle" or a "hedging" or "conversion" transaction, or

+  persons whose functional currency is not the United States dollar.

The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

CLASSIFICATION OF UBS PREFERRED FUNDING TRUST AND UBS PREFERRED FUNDING COMPANY

Under current law, and assuming compliance with the terms of the Amended and Restated Trust Agreement, UBS Preferred Funding Trust will be treated as a grantor trust and not as a partnership or an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the trust preferred securities will be considered the beneficial owner of a pro rata portion of the related company preferred securities held by UBS Preferred Funding Trust.

Under current law, UBS Preferred Funding Company will be treated as a partnership for United States federal income tax purposes. A partnership is not a taxable entity and incurs no United States federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its United States federal income tax liability, regardless of whether distributions are made to the partner. These items generally will be treated as if realized by the partner directly from the same source realized by UBS Preferred Funding Company.

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U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

UNITED STATES HOLDERS

You are a "United States Holder" if you are a beneficial owner of the trust preferred securities and you are:

+  an individual citizen or resident of the United States,

+ a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia,

+ an estate, and your income is subject to United States federal income tax regardless of source, or

+  a trust, if

    + a United States court is able to exercise primary supervision over your administration, and

    + one or more United States persons are authorized to control all substantial decisions of the trust.

INCOME FROM THE TRUST PREFERRED SECURITIES

Under the Amended and Restated LLC Agreement, upon the payment of dividends on the company preferred securities, a like amount of UBS Preferred Funding Company's ordinary income will be allocated to the holders of company preferred securities. Regardless of when dividends on the related trust preferred securities are actually paid, income allocated to the holders of company preferred securities will be includable as ordinary income by a United States Holder for its taxable year that includes 31 December of the calendar year in which the income is allocated, except that if the United States Holder disposes of its entire holding of the trust preferred securities the amount allocated for the calendar year of that disposition will be includable for the United States Holder's taxable year that includes the date of that disposition.

Assuming compliance with the terms of the Amended and Restated Trust Agreement, UBS Preferred Funding Trust will distribute, until the date and otherwise in the manner specified herein, an amount of cash equal to all of the income that is allocated to it as a holder of company preferred securities. As a consequence, a United States Holder will generally not recognize income in respect of trust preferred securities without receiving the corresponding cash distribution.

A United States Holder's allocated share of UBS Preferred Funding Company's income from the subordinated notes will be foreign source income for purposes of determining the limitation on any allowable foreign tax credit. The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, a United States Holder's allocated share of UBS Preferred Funding Company's income from the subordinated notes generally will constitute "passive income" or, in the case of certain United States Holders, "financial services income." If, with respect to any distribution to a United States Holder, additional amounts are paid by UBS Preferred Funding Company as a result of withholding taxes imposed on the distribution, those additional amounts will be taxable to the United States Holder as foreign source income. However, withholding taxes in the amount of those additional amounts will generally be treated as foreign income taxes eligible for credit against that United States Holder's United States federal income tax liability, subject to generally applicable limitations and conditions or, at the election of that United States Holder, for deduction in computing the United States Holder's taxable income.

No portion of the income derived by a United States Holder from the trust preferred securities will be eligible for the dividends-received deduction generally available to United States corporations in respect of dividends received from other United States corporations.

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                                                                           S- 31
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U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

UBS AG believes that it is not a "passive foreign investment company" (sometimes known as a "PFIC") for United States federal income tax purposes, but this conclusion is a factual determination made annually and thus may be subject to change. A United States Holder might be subject to special rules with respect to certain amounts earned by UBS Preferred Funding Company with respect to the subordinated notes if UBS AG were treated as a PFIC for United States federal income tax purposes.

RECEIPT OF THE COMPANY PREFERRED SECURITIES UPON LIQUIDATION OF UBS PREFERRED FUNDING TRUST

Under certain circumstances, the company preferred securities may be distributed to trust preferred securityholders in exchange for their trust preferred securities and in liquidation of UBS Preferred Funding Trust. Unless the liquidation of UBS Preferred Funding Trust occurs as a result of UBS Preferred Funding Trust being subject to United States federal income taxes, such a distribution to a United States Holder would be treated, for United States federal income tax purposes, as a non-taxable event. Each United States Holder would receive an aggregate tax basis in the company preferred securities equal to the United States Holder's aggregate tax basis in its trust preferred securities and the United States Holder's holding period in the company preferred securities received would include the period during which the trust preferred securities were held by the United States Holder. If, however, the liquidation of UBS Preferred Funding Trust were to occur because UBS Preferred Funding Trust is subject to United States federal income taxes, the distribution of the company preferred securities to United States Holders by UBS Preferred Funding Trust would likely be a taxable event to each United States Holder, and a United States Holder would recognize gain or loss as if the United States Holder had exchanged its trust preferred securities for the company preferred securities it received. The gain or loss would be equal to the difference between the United States Holder's aggregate tax basis in its trust preferred securities surrendered in the exchange and the aggregate fair market value of the company preferred securities received in the exchange.

If the company preferred securities are distributed to the holders of trust preferred securities in liquidation of UBS Preferred Funding Trust, under current law, U.S. tax information will be provided to beneficial owners of the company preferred securities and to the Internal Revenue Service on Schedule K-1, rather than in the manner described below under "--Information Reporting and Backup Withholding Tax."

DISPOSITION OF THE TRUST PREFERRED SECURITIES

A United States Holder will recognize gain or loss on a sale, exchange or other taxable disposition of the trust preferred securities in an amount equal to the difference between the United States Holder's adjusted tax basis and the amount realized on the disposition. A United States Holder's adjusted tax basis in the trust preferred securities generally will equal the amount paid for the trust preferred securities, increased by the amount of income allocated to the United States Holder and reduced by the amount of any cash, and the fair market value of any other property, distributed to the United States Holder. Any gain or loss so recognized generally will be capital gain or loss, will be long-term capital gain or loss if the United States Holder's holding period is more than one year and will be U.S. source income or loss for purposes of determining the limitation on any allowable foreign tax credit. Capital gain of a non-corporate United States Holder is generally taxed at a maximum rate of 20% where the property is held for more than one year, and 18% where the property is held for more than five years.

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S- 32
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U.S. TAX CONSIDERATIONS
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NON-UNITED STATES HOLDERS

You are a "Non-United States Holder" if you are a beneficial owner of the trust preferred securities and you are for United States federal income tax purposes:

+  a nonresident alien individual,

+  a foreign corporation,

+  a foreign partnership, or

+ an estate or trust in either case that is not subject to United States federal income tax on a net income basis on income or gain from the trust preferred securities.

UBS Preferred Funding Company intends to operate so that it will not be engaged in a trade or business within the United States for United States federal income tax purposes. Moreover, UBS Preferred Funding Company intends to invest in securities the income from which will be either generally exempt from United States federal withholding tax or exempt from United States federal withholding tax to the extent allocable to a Non-United States Holder.

A Non-United States Holder will not be subject to United States federal income or withholding tax on any allocated share of UBS Preferred Funding Company's income or gain, or any gain realized on the sale or exchange of the trust preferred securities unless, in the case of gains, the Non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met. A Non-United States Holder will not be subject to backup withholding provided certain certification requirements are satisfied as described under "--Information Reporting and Backup Withholding Tax."

The treatment of the trust preferred securities for United States federal estate tax purposes is unclear. If you are an individual Non-United States Holder, you should consult your tax advisor about the possibility that the trust preferred securities will be includable in your gross estate for purposes of the United States federal estate tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING

If you are a United States Holder, under current law the amount of income paid or accrued on the trust preferred securities will generally be reported to you on Internal Revenue Service Form 1099. In addition, information reporting will generally apply to the payment of proceeds to a noncorporate United States Holder from the disposition of the trust preferred securities effected at a United States office of a broker. Additionally, backup withholding may apply to such amount of income or payment of proceeds if you are a noncorporate United States Holder that:

+  fails to provide an accurate taxpayer identification number,

+ is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

+ in certain circumstances, fails to comply with applicable certification requirements.

If you are a Non-United States Holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

+ payments made on the trust preferred securities outside the United States by a non-U.S. payor, and

+ other payments made on the trust preferred securities and the payment of the proceeds from the disposition of the trust preferred securities effected at a United States office of a broker, as long as

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                                                                           S- 33
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U.S. TAX CONSIDERATIONS
--------------------------------------------------------------------------------

   the income associated with such payments is otherwise exempt from United States federal income tax, and:

    + the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

       + an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

       + other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

    +  you otherwise establish an exemption.

Payment of the proceeds from the disposition of the trust preferred securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a disposition of the trust preferred securities effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

+ the proceeds are transferred to an account maintained by you in the United States,

+ the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

+ the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a disposition of the trust preferred securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

+  a United States person,

+  a controlled foreign corporation for United States tax purposes,

+ a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

+  a foreign partnership, if at any time during its tax year:

    + one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

    + such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Tax Considerations Under the Laws of Switzerland

GENERAL

In the opinion of Homburger Rechtsanwalte, Zurich, Switzerland, the following accurately summarizes the material Swiss federal, cantonal and communal income tax and wealth and capital tax, the Swiss federal withholding tax and the Swiss federal stamp tax consequences of the acquisition, ownership and disposition of the trust preferred securities and the company preferred securities. The following summary is intended to replace the information under the heading "Tax Considerations Under the Laws of Switzerland" in the attached prospectus.

The following summary does not purport to address all tax consequences of the acquisition, ownership and disposition of the trust preferred securities and the company preferred securities, and does not take into account the specific circumstances of any particular investor. This summary is based on the tax laws, regulations and regulatory practices of Switzerland as in effect on the date hereof, which are subject to change (or subject to changes in interpretation), possibly with retroactive effect. Investors are advised to consult their own tax adviser in light of their particular circumstances as to the Swiss tax laws, regulations and regulatory practices that could be relevant for them in connection with acquiring, owning and disposing of the trust preferred securities or the company preferred securities and receiving dividend, redemption or liquidation payments on the trust preferred securities or the company preferred securities and the consequences of such actions under the tax laws, regulations and regulatory practices of Switzerland.

WITHHOLDING TAX

According to the present Swiss law and practice of the Swiss Federal Tax Administration, dividend, redemption and liquidation payments on the trust preferred securities or the company preferred securities by UBS Preferred Funding Trust and UBS Preferred Funding Company LLC will not be subject to Swiss withholding tax (even though UBS AG guarantees, on a subordinated basis, dividend, redemption and liquidation payment obligations under the company preferred securities), provided that UBS Preferred Funding Trust and UBS Preferred Funding Company LLC are at all times domiciled and effectively managed outside Switzerland, the Cayman Islands branch of UBS AG has the status of a bank and is a permanent establishment situated and effectively managed outside Switzerland and the proceeds from the offering and sale of the trust preferred securities and the company preferred securities (including the proceeds from the purchase by UBS Preferred Funding Company LLC of the subordinated notes issued by the Cayman Islands branch of UBS AG) are used outside Switzerland.

STAMP TAXES

According to the present Swiss law and practice of the Swiss Federal Tax Administration, the issuance of the trust preferred securities and the company preferred securities will not be subject to Swiss federal stamp duty on the issue of securities (even though UBS AG guarantees, on a subordinated basis, dividend, redemption and liquidation payment obligations under the company preferred securities), provided that UBS Preferred Funding Trust and UBS Preferred Funding Company LLC are at all times domiciled and effectively managed outside Switzerland, the Cayman Islands branch of UBS AG has the status of a bank and is a permanent establishment situated and effectively managed outside Switzerland and the proceeds from the offering and sale of the trust preferred securities and the company preferred securities (including the proceeds from the purchase by UBS Preferred Funding Company LLC of the subordinated notes issued by the Cayman Islands branch of UBS AG) are used outside Switzerland.

--------------------------------------------------------------------------------

TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND
--------------------------------------------------------------------------------

Dealings in the trust preferred securities and the company preferred securities where a bank or a securities dealer in Switzerland (as defined in the Swiss Federal Stamp Duty Act) purchases or acts as an intermediary may be subject to the Swiss federal stamp duty on dealing in securities at a rate of up to 0.3 percent of the purchase price of the trust preferred securities or the company preferred securities.

INCOME TAXATION OF DISTRIBUTIONS ON THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED SECURITIES

Under current Swiss law, dividend, redemption and liquidation payments to a holder of trust preferred securities or company preferred securities who is a non-resident of Switzerland and who, during the current taxation year, has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to income taxation in Switzerland for any other reason will not be subject to any Swiss federal, cantonal or communal income tax.

A holder of trust preferred securities or company preferred securities who is an individual resident in Switzerland or an individual who is not resident in Switzerland but who holds trust preferred securities or company preferred securities as part of his or her Swiss business assets, and who receives dividend payments (including any payments upon redemption or liquidation in excess of the nominal amount of the trust preferred securities or the company preferred securities) is required to include such payments in his or her personal income tax return and will be taxable on any net taxable income (including the dividend payments on the trust preferred securities or the company preferred securities) for the relevant tax period.

Swiss resident corporate taxpayers or corporate taxpayers resident abroad which hold trust preferred securities or company preferred securities as Swiss business assets, who receive dividend distributions on trust preferred securities or company preferred securities are required to recognize the distributions as earnings in their income statement for the respective tax period, and will be taxable on any net taxable earnings (including distributions on the trust preferred securities and the company preferred securities) for such period. Corporate taxpayers may qualify for dividend relief (Beteiligungsabzug) if the trust preferred securities or company preferred securities they hold have an aggregated market value of at least CHF 2 million.

INCOME TAXATION OF CAPITAL GAINS REALIZED ON THE SALE OF TRUST PREFERRED SECURITIES OR COMPANY PREFERRED SECURITIES

Under current Swiss law, an owner of trust preferred securities or company preferred securities who is a non-resident of Switzerland and who, during the taxation year, has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to taxation in Switzerland for any other reason will not be subject to any Swiss federal, cantonal or communal income tax on capital gains realized during that year on the sale of trust preferred securities or company preferred securities.

Owners of trust preferred securities or company preferred securities who are individuals resident in Switzerland and who hold the trust preferred securities or the company preferred securities as private assets and who sell the trust preferred securities or the company preferred securities during the taxation year realize either a tax-free capital gain or a tax-neutral capital loss.

Swiss-resident, individual taxpayers who hold trust preferred securities or company preferred securities as part of Swiss business assets and Swiss-resident corporate taxpayers and corporate taxpayers resident abroad holding trust preferred securities or company preferred securities as part of Swiss business assets are required to recognize capital gains or losses realized on the sale of trust preferred securities or company preferred securities in their income statement for the respective tax period and

--------------------------------------------------------------------------------

TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND
--------------------------------------------------------------------------------

will be taxable on any net taxable earnings for such period. The same tax treatment also applies to Swiss-resident individuals who, for income tax purposes, are classified as "professional securities dealers" for reasons of, inter alia, frequent dealing and debt-financed purchases.

WEALTH TAX AND CAPITAL TAX

Under current Swiss law, an owner of trust preferred securities or company preferred securities who is a non-resident of Switzerland and who, during the taxation year, has not engaged in trade or business through a permanent establishment within Switzerland and who is not subject to capital or wealth taxation in Switzerland for any other reason will not be subject to any Swiss cantonal or communal wealth tax or capital tax on holding trust preferred securities or company preferred securities.

Swiss resident individuals or individuals resident abroad who hold trust preferred securities or company preferred securities as part of Swiss business assets are required to report their trust preferred securities and company preferred securities as part of their taxable wealth and will be subject to cantonal and communal wealth tax, provided that their net taxable wealth exceeds applicable allowances.

Swiss resident corporate taxpayers or corporate taxpayers resident abroad who hold trust preferred securities and company preferred securities as part of Swiss business assets are required to account for their trust preferred securities and company preferred securities in their financial statements and will be subject to cantonal and communal capital tax on net taxable capital, as defined.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ERISA Considerations

If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA"), you should review the fiduciary standards of ERISA and the plan's particular circumstances before deciding to invest in the trust preferred securities. You should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the plan and the other agreements which apply to plan investments.

A fiduciary of a plan subject to ERISA, as well as a person investing on behalf of an individual retirement account or a pension or profit-sharing plan for one or more self-employed persons, should also consider whether an investment in the trust preferred securities could result in a prohibited transaction. ERISA and the Internal Revenue Code of 1986, as amended, prohibit plans and individual retirement accounts from engaging in certain transactions involving plan assets with persons who are parties in interest under ERISA or disqualified persons under the Internal Revenue Code of 1986, as amended, with respect to the plan or individual retirement account. A violation of these rules may result in a substantial excise tax under the Internal Revenue Code of 1986, as amended, and other liabilities under ERISA. Employee benefit plans that are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA.

For a further description of certain ERISA considerations, see the attached prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement, among UBS AG, UBS Preferred Funding Company, UBS Preferred Funding Trust and UBS Warburg LLC, UBS AG and UBS Preferred Funding Company have agreed that UBS Preferred Funding Company will cause UBS Preferred Funding Trust to issue, and the underwriter has agreed to underwrite, the entire liquidation amount (USD300,000,000) of the trust preferred securities.

Under the terms and conditions of the underwriting agreement, the underwriter is committed to take and pay for all the trust preferred securities offered hereby, if any are taken. The underwriting agreement entitles the underwriter to terminate the underwriting agreement in certain circumstances before payment is made to UBS Preferred Funding Trust.

The purchase price for the trust preferred securities will be the initial offering price set forth on the cover page of this prospectus supplement. UBS AG will pay the underwriter a commission of USD.7875 for each trust preferred security. The underwriting agreement provides that UBS AG will reimburse the underwriter for certain expenses of the offering. UBS AG's offering expenses, not including underwriting discounts and commissions, are estimated to be approximately USD585,000. The underwriter proposes to offer the trust preferred securities at the offering price. The underwriter may also offer the trust preferred securities to securities dealers at a price that represents a concession not in excess of USD.50 per trust preferred security. After the trust preferred securities are released for sale, the offering price and other selling terms may be varied from time to time by the underwriter.

During a period of 30 days from the date of this prospectus supplement, neither UBS Preferred Funding Trust nor UBS Preferred Funding Company nor any other subsidiary of UBS AG that is similar to UBS Preferred Funding Trust or UBS Preferred Funding Company will, without the prior written consent of the underwriter, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any trust preferred securities or any company preferred securities or any security convertible into or exchangeable into or exercisable for the trust preferred securities or the company preferred securities.

Prior to this offering, there has been no public market for the trust preferred securities. We have applied to list the trust preferred securities on the New York Stock Exchange. If approved, trading of the trust preferred securities on the New York Stock Exchange is expected to commence within a 30-day period after their initial delivery. In order to meet one of the requirements for listing the trust preferred securities on the New York Stock Exchange, the underwriter has undertaken to sell the trust preferred securities to a minimum of 400 beneficial owners.

In connection with the offering, the underwriter and/or its affiliates may purchase and sell the trust preferred securities in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriter, and the imposition of a penalty bid, in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the trust preferred securities; and short positions created by the underwriter involve the sale by the underwriter of a greater number of the trust preferred securities than it is required to purchase from UBS Preferred Funding Trust in the offering. The underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the trust preferred securities sold in the offering may be reclaimed by the underwriter if such trust preferred securities are repurchased by the underwriter in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the trust preferred securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

--------------------------------------------------------------------------------

UNDERWRITING
--------------------------------------------------------------------------------

The underwriter has agreed that:

+ it has not offered or sold and, before the date six months after the date of issue of the trust preferred securities, will not offer or sell any trust preferred securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments as principal or agent, for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,

+ it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of the trust preferred securities in circumstances in which Section 21(1) of the FSMA does not apply to UBS Preferred Funding Trust.

+ It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the trust preferred securities in, from or otherwise involving the United Kingdom.

Because the NASD considers this offering an offering of interests in a "direct participation program" as that term is defined in Rule 2810(a)(4) of the NASD, the offering is being conducted in accordance with Rule 2810 of the NASD. Pursuant to Rule 2810 of the NASD and with regard to the trust preferred securities, no NASD member will execute transactions in any discretionary account without the prior written approval of the customer.

UBS Warburg LLC has agreed to purchase 100% of the trust preferred securities offered in the offering. If any of the trust preferred securities underwritten by UBS Warburg LLC are sold by it at a price less than the initial public offering price, the net proceeds from the offerings to UBS AG on a consolidated basis will be reduced because UBS Warburg LLC and UBS AG are accounted for on a consolidated basis.

Following the initial distribution of the trust preferred securities, UBS Warburg LLC and UBS PaineWebber Inc. may offer and sell the trust preferred securities in the course of their business as broker-dealers, subject to obtaining any necessary approvals for any such offers and sales. UBS Warburg LLC and UBS PaineWebber Inc. may act as principals or agents in these transactions. This prospectus may be used by UBS Warburg LLC or UBS PaineWebber Inc. in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale or otherwise. Neither UBS Warburg LLC nor UBS PaineWebber Inc. is obligated to make a market in the trust preferred securities and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the trust preferred securities. UBS AG does not expect that UBS Warburg LLC or UBS PaineWebber Inc. will pay any proceeds from these market-making resales to UBS AG. Unless UBS AG or an agent informs you in your confirmation of sale that your trust preferred security is being purchased in its original offering and sale, you may assume that you are purchasing your trust preferred security in a market-making transaction.

UBS Preferred Funding Company and UBS AG have agreed to indemnify the underwriter against, or contribute to payments that the underwriter may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The underwriter and/or its affiliates have provided investment banking, commercial banking and financial advisory services to UBS AG or its affiliates in the past, for which they have received customary compensation and expense reimbursement, and may do so again in the future.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Validity of the Securities

Certain matters of Delaware law relating to the validity of any trust preferred securities and related company preferred securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company. The validity of the subordinated notes and the UBS AG Subordinated Guarantee Agreement will be passed upon for UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company by Sullivan & Cromwell LLP and for the underwriter by Davis Polk & Wardwell. Sullivan & Cromwell LLP and Davis Polk & Wardwell will rely upon the opinion of Richards, Layton & Finger, P.A., as to matters of Delaware law and the opinion of Bar & Karrer, Swiss counsel to UBS AG, as to matters of Swiss law. Certain matters relating to United States federal income tax considerations will be passed upon for UBS AG, UBS Preferred Funding Trust and UBS Preferred Funding Company by Sullivan & Cromwell LLP.

Experts

The consolidated balance sheets of UBS at December 31, 2002 and 2001 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 2002 incorporated by reference into the attached prospectus have been audited by Ernst & Young Ltd., independent auditors as set forth in their report thereon incorporated by reference into the attached prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

PROSPECTUS
--------------------------------------------------------------------------------

(UBS AG LOGO)

                                 $4,529,508,000
                         UBS PREFERRED FUNDING TRUST IV
                         UBS PREFERRED FUNDING TRUST V
                    NONCUMULATIVE TRUST PREFERRED SECURITIES
                     REPRESENTING A CORRESPONDING AMOUNT OF
                   NONCUMULATIVE COMPANY PREFERRED SECURITIES
                                       OF
                      UBS PREFERRED FUNDING COMPANY LLC IV
                      UBS PREFERRED FUNDING COMPANY LLC V
                     GUARANTEED ON A SUBORDINATED BASIS BY
                                     UBS AG
--------------------------------------------------------------------------------

UBS Preferred Funding Trust IV and UBS Preferred Funding Trust V (each, a "UBS Preferred Funding Trust" and all together, the "UBS Preferred Funding Trusts") from time to time may severally offer to sell trust preferred securities representing a corresponding amount of related company preferred securities and related rights under subordinated guarantees by UBS AG. The total amount of these trust preferred securities will have an initial aggregate offering price of up to $4,529,508,000, or the equivalent amount in other currencies, currency units or composite currencies, although UBS AG may increase this amount in the future.

                                                        (continued on next page)

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The trust preferred securities will not be deposit liabilities of UBS AG and will not be insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

UBS AG may offer and sell the trust preferred securities to or through one or more underwriters, dealers and agents, including the firms named below, or directly to purchasers, on a delayed or continued basis.

This prospectus may be used in the initial sale of the trust preferred securities. In addition, UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. or any other affiliate controlled by UBS AG may use this prospectus in a market-making transaction involving the trust preferred securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. Unless UBS AG or its agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market making transaction.

UBS WARBURG                                                 UBS PAINEWEBBER INC.

                THE DATE OF THIS PROSPECTUS IS DECEMBER 19, 2002

(continued from previous page)

UBS Preferred Funding Company LLC IV and UBS Preferred Funding Company LLC V (each, a "UBS Preferred Funding Company" and all together, the "UBS Preferred Funding Companies") will issue company preferred securities. Any company preferred securities which may be issued by a UBS Preferred Funding Company will provide holders with rights to distributions and redemption and liquidation payments that are similar to those of the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of such company preferred securities.

Each UBS Preferred Funding Trust will use the proceeds from the sale of its trust preferred securities to purchase company preferred securities (the "related company preferred securities") from a UBS Preferred Funding Company (the "related UBS Preferred Funding Company"). The related UBS Preferred Funding Company will use the proceeds from the sale of the related company preferred securities to the UBS Preferred Funding Trust (the "related UBS Preferred Funding Trust") and from the sale of company common securities to UBS AG to acquire subordinated notes (the "related subordinated notes") issued by the Cayman Islands branch of UBS AG. The trust preferred securities, the related company preferred securities and the related subordinated notes that will be issued in any particular offering will have corresponding terms. Dividends and redemption and liquidation payments paid by the related UBS Preferred Funding Company on the related company preferred securities will pass through the related UBS Preferred Funding Trust to you as distributions and redemption and liquidation payments on your trust preferred securities.

UBS AG will guarantee, on a subordinated basis, dividend, redemption and liquidation payment obligations under any company preferred securities.

This prospectus describes the general terms that may apply to any trust preferred securities and the corresponding company preferred securities and the general manner in which trust preferred securities may be offered. The specific terms of any trust preferred securities to be offered, and the specific manner in which they may be offered and the terms of any related company preferred securities, will be described in the applicable supplement to this prospectus.

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Introduction...........................    1
Cautionary Note Regarding Forward-
  Looking Information..................    2
Incorporation of Information About UBS
  AG...................................    4
Where You Can Find More Information....    4
Presentation of Financial
  Information..........................    5
Limitations on Enforcement of U.S. Laws
  Against UBS AG, Its Management and
  Others...............................    6
Capitalization of UBS..................    6
UBS....................................    7
The UBS Preferred Funding Trusts.......    9
The UBS Preferred Funding Companies....   10
Use of Proceeds........................   16
Description of Trust Preferred
  Securities...........................   17
Description of Company Preferred
  Securities...........................   24
Book-Entry Issuance of Trust Preferred
  Securities...........................   38
Description of UBS AG Subordinated
  Guarantees...........................   43
Description of Subordinated Notes of
  UBS AG...............................   48
U.S. Tax Consideration.................   51
Tax Consideration under the Laws of
  Switzerland..........................   57
ERISA Considerations...................   59
Plan of Distribution...................   61
Validity of the Securities.............   61
Experts................................   61

CERTAIN TERMS
--------------------------------------------------------------------------------

In this prospectus:

     -  when we refer to "UBS AG," we mean UBS AG on a parent only basis.

     - when we refer to "UBS" or "UBS Group," we mean UBS AG and its consolidated subsidiaries.

     -  when we refer to "USD," we mean United States dollars.

     -  when we refer to "CHF," we mean Swiss francs.

Introduction

Trust preferred securities will provide you with rights to distributions and redemption and liquidation payments that are similar to those to which you would be entitled if you had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of the related company preferred securities. The diagram to the right outlines the relationship among investors in trust preferred securities, the relevant UBS Preferred Funding Trust, the related UBS Preferred Funding Company and UBS AG following the completion of an offering.

Each UBS Preferred Funding Trust will pass through to you any dividends, redemption payments or liquidation payments that it receives from the related UBS Preferred Funding Company on related company preferred securities.

UBS AG will guarantee, on a subordinated basis, dividend, redemption and liquidation payment obligations under any company preferred securities.

The UBS Preferred Funding Companies will receive payments under related subordinated notes issued by the Cayman Islands branch of UBS AG and will pay dividends on their company preferred securities that are similar to dividends that would be paid on the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have equivalent financial terms.

The capital raised in any offering will qualify as consolidated Tier 1 capital for UBS under the relevant regulatory capital guidelines of the Swiss Federal Banking Commission.

[FLOW CHART DESCRIBING THE ABOVE FLOW OF FUNDS BETWEEN THE UBS AG, THE UBS PREFERRED FUNDING COMPANIES AND UBS PREFERRED FUNDING TRUST AND RELATIONSHIP BETWEEN THE ABOVE SECURITIES]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains or incorporates statements that constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words "anticipate," "believe," "expect," "estimate," "intend," "plan," "should," "could," "may" and other similar expressions are used in connection with forward-looking statements. In this prospectus and the incorporated documents, forward-looking statements may, without limitation, relate to:

- The implementation of strategic initiatives, such as the implementation of the European wealth management strategy and our plans to continue to expand our corporate finance business.

- The development of revenues overall and within specific business areas including the possibility of future losses in UBS Capital in 2002.

- The development of operating expenses.

- The anticipated level of capital expenditures and associated depreciation expense.

- The expected impact of the risks that affect UBS's business, including the risk of loss resulting from the default of an obligor or counterparty.

- Expected credit losses based upon UBS's credit review.

- Other statements relating to UBS's future business development and economic performance.

There can be no assurance that forward-looking statements will approximate actual experience. Several important factors exist that could cause UBS's actual results to differ materially from expected results as described in the forward-looking statements. Those factors include:

- General economic conditions, including prevailing interest rates and performance of financial markets, which may affect demand for products and services and the value of our assets.

- Changes in UBS's expenses associated with acquisitions and dispositions.

- General competitive factors, locally, nationally, regionally and globally.

- Industry consolidation and competition.

- Changes affecting the banking industry generally and UBS's banking operations specifically, including asset quality.

- Developments in technology.

- Credit ratings and the financial position of obligors and counterparties.

- UBS's ability to control risk in its businesses.

- Changes in accounting standards applicable to UBS, as more fully described below.

--------------------------------------------------------------------------------
 2

- Changes in investor confidence in the future performance of financial markets, affecting the level of transactions they undertake, and hence the levels of transaction based fees UBS earns.

- Changes in the market value of securities held by UBS's clients, affecting the level of asset based fees UBS can earn on the services it provides.

- Changes in tax laws in the countries in which UBS operates, which could adversely affect the tax advantages of certain of UBS's products and subject it to increased taxation.

- Changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars.

You should also consider other risks and uncertainties discussed in the documents that are incorporated by reference into this prospectus.

UBS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Incorporation of Information About UBS AG

The SEC allows us to "incorporate by reference" into this prospectus the information that we file with them, which means that:

- The incorporated documents are considered part of this prospectus;

- We can disclose important information to you by referring you to those documents; and

- Information that we file with the SEC will automatically be considered to update and supersede the information in this prospectus.

We incorporate by reference in this prospectus

- UBS AG's Annual Report on Form 20-F for the year ended December 31, 2001, which UBS AG filed with the SEC on March 14, 2002;

- UBS AG's submissions on Form 6-K, which UBS AG filed with the SEC on February 14, February 25, March 6, April 29, May 9, May 14, May 16, August 13, September 20, October 8, October 23, 2002 and November 12, 2002.

All subsequent reports that we file on Form 20-F under the Securities Exchange Act of 1934 prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus. We may also incorporate any other Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of this offering if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supercedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

You may request a copy, at no cost, of any or all of the documents that are incorporated by reference into this prospectus, excluding exhibits (other than those that we specifically incorporate by reference into the documents that you request) by contacting us, orally or in writing, at the following address:

     UBS AG
     Investor Relations G41B
     P.O. Box
     CH-8098 Zurich
     Switzerland
     Phone: 011-41-1-234 41 00
     Fax: 011-41-1-234 34 15
     E-mail: SH-investorrelations@ubs.com
     Internet: www.ubs.com/investor-relations
--------------------------------------------------------------------------------

Where You Can Find More Information

UBS AG files periodic reports and other information with the United States Securities and Exchange Commission. You may read and copy any document that UBS AG files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC also

--------------------------------------------------------------------------------
 4

WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information about issuers like UBS AG that file electronically with the SEC. You may also inspect UBS AG's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.

We have filed a registration statement under the Securities Act of 1933 on Form F-3 with the SEC covering the securities. For further information about the securities and UBS, you should review our registration statement, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.
--------------------------------------------------------------------------------

Presentation of Financial Information

UBS's financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.

The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD," per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. On December 18, 2002 the noon buying rate was 0.6995 USD per 1 CHF.

                                                                 AVERAGE RATE(1)
YEAR ENDED DECEMBER 31                        HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
1997.....................................    0.7446    0.6510        0.6890            0.6845
1998.....................................    0.7731    0.6485        0.6894            0.7281
1999.....................................    0.7361    0.6244        0.6605            0.6277
2000.....................................    0.6441    0.5479        0.5912            0.6172
2001.....................................    0.6331    0.5495        0.5910            0.6024

                                                                 AVERAGE RATE(1)
QUARTER ENDED                                 HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
March 31, 2002...........................    0.6089    0.5817        0.5879            0.5945
June 30, 2002............................    0.6718    0.5974        0.6414            0.6702
September 30, 2002.......................    0.6951    0.6513        0.6740            0.6776

                   MONTH                      HIGH      LOW
-------------------------------------------------------------
June 2002..................................  0.6718    0.6381
July 2002..................................  0.6951    0.6639
August 2002................................  0.6801    0.6513
September 2002.............................  0.6789    0.6578
October 2002...............................  0.6760    0.6605
November 2002..............................  0.6928    0.6714

------------
(1) The average of the noon buying rates on the last business day of each full month during the relevant period.

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                                                                               5

--------------------------------------------------------------------------------

Limitations on Enforcement of U.S. Laws Against UBS AG,
Its Management and Others

UBS AG is a Swiss bank. Many of its directors and executive officers, including the majority of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of those persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its management or have any of them appear in a U.S. court. We have been advised by UBS internal counsel, that there is doubt as to the enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities based solely on the federal securities laws of the United States.
--------------------------------------------------------------------------------

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

                                                                   ACTUAL
AS OF OCTOBER 30, 2002 (UNAUDITED)                              CHF         USD
-------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt

  Debt issued(1)............................................  130,439    88,236
                                                              -------   -------
  Total Debt................................................  130,439    88,236
Minority Interest(2)........................................    3,807     2,575
Shareholders' Equity........................................   40,955    27,704
                                                              -------   -------
Total capitalization........................................  175,201   118,515
                                                              =======   =======

---------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)  Includes Trust Preferred Securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.6764536.

--------------------------------------------------------------------------------
 6

--------------------------------------------------------------------------------

UBS

OVERVIEW

The UBS Group is one of the world's leading financial firms. It combines financial strength with a reputation for innovation and a global culture that embraces change.

UBS's global businesses include: UBS Warburg, a premier investment banking and securities firm; UBS PaineWebber, one of the top US wealth managers; UBS Global Asset Management, one of the largest asset managers globally; and UBS Wealth Management & Business Banking, the world's largest private bank, by invested assets. In Switzerland, UBS is the market leader in private, retail and commercial banking.

At 31 December 2001, UBS employed approximately 70,000 people. With headquarters in Zurich, Switzerland and Basel, Switzerland, UBS operates in over 50 countries and from all major international centers.

UBS is managed through four Business Groups and its Corporate Center, each of which is summarized below.

Further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, is contained in UBS's Annual Report on US Securities and Exchange Commission Form 20-F for the year ended 31 December 2001 (the "Form 20-F"), which is incorporated by reference into this information memorandum.

UBS WEALTH MANAGEMENT & BUSINESS BANKING

UBS Wealth Management & Business Banking includes the world's leading private banking business, with CHF 682 billion of invested assets at 31 December 2001. The Private Banking business unit provides a comprehensive range of products and services individually tailored for wealthy clients, through offices around the world.

UBS Wealth Management & Business Banking also provides a complete set of banking and securities services for some four million individual and corporate clients in Switzerland through the Business Banking Switzerland business unit. Its CHF 182 billion of outstanding loans at 31 December 2001 give it around a quarter of the Swiss lending market.

UBS GLOBAL ASSET MANAGEMENT

UBS Global Asset Management is a leading institutional asset manager and mutual fund provider, with invested assets of CHF 672 billion at 31 December 2001, offering a broad range of asset management services and products for institutional and individual clients across the world.

UBS WARBURG

USB Warburg operates globally as a client-driven securities and investment banking firm. UBS Warburg provides innovative products, top-quality research and advice, and comprehensive access to the world's capital markets, for both its own corporate and institutional clients and for the other parts of the UBS Group. It also includes the Group's Private Equity business.

--------------------------------------------------------------------------------

UBS
--------------------------------------------------------------------------------

UBS PAINEWEBBER

USB PaineWebber, one of the top US wealth managers, became part of UBS Group in November 2000. Its distribution network of approximately 8,900 financial advisors manages over CHF 782 billion of invested assets at 31 December 2001.

CORPORATE CENTRE

Our portfolio of businesses is planned and managed for the long-term maximization of shareholder value. The role of the Corporate Centre is to ensure that the Business Groups operate as a coherent and effective whole, in alignment with UBS's overall corporate goals.

CORPORATE INFORMATION

The legal and commercial name of the company is UBS AG. The company was formed on 29 June 1998, by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872).

UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors.

The address and telephone number of our two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8098 Zurich, Switzerland, telephone +41-1-234 11 11; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41-61-288 20 20.

UBS AG shares are listed on the SWX Swiss Exchange and traded through virt-x (a collaboration between the TP Group LDC and the SWX Swiss Exchange). They are also listed on the New York Stock Exchange and on the Tokyo Stock Exchange.

The Company was incorporated under the name of SBC AG on 28 February 1978 for an unlimited duration and entered in the Commercial Register of Canton Basle-City on 28 February 1978. On 8 December 1997 the Company changed its name to UBS AG. UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basle-City. The registration number is CH-270.3.004.646-4.

--------------------------------------------------------------------------------
 8

--------------------------------------------------------------------------------

The UBS Preferred Funding Trusts

Each UBS Preferred Funding Trust is a statutory trust that UBS AG created under the Delaware Statutory Trust Act pursuant to an initial trust agreement entered into by UBS AG and by the filing of a certificate of trust with the Secretary of State of the State of Delaware. Before trust preferred securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed with our SEC registration statement, as trustee. We will qualify the Amended and Restated Trust Agreements as indentures under the Trust Indenture Act of 1939, as amended. Each UBS Preferred Funding Trust will be treated as a grantor trust for U.S. federal income tax purposes, meaning that investors in trust preferred securities will generally be treated as if they owned their proportionate shares of the related company preferred securities owned by the relevant UBS Preferred Funding Trust.

UBS AG formed each UBS Preferred Funding Trust for the exclusive purpose of:

     - issuing trust preferred securities,

     - investing the proceeds of such trust preferred securities in related company preferred securities, which benefit from a related UBS AG subordinated guarantee, and

     - engaging in any necessary or incidental activities.

The only assets of each UBS Preferred Funding Trust will be company preferred securities and the related rights of the relevant UBS Preferred Funding Trust under the related UBS AG subordinated guarantee. The Amended and Restated Trust Agreements will not permit any UBS Preferred Funding Trust to acquire any other assets, issue any other equity securities or any debt securities, or engage in any other activities. All expenses and liabilities of each UBS Preferred Funding Trust will be paid by the Stamford branch of UBS AG, except that if the trustee of any UBS Preferred Funding Trust incurs fees, charges or expenses at the request of a holder of its trust preferred securities or other person for which such UBS Preferred Funding Trust is not otherwise liable under its Amended and Restated Trust Agreement, that holder or other person will be liable for such fees, charges and expenses.

The total pro forma capitalization of each UBS Preferred Funding Trust, as adjusted to give effect to a particular offering of trust preferred securities and the use of the proceeds from such offering, will be set forth in the applicable prospectus supplement.

The Amended and Restated Trust Agreements will provide that, to the fullest extent permitted by law, without the need for any other action of any person, including the trustees or any other holder of trust preferred securities, each holder of trust preferred securities will be entitled to enforce, in the name of the relevant UBS Preferred Funding Trust, the rights of such UBS Preferred Funding Trust under the related company preferred securities and the related UBS AG subordinated guarantee represented by the trust preferred securities held by such holder. A holder of trust preferred securities may at any time upon written notice withdraw and hold directly the related company preferred securities represented by such trust preferred securities, in which case such holder will be entitled to directly enforce its rights under the related UBS AG subordinated guarantee.

The principal executive offices of each UBS Preferred Funding Trust is located at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The UBS Preferred Funding Companies

INTRODUCTION

Each UBS Preferred Funding Company is a limited liability company that UBS AG formed under the Delaware Limited Liability Company Act pursuant to an initial limited liability company agreement entered into by UBS AG and by filing a certificate of formation with the Secretary of State of the State of Delaware. We will continue each UBS Preferred Funding Company pursuant to Amended and Restated Limited Liability Company Agreements, which we sometimes refer to as the LLC Agreements. Each UBS Preferred Funding Company will be treated as a partnership for U.S. federal income tax purposes.

UBS AG formed each UBS Preferred Funding Company for the exclusive purpose of:

     - issuing its company common securities to UBS AG,

     - issuing its company preferred securities, initially to the related UBS Preferred Funding Trust,

     - investing the proceeds of the company common securities and the company preferred securities in (1) initially, related subordinated notes issued by the Cayman Islands branch of UBS AG with an aggregate principal amount which, for each UBS Preferred Funding Company, will be set forth in the applicable prospectus supplement and (2) other securities issued by UBS AG acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of UBS AG (together, "eligible investments"), and

     - engaging in any related or incidental activities.

The total pro forma capitalization of each UBS Preferred Funding Company, as adjusted to give effect to the offering of its company preferred securities will be set forth in the applicable prospectus supplement.

Each UBS Preferred Funding Company will apply the income generated by the related subordinated notes and other eligible investments to pay dividends to the related UBS Preferred Funding Trust, as holder of its company preferred securities, and UBS AG, as holder of its company common securities. The related UBS Preferred Funding Trust will then pass the dividends it receives on the company preferred securities through to the holders of its trust preferred securities as distributions on its trust preferred securities.

UBS AG will purchase all of the company common securities of each UBS Preferred Funding Company for an amount which will be set forth in the applicable prospectus supplement. We intend to treat the company preferred securities as Tier 1 capital for purposes of the relevant regulatory capital guidelines of the Swiss Federal Banking Commission. We will agree with each UBS Preferred Funding Company in the LLC Agreement that, as long as any company preferred securities are outstanding, UBS AG will continue to own, directly or indirectly, 100% of the outstanding company common securities of each such UBS Preferred Funding Company. Each UBS Preferred Funding Company will also covenant to maintain "UBS" as part of its name for as long as any trust preferred securities of the related UBS Preferred Funding Trust remain outstanding unless, because of a merger or other business combination involving UBS AG or a change by UBS AG of its own name, inclusion of "UBS" as part of any UBS Preferred Funding Company's name is no longer appropriate.

We will also agree in the LLC Agreements that it will from time to time either
(i) contribute (or cause others, including the Stamford branch of UBS AG, to contribute) to each UBS Preferred Funding Company such additional funds as are necessary in order to enable such UBS Preferred Funding Company to pay its operating expenses on or before any date when any such operating expenses are

--------------------------------------------------------------------------------
 10

THE UBS PREFERRED FUNDING COMPANIES
--------------------------------------------------------------------------------

due or (ii) directly pay such UBS Preferred Funding Company's operating expenses then due and payable and not otherwise paid. "Operating expenses" generally means all expenses and obligations of the relevant UBS Preferred Funding Company, but does not include any payments on its company preferred securities or company common securities.

The principal executive offices of each UBS Preferred Funding Company is located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

ACTIVITIES OF THE UBS PREFERRED FUNDING COMPANIES

GENERAL
Each UBS Preferred Funding Company's principal business objective is to acquire and hold eligible investments, which will include:

     - initially, subordinated notes issued by the Cayman Islands branch of UBS AG with an aggregate principal amount as set forth in the applicable prospectus supplement, and

     - other securities issued by us acting through a branch, agency or other office located outside of the United States or by a non-U.S. branch of a non-U.S. subsidiary of ours.

Each UBS Preferred Funding Company will apply the net income generated by the subordinated notes and other eligible investments to pay dividends to the related UBS Preferred Funding Trust, as holder of company preferred securities, and us, as holder of the company common securities. The related UBS Preferred Funding Trust will then pass through the dividends it receives on the related company preferred securities to the holders of its trust preferred securities as distributions on its trust preferred securities. Each UBS Preferred Funding Company may (with the consent of the holders of two-thirds (based on the aggregate liquidation preference) of its company preferred securities and company parity preferred securities, voting together as a single class) issue additional preferred securities as described under "Description of Company Preferred Securities."

DIVIDENDS
We currently expect each UBS Preferred Funding Company to pay an aggregate amount of dividends with respect to its outstanding company common securities and company preferred securities equal to approximately 100% of the interest and other income it receives on the subordinated notes and any other eligible investments.

The LLC Agreement of each UBS Preferred Funding Company will:

     - preclude each UBS Preferred Funding Company from incurring any indebtedness for borrowed money, and

     - require the approval of the holders of at least 66 2/3% of each UBS Preferred Funding Company's outstanding company preferred securities and any outstanding company parity preferred securities (based on the aggregate liquidation preference), voting together as a single class, before dividends on its company preferred securities can be paid out of any source other than interest income received on the subordinated notes or interest or dividend income received on its other eligible investments.

Under the Delaware Limited Liability Company Act, no UBS Preferred Funding Company may pay dividends or other distributions on its company common securities or company preferred securities--even if such payments are "mandatory"--if, after making the distributions, such UBS Preferred Funding Company's liabilities would exceed the fair value of its assets. However, no UBS Preferred Funding Company is expected to have any material liabilities, so this restriction is unlikely to affect the ability of any UBS preferred funding company to pay dividends on its company preferred securities.

--------------------------------------------------------------------------------

THE UBS PREFERRED FUNDING COMPANIES
--------------------------------------------------------------------------------

Dividends on company preferred securities will in any event be required to be paid up to the mandatory dividend payment amount on any mandatory dividend payment date, unless there is a capital limitation on such date. See "Description of Company Preferred Securities--Dividends--Mandatory Dividends."

INVESTMENT POLICIES
Each UBS Preferred Funding Company's initial investment policies will be established pursuant to its respective LLC Agreement. Under these investment policies, no UBS Preferred Funding Company may hold or invest in any securities other than eligible investments as described above under "--Introduction."

The investment policies will require that:

     - the terms of any eligible investments other than subordinated notes purchased by any UBS Preferred Funding Company be established in good faith and, to the extent deemed advisable by UBS AG, reflect arm's-length terms at the time of purchase, and the purchase by any UBS Preferred Funding Company of such eligible investments be approved by the affirmative vote of a majority of its entire board of directors, and

     - each UBS Preferred Funding Company maintain its assets in a manner that will not require such UBS Preferred Funding Company to be registered as an investment company under the Investment Company Act of 1940.

The investment policies of any UBS Preferred Funding Company may be amended only by the affirmative vote of the holders of at least 66 2/3% of its outstanding company preferred securities and any of its outstanding company parity preferred securities (based on the aggregate liquidation preference), voting together as a single class. Although we do not anticipate that any UBS Preferred Funding Company will sell subordinated notes (and no market for them is expected to develop), were any UBS Preferred Funding Company to do so, such UBS Preferred Funding Company would be required to invest the proceeds of the sale in accordance with such UBS Preferred Funding Company's investment policies as they exist at the time of such sale.

ADMINISTRATION AGREEMENTS
Before issuing company preferred securities, each UBS Preferred Funding Company will enter into an administration agreement with the Stamford branch of UBS AG, under which the Stamford branch will provide (or causes others to provide) accounting, legal, tax and other support services to each UBS Preferred Funding Company, assists each such UBS Preferred Funding Company in complying with pertinent U.S. and Swiss local, state and federal laws, and provides administrative, record keeping and secretarial services to each such UBS Preferred Funding Company. Under the administration agreement, each UBS Preferred Funding Company will agree to reimburse the provider of these services for the value of services provided by such provider to such UBS Preferred Funding Company on an arm's-length basis.

Each UBS Preferred Funding Company will maintain company records that are separate from those of UBS AG or any of its affiliates. None of the officers, employees or directors of any UBS Preferred Funding Company will have any direct or indirect pecuniary interest in any security to be acquired or disposed of by such UBS Preferred Funding Company or in any transaction in which such UBS Preferred Funding Company has an interest.

--------------------------------------------------------------------------------
 12

THE UBS PREFERRED FUNDING COMPANIES
--------------------------------------------------------------------------------

MANAGEMENT OF THE UBS PREFERRED FUNDING COMPANIES

DIRECTORS AND EXECUTIVE OFFICERS
The initial LLC Agreement of each UBS Preferred Funding Company provides that its board of directors will at all times include not less than three and not more than five members. The board of directors will have three members. The directors will be designated as "managers" of the UBS Preferred Funding Company within the meaning of the Delaware Limited Liability Company Act. The directors will serve until their successors are duly elected and qualified.

Each UBS Preferred Funding Company will have three officers. The names of the initial directors and executive officers of each UBS Preferred Funding Company will be set forth in the applicable prospectus supplement.

It is anticipated all of the officers of each UBS Preferred Funding Company will also be officers or employees of UBS AG or its affiliates.

ADDITIONAL DIRECTORS
If at any time the aggregate of unpaid dividends on the company preferred securities or any company parity preferred securities of any UBS Preferred Funding Company equals or exceeds an amount equal to a certain number of regularly scheduled dividend payments specified in the applicable proposed supplement dividend scheduled dividend payments, the holders of its company preferred securities and any company parity preferred securities, voting together as a single class, will have the exclusive right to elect two additional directors. Holders of a majority (based on the aggregate liquidation preference) of its company preferred securities and company parity preferred securities may exercise this right by written consent or at a meeting of such holders called for such purpose. The LLC Agreement of each UBS Preferred Funding Company provides that this meeting may be called at the request of any holder of its company preferred securities or company parity preferred securities. This right will continue either until all unpaid dividends have been paid in full or until full dividends have been paid on its company preferred securities for the number of consecutive dividend periods specified in the applicable prospectus supplement periods. While this right continues, any vacancy in the office of the additional directors may be filled only by the holders of company preferred securities and company parity preferred securities voting as described above.

INDEMNIFICATION AND INSURANCE FOR DIRECTORS
The LLC Agreement of each UBS Preferred Funding Company will provide that:

     - its directors have no personal liability to the UBS Preferred Funding Company or the holders of its company common securities or company preferred securities for monetary damages (i) for voting not to take enforcement action with respect to the subordinated notes or any other eligible investments owned by the UBS Preferred Funding Company, or (ii) at any time for breach of any such director's fiduciary duty, if any, except for such director's gross negligence or willful misconduct,

     - the UBS Preferred Funding Company will indemnify any director or officer for any liability and related expenses, including reasonable counsel's fees, arising out of such director's or officer's status as a director or officer of the UBS Preferred Funding Company, except for liability determined by a court of competent jurisdiction to have arisen out of such director's or officer's gross negligence or willful misconduct,

     - the right to indemnification is a contract right and the LLC Agreement will set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the LLC Agreement of the UBS Preferred Funding Company, and

--------------------------------------------------------------------------------

THE UBS PREFERRED FUNDING COMPANIES
--------------------------------------------------------------------------------

     - the UBS Preferred Funding Company may purchase and maintain insurance to protect any director or officer against any liability asserted against, or incurred by, him or her, arising out of his or her status as a director or officer.

COMMON SECURITIES OF THE UBS PREFERRED FUNDING COMPANIES

Holders of company common securities of a UBS Preferred Funding Company will receive dividends out of interest payments received by such UBS Preferred Funding Company on the subordinated notes and its other eligible investments, if any, not required to be applied to fund dividends with respect to its company preferred securities or expenses of such UBS Preferred Funding Company. However, as long as any company preferred securities or company parity preferred securities of such UBS Preferred Funding Company are outstanding, no dividends or other distributions (including redemptions and purchases) may be made with respect to its company common securities unless full dividends on all series of its company preferred securities have been paid (except as otherwise described under "Description of Company Preferred Securities--Ranking and Liquidation Preference"). See "Description of Company Preferred Securities--Dividends."

Subject to the rights, if any, of the holders of company preferred securities (to the limited extent described herein) and any other series of company parity preferred securities, all voting rights will be vested in the company common securities. Holders of company common securities will be entitled to vote in proportion to the stated amounts represented by their company common securities. All issued and outstanding shares of company common securities are will be held by us.

If any UBS Preferred Funding Company dissolves, liquidates or winds up (whether voluntary or involuntary) after all debts and liabilities of such UBS Preferred Funding Company have been satisfied and there have been paid or set aside for the holders of its company preferred securities the full preferential amounts to which such holders are entitled, the holders of its company common securities will be entitled to share equally and ratably in any assets remaining.

PREFERRED SECURITIES OF THE UBS PREFERRED FUNDING COMPANIES

Subject to limitations prescribed by Delaware law and each UBS Preferred Funding Company's LLC Agreement, the board of directors of each UBS Preferred Funding Company or, if then constituted, a duly authorized committee of the board of directors is authorized to issue (with the consent of the holders of two-thirds (based on the aggregate liquidation preference) of its company preferred securities and company parity preferred securities, voting together as a single class), from the authorized but unissued capital shares of the UBS Preferred Funding Company, additional series of preferred securities of the UBS Preferred Funding Company ranking on a parity with its company preferred securities in such series as the board of directors (or committee) may determine and to establish, from time to time, the number or amount by aggregate liquidation preference of shares (if applicable) of such series to be included in any such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the securities of any such series, and such other subjects or matters as may be fixed by resolution of the board of directors. However, each UBS Preferred Funding Company's LLC Agreement will preclude:

     - the issuance of any other classes or series of equity securities that are senior to its company preferred securities, either as to dividends or as to rights upon dissolution, liquidation or winding up of the UBS Preferred Funding Company, without the approval of each holder of its company preferred securities, and

     - the issuance of any company parity preferred securities without the approval of 66 2/3% of the holders of its company preferred securities and unless the related UBS AG subordinated

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       guarantee is amended so that such additional company parity preferred securities benefit from the related UBS AG subordinated guarantee in substantially the same manner as its company preferred securities without any adverse effect on the holders of its company preferred securities. See "Description of Company Preferred Securities--Voting Rights."

No additional payments will be required pursuant to the Delaware Limited Liability Company Act for any company parity preferred securities to represent limited liability company interests in any UBS Preferred Funding Company upon issuance against full payment of the purchase price for such company parity preferred securities. The specific terms of a particular series of company parity preferred securities will be described in the certificate of designation (as defined in each UBS Preferred Funding Company's LLC Agreement) to be incorporated into each UBS Preferred Funding Company's LLC Agreement relating to that series, except in the case of shares of company preferred securities where the terms thereof will be set forth in each UBS Preferred Funding Company's LLC Agreement.

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                                                                              15
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Use of Proceeds

Each UBS Preferred Funding Trust will use the proceeds from the sale of its trust preferred securities to purchase the related company preferred securities from the related UBS Preferred Funding Company.

The related UBS Preferred Funding Company will use the proceeds from the sale of its company preferred securities to the related UBS Preferred Funding Trust and from the sale of its company common securities to UBS AG to acquire the related subordinated notes issued by the Cayman Islands branch of UBS AG and to pay certain expenses related to the particular offering. See "The UBS Preferred Funding Companies--Activities of the UBS Preferred Funding Companies."

Unless the applicable prospectus supplement states otherwise, UBS AG will use the proceeds from the sale of subordinated notes issued by its Cayman Islands branch for general corporate purposes.

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Description of Trust Preferred Securities

Each UBS Preferred Funding Trust will issue its trust preferred securities under the terms of its Amended and Restated Trust Agreement. We will qualify the Amended and Restated Trust Agreements as indentures under the Trust Indenture Act. The terms of any trust preferred securities will include both those stated in the relevant Amended and Restated Trust Agreement and the Delaware Statutory Trust Act and those made part of the relevant Amended and Restated Trust Agreement by the Trust Indenture Act. The following summary of the material terms and provisions of the trust preferred securities is not complete and is subject to, and qualified in its entirety by reference to, the relevant Amended and Restated Trust Agreements, the Delaware Statutory Trust Act and the Trust Indenture Act. We have filed a copy of a form of Amended and Restated Trust Agreement as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

Any trust preferred securities will be certificates of beneficial interest in the assets of the relevant UBS Preferred Funding Trust, the terms of which are set forth in the Amended and Restated Trust Agreement of such UBS Preferred Funding Trust.

Unless otherwise specified in the applicable prospectus supplement, any trust preferred securities will be issued in denominations of USD25 in the case of an offering of trust preferred securities to retail investors or USD1000 in the case of an offering of trust preferred securities to institutional investors, liquidation amount and whole-number multiples of USD25 or USD1000, as the case may be. The aggregate liquidation amount of the trust preferred securities to be offered will be specified in the applicable prospectus supplement. Each trust preferred security will represent a corresponding amount of related company preferred securities, together with related rights under a UBS AG subordinated guarantee.

The trustee of each UBS Preferred Funding Trust will hold the related company preferred securities and the related rights under the relevant UBS AG subordinated guarantee deposited in each such UBS Preferred Funding Trust for the benefit of the holders of the trust preferred securities. Each Amended and Restated Trust Agreement provides that, to the fullest extent permitted by law, without the need for any other action of any person, including the trustee or any other holder of trust preferred securities, each holder of trust preferred securities will be entitled to enforce, in the name of the relevant UBS Preferred Funding Trust, the rights of such UBS Preferred Funding Trust under the related company preferred securities and the related rights under the relevant UBS AG subordinated guarantee represented by the trust preferred securities held by such holder. Trust preferred securities may be exchanged for the related company preferred securities as described under "--Withdrawal of Company Preferred Securities."

The funds of any UBS Preferred Funding Trust available for distribution to the holders of its trust preferred securities will be limited to payments received from the related UBS Preferred Funding Company as dividends, redemption payments and liquidation payments on the related company preferred securities and to payments received from UBS AG pursuant to the related UBS AG subordinated guarantee of those payments. See "Description of Company Preferred Securities." Each UBS Preferred Funding Trust will distribute such payments, upon their receipt, to the holders of its trust preferred securities on a pro rata basis. If any UBS Preferred Funding Company does not pay any regularly scheduled dividend on its company preferred securities when it is required to and UBS AG does not perform its obligations under the related UBS AG subordinated guarantee, the related UBS Preferred Funding Trust will not have sufficient funds to make the related regularly scheduled distribution payment on its trust preferred securities.

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DESCRIPTION OF TRUST PREFERRED SECURITIES
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The trust preferred securities may be listed on one or more securities exchanges
(including the New York Stock Exchange and the Luxembourg Stock Exchange), as specified in the applicable prospectus supplement.

DISTRIBUTIONS

Each trust preferred security will represent a corresponding amount of related company preferred securities, together with the related rights under the relevant UBS AG subordinated guarantee. Each UBS Preferred Funding Trust will make regularly scheduled distributions or other mandatory distributions on its trust preferred securities concurrently with, and in the same amount as, the regularly scheduled dividends or special dividends on the related company preferred securities. See "Description of Company Preferred Securities--Dividends." Accordingly, to the extent that dividends are paid on the related company preferred securities, distributions on trust preferred securities will accrue from the date of original issue and be paid on the liquidation amount of the relevant trust preferred securities in arrears on the dividend payment dates regularly scheduled to occur on the dates and at the rate specified in the applicable prospectus supplement.

For details on the calculation and payment of dividends, see "Description of Company Preferred Securities--Dividends" and the applicable prospectus supplement. Whenever, and to the extent, any UBS Preferred Funding Trust receives any cash payments representing a regularly scheduled dividend, special dividend or redemption payment on the related company preferred securities, such UBS Preferred Funding Trust will distribute such amounts to the holders of its trust preferred securities in proportion to their liquidation amounts. Each regularly scheduled or special distribution on any trust preferred securities will be payable to holders of record as they appear on the securities register of the relevant UBS Preferred Funding Trust on the corresponding record date. The record dates for trust preferred securities will be the fifteenth day (whether or not a business day) prior to the relevant regularly scheduled or other distribution date.

If any distribution would be payable on a day that is not a business day, that distribution will instead be made on the next business day. No interest or other payment will be due as a result of any such delay.

If dividends are not payable on the related company preferred securities on any dividend payment date for the reasons described in "Description of Company Preferred Securities--Dividends," then the holders of trust preferred securities will not be entitled to receive a distribution on that date.

REDEMPTION

Trust preferred securities will be redeemable only upon redemption of the related company preferred securities.

If any UBS Preferred Funding Company redeems its company preferred securities in accordance with its LLC Agreement as described under "Description of Company Preferred Securities--Redemption," then such UBS Preferred Funding Company must give the trustee of the related UBS Preferred Funding Trust at least 30 days' prior notice before doing so. The trustee will mail the notice of redemption not less than 25 days prior to the date fixed for redemption of the related company preferred securities to the holders of its trust preferred securities as provided under "--Notices."

On the date of redemption of any company preferred securities, so long as the relevant UBS Preferred Funding Company or UBS AG has deposited with Wilmington Trust Company, the paying agent, on behalf of the related UBS Preferred Funding Trust the aggregate amount payable upon redemption of all its company preferred securities held by such UBS Preferred Funding Trust to be redeemed, the paying agent on behalf of such UBS Preferred Funding Trust will irrevocably deposit with The

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DESCRIPTION OF TRUST PREFERRED SECURITIES
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Depository Trust Company ("DTC") funds sufficient to pay the redemption price and give DTC irrevocable instructions to pay the redemption price to the holders of the trust preferred securities to be redeemed. See "Book-Entry Issuance of Trust Preferred Securities." Once the paying agent has received this deposit, all rights of the holders of the trust preferred securities called for redemption will end, except their right to receive the redemption price, without interest. If any date fixed for redemption of any trust preferred securities is not a business day, then the redemption price will instead be paid on the next business day, except that if that business day falls in the next calendar year, the redemption price will be paid on the preceding business day. No interest or other payment will be due as a result of any such adjustment.

If only some of the outstanding trust preferred securities of a UBS Preferred Funding Trust are to be redeemed, the trust preferred securities to be redeemed will be selected in accordance with DTC's procedures. See "Book-Entry Issuance of Trust Preferred Securities--DTC's Procedures for Notices, Voting and Payments." If any trust preferred securities do not remain registered in the name of DTC or its nominee and only some of the outstanding trust preferred securities of a UBS Preferred Funding Trust are to be redeemed, the trust preferred securities will be redeemed proportionately or selected for redemption pursuant to the rules of any securities exchange on which such trust preferred securities are listed at that time. Each UBS Preferred Funding Company will promptly notify the registrar and transfer agent for its trust preferred securities, in writing, of the trust preferred securities selected for redemption. In addition, for so long as the rules of any securities exchange on which the relevant trust preferred securities are listed so require, notice will be given to such securities exchange of trust preferred securities selected for redemption and published as required by such securities exchange. If any trust preferred securities are listed on the Luxembourg Stock exchange, for as long as the rules of the Luxembourg Stock Exchange so require, notice will be given to the Luxembourg Stock Exchange of any such trust preferred securities selected for redemption and published in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

WITHDRAWAL OF COMPANY PREFERRED SECURITIES

Any beneficial owner of trust preferred securities will be able to withdraw all, but not less than all, of the related company preferred securities represented by such trust preferred securities by providing a written notice to the trustee, with evidence of beneficial ownership in form satisfactory to the trustee and providing to the related UBS Preferred Funding Company such documents or information as such UBS Preferred Funding Company may request for tax reporting purposes. The holder's notice will also be deemed to be such beneficial owner's agreement to be subject to the terms of the relevant UBS Preferred Funding Company's LLC Agreement applicable to the rights of the holders of its company preferred securities.

Within a reasonable period after such a request has been properly made, any trustee must instruct DTC to reduce the amount of trust preferred securities represented by the relevant global certificate by the corresponding amount of related company preferred securities to be so withdrawn by the withdrawing owner. The related UBS Preferred Funding Company will issue to the withdrawing owner a certificate representing the amount of related company preferred securities withdrawn, and the trustee will reduce the amount of trust preferred securities represented by the relevant global certificate accordingly. Company preferred securities will be issued only in certificated fully-registered form and will not be eligible to be held through DTC, Euroclear or Clearstream. Under current U.S. tax reporting rules, holders of company preferred securities will thereafter receive an annual Form K-1 instead of the Form 1099 that holders of trust preferred securities will receive. See "U.S. Tax Considerations--Information Reporting and Backup Withholding Tax."

Any holder of company preferred securities may redeposit withdrawn company preferred securities by delivering to the relevant trustee the certificates for the company preferred securities to be deposited,

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DESCRIPTION OF TRUST PREFERRED SECURITIES
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which are (i) if required by the trustee, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement in form satisfactory to the trustee and in compliance with the terms of the relevant UBS Preferred Funding Company's LLC Agreement and (ii) accompanied by all such certifications as may be required by the trustee in its sole discretion and in accordance with the provisions of the relevant Amended and Restated Trust Agreement. Within a reasonable period after such deposit is properly made, the trustee will instruct DTC to increase the amount of the related trust preferred securities represented by the relevant global certificate accordingly.

VOTING RIGHTS

If at any time the holders of any company preferred securities are entitled to vote under any UBS Preferred Funding Company's LLC Agreement, the trustee will:

     - notify the holders of the related trust preferred securities of such right,

     - request specific direction from each holder of the related trust preferred securities as to the vote with respect to the company preferred securities represented by such trust preferred securities, and

     - vote the relevant company preferred securities only in accordance with such specific direction.

Upon receiving notice of any meeting at which the holders of any company preferred securities are entitled to vote, the relevant trustee will, as soon as practicable, mail to the holders of the related trust preferred securities a notice as provided under "--Notices." Each UBS Preferred Funding Company will provide the form of notice to the trustee of the related UBS Preferred Funding Trust to be forwarded to the holders of the related trust preferred securities. The notice will contain:

     - all the information that is contained in the notice announcing the meeting of the holders of the company preferred securities,

     - a statement that the holders of the related trust preferred securities will be entitled, subject to any applicable provision of law, to direct the trustee specifically as to the exercise of the voting rights pertaining to the number of related company preferred securities represented by their respective trust preferred securities, and

     - a brief description of the manner in which the holders may give such specific directions.

If any UBS Preferred Funding Trust receives a written direction from a holder of its trust preferred securities, its trustee will vote, or cause to be voted, the amount of related company preferred securities represented by such trust preferred securities in accordance with the instructions set forth in the direction. If the trustee does not receive specific instructions from the holder of any trust preferred securities, the trustee will abstain from voting the related company preferred securities represented by those trust preferred securities.

Any UBS Preferred Funding Company and the trustee of the related UBS Preferred Funding Trust may, without the consent of the holders of the trust preferred securities of the related UBS Preferred Funding Trust, enter into one or more agreements supplemental to the relevant Amended and Restated Trust Agreement, in form satisfactory to the trustee, for any of the following purposes:

     - to evidence the succession of another partnership, corporation or other entity to such UBS Preferred Funding Company and the assumption by any such successor of the covenants of such UBS Preferred Funding Company under the relevant Amended and Restated Trust Agreement,

     - to add to the covenants of such UBS Preferred Funding Company for the benefit of the holders of related trust preferred securities, or to surrender any right or power herein conferred upon such UBS Preferred Funding Company,

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DESCRIPTION OF TRUST PREFERRED SECURITIES
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     - to correct or supplement any provision of the relevant Amended and
       Restated Trust Agreement which may be defective or inconsistent with any other provision therein,

     - to make any other provisions with respect to matters or questions arising under the relevant Amended and Restated Trust Agreement, provided that any such action does not materially adversely affect the interests of the holders of trust preferred securities, or

     - to cure any ambiguity or correct any mistake.

Any other amendment or agreement supplemental to any Amended and Restated Trust Agreement must be in writing and approved by the holders of 66 2/3% of the then outstanding trust preferred securities of the relevant UBS Preferred Funding Trust.

TRANSFER AND ISSUE OF DEFINITIVE TRUST PREFERRED SECURITIES

TRANSFER, ISSUE AND DELIVERY
If trust preferred securities are issued in definitive form ("definitive trust preferred securities") in the limited circumstances described in "Book-Entry Issuance of Trust Preferred Securities--Termination of and Changes to Depositary Arrangements," those trust preferred securities may be transferred in any whole-number multiples of USD25, or USD1000, as the case may be, or in such other denominations as may be specified in the applicable prospectus supplement, by surrendering the definitive trust preferred securities certificates together with the form of transfer endorsed on it, duly completed and executed at the office of the transfer agent. The initial transfer agent for all trust preferred securities will be the Wilmington Trust Company. If only part of a definitive trust preferred securities certificate is transferred, a new definitive trust preferred securities certificate representing the securities that are not transferred will be issued to the transferor within three business days after the transfer agent receives the certificate. The new certificate representing the trust preferred securities that were not transferred will be delivered to the transferor by uninsured mail at the risk of the transferor, to the address of the transferor that appears in the records of the relevant UBS Preferred Funding Trust. The new certificate representing the trust preferred securities that were transferred will be sent to the transferee within three business days after the relevant trustee receives the certificate transferred, by uninsured mail at the risk of the holder entitled to the trust preferred securities represented by the certificate, to the address specified in the form of transfer.

FORMALITIES FREE OF CHARGE
Registration of transfers of definitive trust preferred securities will be made without charge by any UBS Preferred Funding Trust, but the transferor must pay any tax or other governmental charges that may be imposed in relation to the transfer, together with any indemnity that the relevant UBS Preferred Funding Trust, UBS AG or the transfer agent may require.

CLOSED PERIODS
No holder may require the transfer of any trust preferred securities to be registered during the period of 15 days ending on the due date for any payment of principal on such trust preferred securities.

No UBS Preferred Funding Trust will be required to register, or cause others to register, the transfer of any trust preferred securities after such trust preferred securities have been called for redemption.

REGULATIONS CONCERNING TRANSFER AND REGISTRATION
All transfers of definitive trust preferred securities and entries must be made as provided in the agency agreement relating to such trust preferred securities. The provisions of these agreements that govern transfers may be changed by each UBS Preferred Funding Trust with the prior written approval of its trustee.

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DESCRIPTION OF TRUST PREFERRED SECURITIES
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REGISTRAR AND TRANSFER AGENT

Wilmington Trust Company will act as registrar and transfer agent for all trust preferred securities. As long as the trust preferred securities are listed on the Luxembourg Stock Exchange, UBS Preferred Funding Trust will also maintain a transfer agent in Luxembourg. The initial Luxembourg transfer agent will be as specified in the applicable prospectus supplement.

PAYMENTS AND PAYING AGENT

As long as trust preferred securities are in book-entry form, payments of interest and principal on such trust preferred securities will be made to DTC, which will credit the relevant accounts at DTC on the scheduled payment dates. The payments of interest and principal will be distributed to participants, indirect participants and beneficial owners of such trust preferred securities as described under "Book-Entry Issuance of Trust Preferred Securities--DTC's Procedures for Notices, Voting and Payments."

If definitive trust preferred securities are issued in the limited circumstances described above, payments of interest and principal on such trust preferred securities will be made by check mailed to the address of the holder entitled to receive the payment, as the address appears in the relevant UBS Preferred Funding Trust's register.

Each UBS Preferred Funding Trust will maintain a paying agent with respect to its trust preferred securities which will initially be the Wilmington Trust Company. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the relevant trustee. If Wilmington Trust Company resigns as paying agent, the relevant trustee will appoint another bank or trust company to act as paying agent. As long as the trust preferred securities are listed on the Luxembourg Stock Exchange, UBS Preferred Funding Trust will also maintain a paying agent in Luxembourg. The initial Luxembourg paying agent will be as specified in the applicable prospectus supplement.

TERMINATION OF THE AMENDED AND RESTATED TRUST AGREEMENTS

The Amended and Restated Trust Agreement of each UBS Preferred Funding Trust will terminate upon the earliest to occur of the redemption of all of the trust preferred securities of such UBS Preferred Funding Trust, the delivery of a final distribution of the related company preferred securities to the holders of its trust preferred securities, withdrawal of all related company preferred securities from the UBS Preferred Funding Trust (as described under "--Withdrawal of Company Preferred Securities") or dissolution of the UBS Preferred Funding Trust as described in the following paragraph.

Each UBS Preferred Funding Company may instruct the trustee of the related UBS Preferred Funding Trust to dissolve such UBS Preferred Funding Trust and to distribute its company preferred securities on a pro rata basis to the holders of trust preferred securities of such UBS Preferred Funding Trust in the case of either a Tax Event as to the related UBS Preferred Funding Trust or an Investment Company Act Event as to the related UBS Preferred Funding Trust, as each is defined under "Description of Company Preferred Securities--Redemption."

Any company preferred securities held in definitive fully registered form will not be eligible to be held through DTC, Euroclear or Clearstream.

EXPENSES OF THE UBS PREFERRED FUNDING TRUSTS

All charges or expenses of each UBS Preferred Funding Trust, including the charges and expenses of the relevant trustees, will be paid by the Stamford branch of UBS AG, except that, if a trustee incurs fees, charges or expenses, for which it is not otherwise liable under the relevant Amended and Restated Trust Agreement, at the request of a holder of trust preferred securities or other person, such holder or other person will be liable for such fees, charges and expenses.

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DESCRIPTION OF TRUST PREFERRED SECURITIES
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RESIGNATION AND REMOVAL OF TRUSTEE

Each UBS Preferred Funding Trust will at all times have a trustee that is a bank that has its principal place of business in the State of Delaware and a combined capital and surplus of USD50,000,000. If a trustee ceases to be eligible, it must resign.

The trustee of any UBS Preferred Funding Company may resign as trustee under the relevant Amended and Restated Trust Agreement at any time by giving notice of its resignation to the related UBS Preferred Funding Company. Each trustee may be removed by the related UBS Preferred Funding Company at any time by notice of such removal delivered to the relevant trustee. Any resignation or removal of a trustee will take effect upon the appointment of a qualified successor trustee and the successor's acceptance of such appointment.

If the trustee of any UBS Preferred Funding Trust shall resign or be removed, the related UBS Preferred Funding Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor trustee, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the State of Delaware and having a combined capital and surplus of at least USD50,000,000.

INFORMATION CONCERNING THE TRUSTEE

Wilmington Trust Company is the trustee of each UBS Preferred Funding Trust. The trustee is required to perform only those duties that are specifically set forth in the relevant Amended and Restated Trust Agreement, except when a default has occurred and is continuing with respect to the relevant trust preferred securities. After a default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the trustee is under no obligation to exercise any of the powers vested in it by the relevant Amended and Restated Trust Agreement at the request of any holder of relevant trust preferred securities, unless the holder offers the trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

NOTICES

Notices to the holders of trust preferred securities will be given by delivery of the relevant notice to DTC, Euroclear, Clearstream and any other relevant securities clearing system for communication by each of them to entitled participants, and, as long as the trust preferred securities of any UBS Preferred Funding Trust are listed on one or more stock exchanges and the rules of such stock exchange(s) so require, notices will also be published in the manner that the rules of such stock exchange(s) may require. In addition, notices will be published in one English language daily newspaper of general circulation in London (which is expected to be the Financial Times) and, if any trust preferred securities are listed on the Luxembourg Stock Exchange and for as long as the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

If any trust preferred securities are no longer held in the name of DTC or its nominee, notice to the holders of such trust preferred securities will also be mailed by first-class mail, postage prepaid, to the holders' addresses appearing in the records of the relevant UBS Preferred Funding Trust.

GOVERNING LAW

Unless stated otherwise in the applicable prospectus supplement, the Amended and Restated Trust Agreements and any trust preferred securities will be governed by the laws of the State of Delaware.

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Description of Company Preferred Securities

Each UBS Preferred Funding Company will issue its company preferred securities under the terms of its Amended and Restated Limited Liability Company Agreement. The following summary of the material terms and provisions of the company preferred securities is not complete and is subject to and qualified in its entirety by reference to the LLC Agreement of each UBS Preferred Funding Company and the Delaware Limited Liability Company Act. We have filed a copy of a form of the LLC Agreement applicable for each UBS Preferred Funding Company as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

The company preferred securities will be preferred limited liability company interests in a UBS Preferred Funding Company, the terms of which will be set forth in the applicable UBS Preferred Funding Company's LLC Agreement.

The company preferred securities are intended to provide holders with rights to distributions and redemption and liquidation payments that are similar to those to which holders would be entitled if they had purchased the most senior ranking noncumulative perpetual preferred shares issued directly by UBS AG that have financial terms equivalent to those of their company preferred securities.

The company preferred securities will be validly issued, and no additional payments will be required for such securities to represent limited liability company interests in the relevant UBS Preferred Funding Company. Holders of company preferred securities will have no preemptive rights with respect to any other securities of the relevant UBS Preferred Funding Company. The company preferred securities will not be convertible into company common securities or any other interests in the relevant UBS Preferred Funding Company and will not be subject to any sinking fund or other obligation of the relevant UBS Preferred Funding Company for their repurchase or retirement.

Unless otherwise specified in the applicable prospectus supplement, the company preferred securities will be issued in certificated form only in denominations of USD25 in the case of an offering of trust preferred securities to retail investors and USD1000 in the case of an offering of trust preferred securities to institutional investors, liquidation preference and whole-number multiples of USD25 or USD1000, as the case may be. The aggregate liquidation preference of all company preferred securities offered will be specified in the applicable pricing supplement.

Each UBS Preferred Funding Company has the power to create and issue additional preferred limited liability company interests (i) that are junior to its company preferred securities as to payment of dividends and payments of amounts upon dissolution, liquidation or winding up of such UBS Preferred Funding Company ("company junior securities") or (ii) that are on a parity with its company preferred securities as to those payments ("company parity preferred securities"). As long as any company preferred securities of a UBS Preferred Funding Company remain outstanding, no company parity preferred securities may be issued by such UBS Preferred Funding Company unless the holders of at least 66 2/3% of the outstanding company preferred securities and company parity preferred securities, if any (based on the aggregate liquidation preference), voting together as a single class, approve or unless the related UBS AG subordinated guarantee is amended so that such company parity preferred securities benefit from the related UBS AG subordinated guarantee in the same manner as the company preferred securities without any adverse effect on the holders of company preferred securities. See "--Voting Rights."

The LLC Agreement of each UBS Preferred Funding Company will preclude each UBS Preferred Funding Company from issuing, without the consent of each holder of its company preferred

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securities, any company parity preferred securities or any other classes or series of equity securities that are senior to its company preferred securities as to dividend rights or rights upon dissolution, liquidation or winding up of such UBS Preferred Funding Company.

DIVIDENDS

GENERAL
Dividends on company preferred securities will be payable from the date of initial issuance on a noncumulative basis, regularly on the dates specified in the applicable prospectus supplement (each a "dividend payment date") for the dividend period ending on each such dividend payment date and commencing on the date specified in the applicable prospectus supplement, but only if the relevant UBS Preferred Funding Company has legally available funds for such purpose and satisfies the other qualifications described below. Each period from and including a dividend payment date or the date of initial issuance, as applicable, to but not including the next dividend payment date is a "dividend period."

Dividends will be payable on the liquidation preference, for each dividend period, at a fixed or floating rate, as specified in the applicable prospectus supplement.

Dividends will be mandatorily due and payable on a dividend payment date with respect to the related dividend period and special dividends will be mandatorily due and payable on other dates in the circumstances described under "--Mandatory Dividends," except that dividends will never be mandatorily due and payable or be paid when the capital limitation (described below under "--Capital Limitation") applies. If dividends are neither mandatorily due and payable on a dividend payment date nor prohibited by application of the capital limitation, then:

     - payment of dividends on company preferred securities will be limited by UBS AG's available distributable profits (see "--Distributable Profits Limitation"), and

     - if UBS AG delivers, on or before the tenth business day immediately preceding a dividend payment date, an instruction (a "no dividend instruction") to a UBS Preferred Funding Company not to pay dividends on that dividend payment date or to pay less than full dividends on that dividend payment date, dividends payable on the related dividend payment date will be limited as provided in the no dividend instruction (see "--No Dividend Instruction").

If any dividends will be payable on company preferred securities on a day that is not a business day, those dividends will instead be paid on the next business day. No interest or other payment will be due as a result of any such adjustment.

To the extent relevant to any issuance of trust preferred securities, LIBOR shall have the meaning as specified in the applicable prospectus supplement.

All percentages resulting from any calculations on the company preferred securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

MANDATORY DIVIDENDS
Each UBS Preferred Funding Company will be required to pay dividends on its company preferred securities in three circumstances, as follows:

     (i) If UBS AG declares or pays dividends or makes any other payment or distribution on any UBS AG junior obligations, and provided that the capital limitation does not apply, then each UBS Preferred Funding Company will be required to pay full dividends on its company

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          preferred securities during the one-year period beginning on and including the earlier of the date on which such dividend was declared or the date on which such dividend or other payment was made.

     (ii) If UBS AG or any of its subsidiaries redeems, repurchases or otherwise acquires any UBS AG parity securities or UBS AG junior obligations for any consideration, except by conversion into or exchange for shares of UBS AG or UBS AG junior obligations and except as described below (and provided that the capital limitation does not apply), then each UBS Preferred Funding Company will be required to pay dividends on its company preferred securities during the one-year period beginning on and including the date on which such redemption, repurchase or other acquisition occurred.

     (iii) If (x) UBS AG or any of its subsidiaries pays any dividends or makes any other payment or distribution on any UBS AG parity securities on any date and (y) during the relevant period (as defined below) ending on and including that date there occurred a dividend payment date as to which any UBS Preferred Funding Company paid no dividends or less than full dividends on its company preferred securities, and provided that the capital limitation does not apply, then on that date such UBS Preferred Funding Company will be required to pay a special dividend on its company preferred securities. The special dividend will be payable on that date whether or not that date is otherwise a dividend payment date and, if it is a dividend payment date, will be in addition to any other dividends required to be paid on that dividend payment date. The special dividend will be in an amount that, when taken together with dividends previously paid on the relevant company preferred securities during the relevant period, represents the same proportion of full dividends on such company preferred securities for all dividend payment dates during the relevant period that the dividend on UBS AG parity securities paid during that relevant period bears to full dividends on such UBS AG parity securities for that relevant period.

Notwithstanding paragraph (ii) above, no UBS Preferred Funding Company will be required to pay dividends solely as a result of:

     - repurchases, redemptions or other acquisitions of UBS AG parity securities or UBS AG junior obligations in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder share purchase plan or in connection with the issuance of UBS AG parity securities or UBS AG junior obligations (or securities convertible into or exercisable for such UBS AG parity securities or UBS AG junior obligations) as consideration in an acquisition transaction,

     - market-making in the UBS AG parity securities or UBS AG junior obligations as part of the securities business of UBS AG or any of its subsidiaries,

     - the purchase of fractional interests in UBS AG parity securities or UBS AG junior obligations pursuant to the conversion or exchange provisions of such UBS AG parity securities or UBS AG junior obligations or the security being converted or exchanged,

     - any declaration of a dividend in connection with any shareholder's rights plan, or the issuance of rights, shares or other property under any shareholder's rights plan, or the redemption or repurchase of rights pursuant to any such plan, or

     - any dividend in the form of shares, warrants, options or other rights where the dividend shares or the shares issuable upon exercise of such warrants, options or other rights are the same shares as that on which the dividend is being paid or ranks equally with or junior to such shares.

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Any dividend payment date or other date on which dividends on any company preferred securities are required to be paid as described in clause (i), (ii) or
(iii) above is a "mandatory dividend payment date." The amount of dividends required to be paid on any mandatory dividend payment date (after giving effect to the capital limitation, if applicable) is called the "mandatory dividend payment amount." If a dividend payment date or other date is a mandatory dividend payment date, each UBS Preferred Funding Company will be required to pay the mandatory dividend payment amount as dividends on that date whether or not there are available distributable profits and whether or not interest is paid on the subordinated notes.

For purposes of this prospectus:

"UBS AG junior obligations" means (i) ordinary shares of UBS AG, (ii) each class of preferred or preference shares or similar securities of UBS AG that ranks junior to the most senior ranking preferred or preference shares or similar securities of UBS AG, and (iii) any indebtedness, guarantee or support agreement or similar undertaking of UBS AG in respect of any subsidiary securities that rank junior to the UBS AG subordinated guarantee.

"UBS AG parity securities" means (i) each class of preferred or preference shares or similar securities of UBS AG that ranks equally with the most senior ranking preferred or preference shares or similar securities of UBS AG and (ii) any securities issued by any subsidiaries of UBS AG and entitled to the benefit of any guarantee or support agreement or similar undertaking of UBS AG that ranks equally with the UBS AG subordinated guarantee. UBS AG parity securities include the USD1,500,000,000 8.622% Noncumulative Trust Preferred Securities of UBS Preferred Funding Trust I initially issued in October 2000 and representing a corresponding amount of 8.622% Noncumulative Company Preferred Securities of UBS Preferred Funding Company LLC I, guaranteed on a subordinated basis by UBS AG, the USD 500,000,000 7.247% Noncumulative Trust Preferred Securities of UBS Preferred Funding Trust II issued in June 2001 and representing a corresponding amount of 7.247% Noncumulative Company Preferred Securities of UBS Preferred Funding Company II, guaranteed on a subordinate basis by UBS AG, and the USD 300,000,000 7.25% Noncumulative Trust Preferred Securities of UBS Preferred Funding Trust III issued in June 2001 and representing a corresponding amount of 7.25% Noncumulative Company Preferred Securities of UBS Preferred Funding Company III, guaranteed on a subordinate basis by UBS AG.

"relevant period" means (i) in the case of UBS AG parity securities that pay dividends less frequently than semi-annually, one year and (ii) in the case of UBS AG parity securities that pay dividends semi-annually or more frequently than semi-annually, six months (in each case ending on or including the date on which the related dividend on a parity security is paid but not including the corresponding day in the month that is twelve or six months prior thereto).

CAPITAL LIMITATION
The prohibition on the payment of dividends on company preferred securities as described below is called the "capital limitation."

Unless the Swiss Federal Banking Commission expressly permits otherwise, no UBS Preferred Funding Company will pay dividends on its company preferred securities on any dividend payment date (whether or not it is a mandatory dividend payment date) if on such date UBS AG is not in compliance, or because of a distribution by UBS AG or any of its subsidiaries of profits of UBS AG (including a payment of dividends on company preferred securities) would not be in compliance, with the Swiss Federal Banking Commission's minimum capital adequacy requirements applicable to UBS AG as then in effect.

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For purposes of complying with the Swiss Federal Banking Commission's capital minimum adequacy requirements, bank capital is divided into three main categories:

     - Core (or Tier 1) capital,

     - Supplementary (or Tier 2) capital, and

     - Additional (or Tier 3) capital.

Tier 1 capital primarily includes paid-in share capital, reserves (defined to include retained earnings) and capital participations of minority shareholders in fully consolidated subsidiaries, and is reduced by, among other items, the bank's holdings of its own shares. Tier 1 capital is supplemented, for capital adequacy purposes, by Tier 2 capital, which consists of, among other things, two categories of subordinated debt instruments that may be issued by a bank, and by Tier 3 capital, which consists of certain subordinated debt obligations. The use of Tier 2 and Tier 3 capital in complying with capital ratio requirements is, however, subject to limitations.

Under Swiss law, a bank must maintain a minimum capital ratio of 8%, calculated by dividing adjusted core and supplementary capital by aggregate risk-weighted assets. This standard must be met on both a consolidated and an unconsolidated basis. UBS is required to file a statement of its required and existing capital resources, together with its annual statement of condition and interim balance sheet, with both the Swiss Federal Banking Commission and the Swiss National Bank.

For a discussion of UBS's capital resources relative to applicable guidelines, see Item 5 of UBS AG's Annual Report on Form 20-F for the year ended 31 December 2001, which is incorporated by reference into this prospectus.

DISTRIBUTABLE PROFITS LIMITATION
The limitation or prohibition on the payment of dividends on company preferred securities as described below is called the "distributable profits limitation." The distributable profits limitation will not limit or prohibit payment of mandatory dividends on a mandatory dividend payment date. The effect of the distributable profits limitation is to limit the amount of non-mandatory dividends that any UBS Preferred Funding Company may pay on its company preferred securities to the amount of dividends that UBS AG would have been legally able to pay on such securities had they been issued directly by UBS AG as non-cumulative preference shares of UBS AG.

Except as otherwise stated in the applicable prospectus supplement, on or before the first dividend payment date of each year, UBS AG will deliver a certificate to each UBS Preferred Funding Company (a "distributable profits limitation certificate") specifying:

     - the distributable profits (as defined below) of UBS AG for the financial year ending on the preceding 31 December, and

     - the available distributable profits (as defined below) for payment of dividends on company preferred securities on the dividend payment dates in the then current year.

Unless a UBS Preferred Funding Company is required to pay mandatory dividends:

     - the aggregate amount of dividends on company preferred securities that such UBS Preferred Funding Company may pay on the first dividend payment of the current year may not exceed the lesser of full dividends and the available distributable profits set forth in such distributable profits limitation certificate, and

     - the aggregate amount of dividends on company preferred securities that such UBS Preferred Funding Company may pay on any subsequent dividend payment date in the current year may not exceed the lesser of full dividends and the remaining amount of such available distributable

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       profits (after giving effect to the payment of dividends pursuant to this bullet point or the bullet point immediately above).

For purposes of this prospectus:

"distributable profits" means, for any financial year of UBS AG, profit that may be distributed in accordance with Swiss law then applicable. Currently, for any financial year of UBS AG, distributable profits are equal to profit brought forward, plus profit for the period, minus appropriation to general statutory reserve, plus other reserves, each as shown in the audited unconsolidated balance sheet and statement of appropriation of retained earnings of UBS AG and as determined in accordance with accounting standards applicable under Swiss law. The "appropriation to general statutory reserve" is equal to up to 5% of annual profit to the extent the general reserves of UBS AG do not equal 20% of the paid-in share capital plus 10% of the amount distributed as a dividend from profit for the period in excess of 5% of the par value of the UBS common shares. UBS AG's distributable profits for 2001 were approximately CHF21 billion.

"available distributable profits" means, for any financial year of UBS AG:

     - if there are no UBS AG parity securities outstanding, distributable profits for the immediately preceding financial year of UBS AG, and

     - if there are UBS AG parity securities outstanding, then an amount determined as the product of:

     (x) distributable profits for the immediately preceding financial year of UBS AG, and

     (y) a ratio (I) the numerator of which is the aggregate amount of full dividends on the company preferred securities to be paid on the dividend payment dates that occur during the then current financial year (not including dividends paid on any preceding dividend payment date of the current year and including dividends to be paid on the corresponding dividend payment date of the following year) and (II) the denominator of which is equal to the amount determined pursuant to clause (I) plus the aggregate amount of full dividends on the UBS AG parity securities to be paid on dividend payment dates which occur during the then current financial year.

NO DIVIDEND INSTRUCTION

Except for the mandatory dividend payment amounts required to be paid on mandatory dividend payment dates:

     - dividends on company preferred securities will not be payable on a dividend payment date if, on or before the tenth business day immediately preceding such dividend payment date, UBS AG delivers a no dividend instruction to the relevant UBS Preferred Funding Company instructing it not to pay dividends on that dividend payment date, and

     - if, on or before the tenth business day immediately preceding such dividend payment date, UBS AG delivers a no dividend instruction to a UBS Preferred Funding Company limiting but not prohibiting the payment of dividends on such dividend payment date, dividends on such UBS Preferred Funding Company's company preferred securities will be payable on that dividend payment date only to the extent permitted by such no dividend instruction.

If a no dividend instruction is given to a UBS Preferred Funding Company, then such UBS Preferred Funding Company must promptly give notice to the holders of its company preferred securities in the manner described under "--Notices" of the fact that it has received a no dividend instruction and the amount of dividends, if any, that will be paid on the related dividend payment date.

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ADDITIONAL AMOUNTS

If any UBS Preferred Funding Company or UBS Preferred Funding Trust is required to withhold any taxes, duties or other governmental charges with respect to any dividend payment on its trust preferred securities or company preferred securities, the relevant UBS Preferred Funding Company will be required to pay, as additional amounts included in the dividend payment (and UBS AG will be required to include in any related payment made by it under the UBS AG subordinated guarantee), an amount sufficient that the net amount received by the holder of such company preferred securities or trust preferred securities, as applicable, after the withholding, will not be less than the dividend payment amount. However, no UBS Preferred Funding Company will be required to pay any such additional amounts to the extent that the taxes, duties or other governmental charges are imposed or levied by Switzerland or the Cayman Islands because the holder or beneficial owner of any trust preferred securities or company preferred securities:

     - has some connection with Switzerland or the Cayman Islands, as applicable, other than being a holder or beneficial owner of those trust preferred securities or company preferred securities, or

     - has not made a declaration of non-residence in, or other lack of connection with, Switzerland or the Cayman Islands, as applicable, or any similar claim for exemption, if the relevant UBS Preferred Funding Company has given the beneficial owner of those trust preferred securities or company preferred securities or its nominee at least 60 days' prior notice of an opportunity to make the declaration or claim.

RANKING AND LIQUIDATION PREFERENCE

The company preferred securities of any UBS Preferred Funding Company ordinarily will rank senior to its company common securities as to the payment of dividends. However, UBS AG has the right to shift the dividend preference of company preferred securities to the company common securities on any dividend payment date to the extent that the mandatory dividend payment amount then required to be paid as dividends on the company preferred securities (if any) is less than full dividends on the company preferred securities. If UBS AG shifts the dividend preference to the company common securities, the interest payment received by a UBS Preferred Funding Company on the related subordinated notes will be returned as dividends to UBS AG, as the holder of its company common securities, before any dividends are paid on its company preferred securities.

As long as any company preferred securities of a UBS Preferred Funding Company are outstanding, UBS AG will agree in such UBS Preferred Funding Company's LLC Agreement that it will take no voluntary action to cause the UBS Preferred Funding Company to dissolve or liquidate unless UBS AG also liquidates. Each UBS Preferred Funding Company's LLC Agreement will provide that the UBS Preferred Funding Company will be liquidated if UBS AG is liquidated.

If any UBS Preferred Funding Company dissolves, liquidates or winds up, then after the claims of any creditors of such UBS Preferred Funding Company are satisfied, the holders of its company preferred securities will be entitled to receive, before any distribution of assets is made to the holders of its company common securities or any other class of shares ranking junior to the company preferred securities upon liquidation, liquidating distributions in respect of such company preferred securities in the amount of:

     - the liquidation preference of the company preferred securities, plus

     - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period accrued on a daily basis to the date of liquidation, plus

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     - an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

For purposes of this prospectus:

     "definitive dividends" means, as to a dividend payment date and related dividend period, dividends that are due and payable because (i) they are not limited by the capital limitation and (ii) either (x) they are mandatory dividends or (y) a no dividend instruction was not delivered and they are not limited by the distributable profit limitation.

     "nondefinitive dividends" means, as to a dividend payment date and related dividend period, dividends that are not definitive dividends.

If UBS AG is liquidated, whether voluntarily or involuntarily, (i) each UBS Preferred Funding Company will be liquidated and (ii) under each UBS AG Subordinated Guarantee Agreement, the holders of related company preferred securities (whether through a UBS Preferred Funding Trust or as direct holders who have withdrawn their company preferred securities from a UBS Preferred Funding Trust) will have a claim entitling them to substantially the same liquidating distributions in the liquidation of UBS AG that they would have been entitled to if they had purchased preferred shares of UBS AG having an aggregate liquidation preference equal to the aggregate liquidation preference of their company preferred securities and bearing dividends at the rate of dividends applicable to such company preferred securities. Each UBS AG Subordinated Guarantee Agreement and the related UBS Preferred Funding Company's LLC Agreement, taken together, provide that the holders of company preferred securities may not receive liquidating distributions in a liquidation of the relevant UBS Preferred Funding Company and payments under the UBS AG subordinated guarantee that, taken together, exceed the liquidating distributions to which they would have been entitled had they instead owned preferred shares of UBS AG with equivalent terms as described above.

VOTING RIGHTS

Except as expressly required by applicable law, or except as indicated below, the holders of company preferred securities will not be entitled to vote. Unless otherwise specified in the applicable prospectus supplement, if the holders of company preferred securities of any UBS Preferred Funding Company are entitled to vote as indicated below, each USD25 or USD1000, as the case may be, liquidation preference of company preferred securities will be entitled to one vote on matters on which the holders of such company preferred securities are entitled to vote. If at any time the aggregate of unpaid dividends for any UBS Preferred Funding Company equals or exceeds the number of regularly scheduled dividend payments, specified in the applicable prospectus supplement, the holders of company preferred securities and any company parity preferred securities of such UBS Preferred Funding Company, voting together as a single class, will have the exclusive right to elect two additional directors of their choosing. Holders of a majority (based on the aggregate liquidation preference) of company preferred securities and any company parity preferred securities of such UBS Preferred Funding Company may exercise this right by written consent or at a meeting of such holders called for such purpose. This right will continue either until all unpaid dividends have been paid in full or until full dividends have been paid on the relevant company preferred securities for four consecutive dividend periods. While this right continues, any vacancy in the office of the additional directors may be filled only by the holders of company preferred securities and company parity preferred securities voting as described above.

Each UBS Preferred Funding Company's LLC Agreement will provide that a meeting will be called at the request of holders of 25% (based on the aggregate liquidation preference) of its company preferred securities and any company parity preferred securities.

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As long as any of its company preferred securities are outstanding, no UBS
Preferred Funding Company may, without the consent or vote of holders of at least 66 2/3% of its outstanding company preferred securities and company parity preferred securities, if any (based on the aggregate liquidation preference), voting together as a single class:

     - change or remove any provision of such UBS Preferred Funding Company's LLC Agreement (including the terms of its company preferred securities), issue any company parity preferred securities, redeem or repurchase any company common securities, or consent to a change in the booking location of the issuance of the related subordinated notes to a branch or other office of UBS AG other than the Cayman Islands branch of UBS AG, in each case, if such action would materially and adversely affect the rights, preferences, powers or privileges of its company preferred securities and such company parity preferred securities,

     - to the fullest extent permitted by law, liquidate, dissolve or terminate such UBS Preferred Funding Company without the concurrent liquidation of UBS AG,

     - amend or modify such UBS Preferred Funding Company's investment policies, or

     - merge, convert, consolidate, reorganize or effect any other business combination involving such UBS Preferred Funding Company, unless the resulting entity will have no class or series of equity securities either authorized or outstanding that ranks ahead of its company preferred securities as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, except the same number of shares of such equity securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption as the shares of equity securities of such UBS Preferred Funding Company that are authorized and outstanding immediately prior to such transaction, and each holder of its company preferred securities immediately prior to such transaction shall receive securities with the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions or redemption of the resulting entity as the company preferred securities held by such holder immediately prior to the transaction.

As long as any of its company preferred securities are outstanding, no UBS Preferred Funding Company will be permitted, without the consent of the holders of each outstanding company preferred security, authorize, create or increase the authorized amount of, or issue any class or series of, any equity securities of such UBS Preferred Funding Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of such UBS Preferred Funding Company, ranking prior to its company preferred securities, either as to dividend rights or rights on dissolution, liquidation or winding up of such UBS Preferred Funding Company.

Notwithstanding any of the foregoing, without consent of any holder of company preferred securities, UBS AG will be permitted to amend or supplement the UBS AG Subordinated Guarantee Agreements to correct or supplement any provision in the UBS AG Subordinated Guarantee Agreements which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the UBS AG Subordinated Guarantee Agreements, so long as any such action shall not materially adversely affect the interests of the holders of the related company preferred securities. See "Description of UBS AG Subordinated Guarantees--Amendments."

Notwithstanding the foregoing, without the consent of any holder of company preferred securities, UBS AG will be permitted to amend or supplement any UBS Preferred Funding Company's LLC Agreement:

     - to correct or supplement any provision in a UBS Preferred Funding Company's LLC Agreement which may be defective or inconsistent with any other provision therein, or to make any other

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       provisions with respect to matters or questions arising under a UBS
       Preferred Funding Company's LLC Agreement, so long as any such action shall not materially adversely affect the interests of the holders of company preferred securities of such UBS Preferred Funding Company, or

     - to cure any ambiguity or correct any mistake.

REDEMPTION

No company preferred securities will be redeemable before the date specified in the applicable prospectus supplement unless a Tax Event, an Investment Company Act Event or a Capital Event occurs, in which case each UBS Preferred Funding Company may redeem its company preferred securities in whole (but not in part) at any time on not less than 30 nor more than 60 days' notice. On or after the date specified in the applicable prospectus supplement, any UBS Preferred Funding Company will be permitted to redeem its company preferred securities for cash, in whole or in part, on not less than 30 nor more than 60 days' notice.

Unless otherwise stated in the applicable prospectus supplement, the redemption price for such optional redemptions on or after the date specified in the applicable prospectus supplement and for redemptions arising from a Tax Event, an Investment Company Act Event or a Capital Event will be:

     - 100% of the liquidation preference of the company preferred securities being redeemed, plus

     - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period (whether or not declared) accrued on a daily basis to the date fixed for redemption, plus

     - an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

The applicable prospectus supplement may provide that the redemption price for a redemption arising out of a Tax Event resulting from a Change in Tax Law (as defined below) and relating to the:

     - imposition of tax on UBS Preferred Funding Trust or UBS Funding Company, or

     - the imposition of withholding tax on UBS Preferred Funding Company's payment of dividends on the company preferred securities, on UBS Preferred Funding Trust's payment of dividends on the trust preferred securities, on UBS AG's payment of interest on the subordinated notes or on UBS AG's payment under the subordinated guarantee

(which are the events described in clauses (A), (B) and (C) of the definition of "Tax Event") will be the redemption price described above and that the redemption price for all other redemptions arising out of a Tax Event resulting from a Change in Tax Law will be:

     - the Make Whole Amount (as defined below), plus

     - an amount equal to unpaid dividends, if any, on the company preferred securities with respect to the current dividend period (whether or not declared) accrued on a daily basis to the date fixed for redemption, plus

     - an amount equal to unpaid definitive dividends for any prior dividend period, without interest and without accumulation of unpaid nondefinitive dividends for any prior dividend period.

To the extent provided for in the applicable prospectus supplement, UBS Preferred Funding Company will have until the dividend payment date specified in the applicable prospectus supplement after the occurrence of a Tax Event, an Investment Company Act Event or a Capital Event to exercise its rights to redeem the company preferred securities.

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Any redemption of company preferred securities will have to comply with applicable regulatory requirements, including the prior approval of the Swiss Federal Banking Commission if then required under applicable guidelines or policies of the Swiss Federal Banking Commission. The Swiss Federal Banking Commission in its discretion may impose conditions on its approval of any proposed redemption of company preferred securities. If dividends on any company preferred securities of a UBS Preferred Funding Company are unpaid, no company preferred securities of such UBS Preferred Funding Company may be redeemed unless all its outstanding company preferred securities are redeemed, and no UBS Preferred Funding Company may purchase or otherwise acquire any of its company preferred securities, except pursuant to a purchase or exchange offer made on the same terms to the holders of all of its outstanding company preferred securities.

Company preferred securities will not be subject to any sinking fund or mandatory redemption and will not be convertible into any other securities of the relevant UBS Preferred Funding Company or any securities of UBS AG.

     "Change in Tax Law" means the receipt by UBS AG of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland, the United States or the Cayman Islands, as appropriate, experienced in such matters to the effect that an event of the type described in clause (A), (B) or (C) of the definition of "Tax Event" has occurred or will occur as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations under any laws or treaties) of the United States, Switzerland or the Cayman Islands or any political subdivision or taxing authority of or in the United States, Switzerland or the Cayman Islands affecting taxation or (ii) any administrative action or any amendment to, clarification of, or change in the official position of or UBS AG interpretation of any administrative action or any interpretation or pronouncement that provides for a position with respect to any administrative action or any interpretation or pronouncement that provides for a position with respect to any administrative action that differs from the previously generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, regardless of the manner in which such amendment, clarification, change, interpretation or pronouncement is made known, which amendment, clarification, change or administrative action is effective or which interpretation or pronouncement is announced on or after the date of issuance of the company preferred securities.

     "Make Whole Amount" as applied to a redemption of the company preferred securities means the greater of (i) 100% of the liquidation preference of the company preferred securities and (ii) as determined by a quotation agent (as defined below), the sum of the present value of the liquidation preference of the company preferred securities together with the present values of scheduled payments of dividends accrued from the date of redemption to the dividend payment date specified in the applicable prospectus supplement (the "remaining life"), in each case discounted to the date of redemption on a semi-annual basis (assuming a 360-day consisting of twelve 30-day months) at the adjusted treasury rate.

For purposes of determining the Make Whole Amount:

     "adjusted treasury rate" means, with respect to any redemption date, the treasury rate plus .75.

As long as any company preferred securities of a UBS Preferred Funding Company are outstanding, other company parity preferred securities of such UBS Preferred Funding Company may not be redeemed or repurchased unless such UBS Preferred Funding Company concurrently redeems an approximately equal proportion of the aggregate liquidation preference of its outstanding company preferred securities or each rating agency then rating its company preferred securities informs such UBS Preferred Funding Company in writing that the redemption or repurchase of such company parity

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
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preferred securities would not result in a reduction or withdrawal of the rating then assigned by that rating agency to its company preferred securities.

If fewer than all outstanding company preferred securities of a UBS Preferred Funding Company are to be redeemed, the amount of the company preferred securities of such UBS Preferred Funding Company to be redeemed will be determined by the board of directors of such UBS Preferred Funding Company, and the securities to be redeemed will be determined by lot or pro rata as the board of directors in its sole discretion determines to be equitable. The relevant UBS Preferred Funding Company will promptly notify the registrar and transfer agent for its company preferred securities in writing of the securities selected for redemption and, in the case of any partial redemption, the liquidation preference to be redeemed.

Any company preferred securities redeemed will be canceled. There will be no prescription period in respect of uncollected dividends on company preferred securities.

As used in this prospectus:

     "Administrative action" means any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) by any legislative body, court, governmental authority or regulatory body having appropriate jurisdiction.

     "Capital Event" means, with respect to any UBS Preferred Funding Company, the determination by UBS AG after consultation with the Swiss Federal Banking Commission that its company preferred securities cannot be included in calculating the Tier 1 capital of UBS AG on a consolidated basis.

     "Comparable Treasury Issue" means with respect to any redemption date the United States Treasury security selected by the quotation agent as having a maturity comparable to the remaining life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life. If no United States Treasury security has a maturity that is within a period from three months before to three months after the interest payment date and dividend payment date specified in the applicable prospectus supplement, the two most closely corresponding United States Treasury securities will be used as the comparable treasury issue, and the treasury rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means (A) the average of five reference treasury dealer quotations for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (B) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

     "quotation agent" means UBS Warburg LLC and its successors, except that if UBS Warburg LLC ceases to be primary U.S. Government securities dealer in New York City (a "primary treasury dealer"), UBS Preferred Funding Company will designate another primary treasury dealer.

     "Reference Treasury Dealer" means (i) the quotation agent and (ii) any other primary treasury dealer selected by the quotation agent after consultation with the relevant UBS Preferred Funding Company.

     "Reference Treasury Dealer Quotations" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
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     amount) quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     "Treasury Rate" means (i) the yield, under the heading which represents the average for the week immediately prior to the redemption date, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the remaining life (or, if no maturity is within three months before or after the remaining life, yields for the two published maturities most closely corresponding to the remaining life will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

     "Investment Company Act Event" means, with respect to any UBS Preferred Funding Company, the receipt by UBS AG of an opinion of a nationally recognized law firm in the United States experienced in such matters to the effect that there is more than an insubstantial risk that such UBS Preferred Funding Company or the related UBS Preferred Funding Trust is an "investment company" within the meaning of the Investment Company Act of 1940.

     "Tax Event" means, with respect to any UBS Preferred Funding Company, the receipt by UBS AG of an opinion of a nationally recognized law firm or other tax advisor (which may be an accounting firm) in Switzerland or the United States, as appropriate, experienced in such matters to the effect that there is more than an insubstantial risk that (A) such UBS Preferred Funding Company or the related UBS Preferred Funding Trust is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges, (B) UBS AG is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of interest or principal on the related subordinated notes and with respect to any payments on the related trust preferred securities, (C) such UBS Preferred Funding Company is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to payments of dividends on its company preferred securities or the related UBS Preferred Funding Trust is or will be required to pay any additional amounts in respect of any taxes, duties or other governmental charges with respect to distributions on its trust preferred securities, or (D) the treatment of any of such UBS Preferred Funding Company's items of income, gain, loss, deduction or expense, or the treatment of any item of income, gain, loss, deduction or expense of UBS AG related to the related subordinated notes or its ownership of such UBS Preferred Funding Company, in each case as reflected on the tax returns (including estimated returns) filed (or to be filed) by such UBS Preferred Funding Company or UBS AG, will not be respected by a taxing authority, as a result of which such UBS Preferred Funding Company or UBS AG is or will be subject to more than a de minimis amount of additional taxes, duties or other governmental charges or civil liabilities, the effect of which cannot be avoided by such UBS Preferred Funding Company or UBS AG taking reasonable measures available to it without any adverse effect on or material cost to UBS AG or such UBS Preferred Funding Company (as determined by UBS AG in its sole discretion).

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DESCRIPTION OF COMPANY PREFERRED SECURITIES
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REGISTRAR AND TRANSFER AGENT

Wilmington Trust Company, or any other entity that UBS AG designates, will act as registrar and transfer agent for the company preferred securities.

Registration of transfers of company preferred securities will be effected without charge by or on behalf of the relevant UBS Preferred Funding Company, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. No UBS Preferred Funding Company will be required to register or cause to be registered the transfer of its company preferred securities after such company preferred securities have been called for redemption.

The LLC Agreement of each UBS Preferred Funding Company will provide that, in the event of a partial redemption of its company preferred securities that would result in a delisting of the related trust preferred securities from any securities exchange on which such trust preferred securities are then listed, such UBS Preferred Funding Company will redeem its company preferred securities in whole.

NOTICES

Notices to the holders of company preferred securities will be mailed by first-class mail, postage prepaid, to the holders' addresses appearing in the relevant UBS Preferred Funding Company's records.

GOVERNING LAW

The LLC Agreement of each UBS Preferred Funding Company and the company preferred securities are governed by the laws of the State of Delaware.

NATURE OF THE TRADING MARKET

The company preferred securities will not be listed on any national exchange or traded in any established market.

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                                                                              37
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Book-Entry Issuance of Trust Preferred Securities

The trust preferred securities will initially be issued to investors only in book-entry form. The total aggregate amount of trust preferred securities of each UBS Preferred Funding Trust will be represented by permanent global securities in fully registered form (each, a "global certificate") and deposited with a custodian for, and registered in the name of The Depository Trust Company ("DTC") or its nominee. Except as provided in the applicable prospectus supplement, the global certificates will initially be deposited with Wilmington Trust Company, as the custodian for DTC, and registered in the name of Cede & Co., as the nominee of DTC.

Except as described below, the global certificates may be transferred, in whole and not in part, only to another nominee of DTC or a successor of DTC or its nominee. Beneficial interests in the global certificates may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below.

Persons that acquire beneficial ownership interests in any global certificate will hold their interests through either (i) DTC in the United States or (ii) Clearstream Banking S.A. or the Euroclear System in Europe if such persons are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until certificated securities are issued, the only "holder" of any trust preferred securities will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Beneficial owners will be permitted to exercise their rights only indirectly through DTC, Clearstream, Euroclear and their participants.

WITHDRAWAL OF RELATED COMPANY PREFERRED SECURITIES REPRESENTED BY TRUST PREFERRED SECURITIES

Any beneficial owner of trust preferred securities may withdraw and hold directly a corresponding amount of related company preferred securities as described under "Description of Trust Preferred Securities--Withdrawal of Company Preferred Securities." Within a reasonable period after such request has been properly made, the trustee of the relevant UBS Preferred Funding Trust will instruct DTC to reduce the number of trust preferred securities represented by the relevant global certificate by the amount of related company preferred securities to be so withdrawn by the withdrawing owner.

Company preferred securities that are withdrawn will be issued only in definitive, fully-registered form and will not be eligible to be held through DTC, Euroclear or Clearstream, and under current law the holders of such company preferred securities will receive an annual Form K-1 instead of the Form 1099 that is received by the holders of trust preferred securities. See "U.S. Tax Considerations--Information Reporting and Backup Withholding Tax."

Any holder of company preferred securities may redeposit its company preferred securities as described under "Description of Trust Preferred Securities--Withdrawal of Company Preferred Securities." Within a reasonable period after such deposit is properly made, the trustee of the relevant UBS Preferred Funding Trust will instruct DTC to increase the number of trust preferred securities represented by the relevant global certificate accordingly.

THE DEPOSITORY TRUST COMPANY

The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a

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--------------------------------------------------------------------------------

member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts, eliminating the need for physical movement of securities certificates. Participants in DTC include Clearstream and Euroclear, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC is also available to others, such as securities brokers and dealers, banks and trust companies, that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

CLEARSTREAM BANKING

Clearstream Banking, societe anonyme, or Clearstream, is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including U.S. dollars.

Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

EUROCLEAR SYSTEM

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECS plc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator").

The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.

The Euroclear Operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.

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BOOK-ENTRY ISSUANCE OF TRUST PREFERRED SECURITIES
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Non-participants of Euroclear may hold and transfer book-entry interests in the securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the securities through one or more securities intermediaries standing between such other securities intermediary and Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, collectively, the Euroclear Terms and Conditions, and applicable Belgian law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

PARTICIPANTS AND BENEFICIAL OWNERS

Purchases of trust preferred securities within the DTC system must be made by or through DTC participants, which will receive a credit for the trust preferred securities on DTC's records and on the records of Clearstream or Euroclear, if applicable. The ownership interest of each actual purchaser of trust preferred securities, which is that of a beneficial owner of an interest in a global certificate, is in turn to be recorded on the DTC participants' and indirect participants' records.

Beneficial owners of interests in a global certificate will not receive written confirmation from DTC of their purchases, but beneficial owners of an interest in a global certificate are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the DTC participants or indirect participants through which the beneficial owners of an interest in a global certificate purchased their ownership interests in the relevant trust preferred securities. Transfers of ownership interests in trust preferred securities will be accomplished by entries made on the books of DTC participants and indirect participants acting on behalf of beneficial owners of an interest in a global certificate. Beneficial owners of interests in a global certificate will not receive certificates representing their ownership interests in the relevant trust preferred securities, unless use of the book-entry system for such trust preferred securities is discontinued.

TRANSFERS AMONG DTC, CLEARSTREAM AND EUROCLEAR

Transfers between DTC participants will occur in accordance with the rules of DTC. Transfers between Clearstream and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with the rules of DTC on behalf of the relevant European international clearing system by the relevant European depositary. However, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream and Euroclear participants may not deliver instructions directly to the European depositaries.

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BOOK-ENTRY ISSUANCE OF TRUST PREFERRED SECURITIES
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Because of time zone differences, credits of trust preferred securities received in Clearstream or Euroclear as a result of a transaction with a person that does not hold trust preferred securities through Clearstream or Euroclear will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of trust preferred securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

LIMITATIONS ON RESPONSIBILITIES OF DTC, CLEARSTREAM AND EUROCLEAR

DTC, Clearstream and Euroclear have no knowledge of the actual beneficial owners of interests in a global certificate representing trust preferred securities. DTC's records reflect only the identity of the DTC participants, including Clearstream and Euroclear, to whose accounts those trust preferred securities are credited, which may or may not be the beneficial owners of interests in a global certificate. Similarly, the records of Clearstream and Euroclear reflect only the identity of the Clearstream or Euroclear participants to whose accounts those trust preferred securities are credited, which also may or may not be the beneficial owners of interests in a global certificate. DTC, Clearstream and Euroclear participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

DTC'S PROCEDURES FOR NOTICES, VOTING AND PAYMENTS

So long as DTC, or its nominee, is the registered owner or holder of a global certificate, DTC or that nominee, as the case may be, will be considered the sole owner or holder of trust preferred securities represented by the global certificate for all purposes under the relevant Amended and Restated Trust Agreement. No beneficial owner of an interest in a global certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the relevant Amended and Restated Trust Agreement.

DTC has advised UBS AG, as provider of the UBS AG subordinated guarantees, that it will take any action permitted to be taken by a holder of relevant trust preferred securities, including the presentation of trust preferred securities for exchange as described below, only at the direction of one or more of its participants to whose account the DTC interests in the global certificates are credited and only in respect of that portion of the aggregate liquidation amount of trust preferred securities as to which that participant or participants has or have given the direction.

Conveyance of notices and other communications by DTC to its participants, by those participants to its indirect participants, and by participants and indirect participants to beneficial owners of interests in a global certificate will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The relevant trustee will send redemption notices in respect of trust preferred securities held in book-entry form to Cede & Co., and will also give those notices in the manner indicated under "Description of Trust Preferred Securities--Notices." If less than all the trust preferred securities of any UBS Preferred Funding Trust are being redeemed, DTC will determine the amount of the interest of each DTC participant to be redeemed in accordance with its procedures.

Although voting with respect to trust preferred securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such trust preferred securities. Under its usual procedures, DTC will mail an Omnibus Proxy to the relevant UBS Preferred Funding Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s

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consenting or voting rights of those participants to whose accounts such trust preferred securities are allocated on the record date identified in a listing attached to the Omnibus Proxy.

Distributions on trust preferred securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit its participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by DTC's participants and indirect participants to beneficial owners of interests in a global certificate will be governed by standing instructions and customary practices. Such payments will be the responsibility of those participants and indirect participants and not of DTC, the relevant UBS Preferred Funding Trust or UBS AG, as the guarantor, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of any dividends or other amounts to DTC is the responsibility of the relevant UBS Preferred Funding Trust, disbursement of such payments to participants is the responsibility of DTC, and disbursement of those payments to the beneficial owner of an interest in a global certificate is the responsibility of participants and indirect participants.

Except as described in this prospectus, a beneficial owner of an interest in a global certificate will not be entitled to receive physical delivery of the trust preferred securities. Accordingly, each beneficial owner of an interest in a global certificate must rely on the procedures of DTC to exercise any rights under its trust preferred securities.

TERMINATION OF AND CHANGES TO DEPOSITARY ARRANGEMENTS

A global certificate is exchangeable for trust preferred securities in registered certificated form if DTC:

     - notifies the relevant UBS Preferred Funding Trust that it is unwilling or unable to continue as depositary for the global certificates and such UBS Preferred Funding Trust does not appoint a successor depositary, or

     - has ceased to be a clearing agency registered under the Securities Exchange Act of 1934.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the global certificates among participants, none is under any obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither UBS AG nor any UBS Preferred Funding Trust will have any responsibility for the performance by DTC, Clearstream, Euroclear or their participants or indirect participants under the rules and procedures governing them. DTC, Clearstream or Euroclear may discontinue providing its services as securities depositary with respect to any trust preferred securities at any time by giving notice to the relevant UBS Preferred Funding Trust. Under those circumstances, definitive trust preferred security certificates with respect to such trust preferred securities would be delivered as described under "Description of Trust Preferred Securities--Transfer and Issue of Definitive Trust Preferred Securities."

LIMITATIONS ON RIGHTS RESULTING FROM BOOK-ENTRY FORM

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global trust preferred securities as represented by a global certificate.

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Description of UBS AG Subordinated Guarantees

At or prior to the issuance of any trust preferred securities and the related company preferred securities, UBS AG and Wilmington Trust Company, as guarantee trustee, will execute the related UBS AG Subordinated Guarantee Agreements. We will qualify the UBS AG Subordinated Guarantee Agreements as indentures under the Trust Indenture Act. The terms of the UBS AG subordinated guarantees will include both those stated in the UBS AG Subordinated Guarantee Agreements and those made part of the UBS AG Subordinated Guarantee Agreements by the Trust Indenture Act. The following summary of the material terms and provisions of the UBS AG subordinated guarantees is not complete and is subject to, and qualified in its entirety by reference to, the UBS AG Subordinated Guarantee Agreements and the Trust Indenture Act. We have filed a copy of a form of UBS AG Subordinated Guarantee Agreement as an exhibit to the registration statement of which this prospectus is a part.

GUARANTEED OBLIGATIONS

In each UBS AG Subordinated Guarantee Agreement, UBS AG will unconditionally guarantee, on a subordinated basis, the payment by the related UBS Preferred Funding Company of the following, without duplication:

     - any dividends on the related company preferred securities that are due and payable on any mandatory dividend payment date in an amount equal to the mandatory dividend payment;

     - any discretionary dividends on the related company preferred securities that become definitive because UBS AG does not deliver a no dividend instruction;

     - the redemption price payable with respect to any related company preferred securities called for redemption by the relevant UBS Preferred Funding Company;

     - the liquidating distribution on each related company preferred security payable upon liquidation of the relevant UBS Preferred Funding Company; and

     - any additional amounts payable by the relevant UBS Preferred Funding Company as described under "Description of Company Preferred Securities--Additional Amounts."

Subject to the subordination provisions described below, UBS AG will be obligated to make such payments as and when due, regardless of any defense, right of set-off or counterclaim that the relevant UBS Preferred Funding Company may have or assert, other than the defense of payment, and whether or not the relevant UBS Preferred Funding Company has legally available funds for the guaranteed payments. UBS AG's obligations under the UBS AG Subordinated Guarantee Agreements are several and independent of the obligations of each relevant UBS Preferred Funding Company with respect to its company preferred securities.

See "Description of Company Preferred Securities--Dividends" for a description of circumstances when dividend on company preferred securities are mandatory, "Description of Company Preferred Securities--Redemption" for a description of the company preferred securities' redemption provisions, and "Description of Company Preferred Securities--Ranking and Liquidation Preference" for a description of the liquidation claim to which the holders are entitled in a liquidation of any UBS Preferred Funding Company.

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DESCRIPTION OF UBS AG SUBORDINATED GUARANTEES
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SUBORDINATION

Each UBS AG subordinated guarantee will be a general and unsecured obligation of UBS AG and, in liquidation of UBS AG, will rank, both as to payment and in liquidation:

     - subordinate and junior to all deposits and other liabilities (including those in respect of bonds, notes and debentures of UBS AG) that do not expressly rank equally with the obligations of UBS AG under the relevant UBS AG Subordinated Guarantee Agreement, and

     - senior to the ordinary shares of UBS AG and any other securities or shares of UBS AG expressed to rank junior to the most senior preference shares of UBS AG (if any) from time to time outstanding.

The foregoing liabilities that rank senior to the UBS AG subordinated guarantees are collectively called "UBS AG senior liabilities."

Payments under the UBS AG subordinated guarantees (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of UBS AG as provided below) will be conditional upon UBS AG not being in default in the payment of UBS AG senior liabilities and being solvent at the time of payment. A report as to the insolvency of UBS AG by two persons, each being a managing director, director or other authorized officer or agent of UBS AG or employees of the independent accountants of UBS AG will, in the absence of manifest error be treated and accepted by UBS AG, the holders of company preferred securities and all other interested parties as correct and sufficient evidence thereof.

If UBS AG is liquidated, whether voluntarily or involuntarily, (i) each UBS Preferred Funding Company will be liquidated and (ii) under the UBS AG Subordinated Guarantee Agreements, the holders of related company preferred securities (whether through a UBS Preferred Funding Trust or as direct holders who have withdrawn their related company preferred securities from a UBS Preferred Funding Trust) will have a claim entitling them to substantially the same liquidating distributions in the liquidation of UBS AG that they would have been entitled to if they had purchased preferred shares of UBS AG having an aggregate liquidation preference equal to the aggregate liquidation preference of their related company preferred securities and bearing dividends at the rate of dividends applicable to their related company preferred securities. Each UBS AG Subordinated Guarantee Agreement and each related UBS Preferred Funding Company's LLC Agreement, taken together, will provide that the holders of company preferred securities of the relevant UBS Preferred Funding Company will not receive liquidating distributions in a liquidation of such UBS Preferred Funding Company and payments under the related UBS AG subordinated guarantee that, taken together, exceed the liquidating distributions to which they would have been entitled had they instead owned non-cumulative perpetual preferred shares of UBS AG with equivalent terms as described above.

The subordination provisions set out above will be irrevocable. UBS AG will not be permitted to create or permit to exist any charge or other security interest over its assets to secure its obligations in respect of the UBS AG subordinated guarantees.

The obligations of UBS AG in respect of the UBS AG subordinated guarantees will be, prior to the winding up or dissolution of UBS AG, conditional upon UBS AG being solvent immediately before and after payment by the Cayman Islands branch. If this condition is not satisfied, any amounts that might otherwise have been allocated in or towards payment in respect of a UBS AG subordinated guarantee will be used to absorb losses of UBS AG.

If a capital loss (as defined below) occurs, the board of directors of UBS AG will be required by Article 725 paragraph 1 of the Swiss Code of Obligations to call a general meeting of the shareholders of UBS AG and propose at such meeting measures for a financial reorganization of UBS AG. Holders

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of trust preferred securities and company preferred securities will not have any right to attend or take any action at any such meeting because they are not shareholders of UBS AG. Neither the calling of such a meeting nor the proposal of such financial organization will itself affect the obligations of UBS AG under any UBS AG Subordinated Guarantee Agreement.

If at any time UBS AG's unconsolidated unsubordinated liabilities exceed its unconsolidated total assets (valued at the higher of their going-concern and their liquidation value), as calculated based on the most recent unconsolidated interim balance sheet of UBS AG, the board of directors of UBS AG is required by
Article 725 paragraph 2 of the Swiss Code of Obligations to notify the competent court of such excess, unless unsubordinated creditors of UBS AG will agree to subordinate their claims to the extent that such unsubordinated liabilities exceed such assets. Upon any such notification, such court must declare the bankruptcy of UBS AG in accordance with Article 725a paragraph 1 of the Swiss Code of Obligations and Article 35 paragraph 2 of the Swiss Banking Law. In the past, however, the Swiss Federal Banking Commission has usually exercised the broad discretion granted to it under Swiss banking law before the occurrence of such an excess when it has perceived the interests of creditors of a Swiss bank to be at risk. In such cases, the Swiss Federal Banking Commission has generally withdrawn the banking license of the affected bank, which has then been required to go into liquidation (pursuant to Article 23 quinquies of the Swiss Banking
Law).

As used in this prospectus and the applicable prospectus supplement:

     "assets" means the consolidated gross assets of UBS AG.

     A "capital loss" will be deemed to occur if UBS AG's assets are less than the sum of (i) its liabilities and (ii) one-half of its share capital and statutory reserves, each as shown on and as calculated based on the latest published annual unconsolidated balance sheet of UBS AG.

     "liabilities" means the consolidated gross liabilities of UBS AG, all as shown by the latest published audited consolidated balance sheet of UBS AG as adjusted for contingencies and for subsequent events, all valued in such manner as UBS AG or any liquidator (as the case may be) may determine and calculated in accordance with IAS.

     "solvent" means (i) UBS AG is able to pay its debts as they fall due and
     (ii) UBS AG's assets exceed its liabilities (other than its liabilities to persons who are not senior creditors).

Subject to applicable law, no beneficiary of the UBS AG subordinated guarantees will be able to exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by UBS AG arising under or in connection with the UBS AG subordinated guarantees and each beneficiary of the UBS AG subordinated guarantees will, by virtue of being a beneficiary of the UBS AG subordinated guarantees, be deemed to have waived all such rights to set-off, compensation or retention.

ADDITIONAL AMOUNTS

UBS AG will make all payments under the UBS AG subordinated guarantees without withholding or deducting for, or on account of, any present or future tax, duties, assessments or governmental charges imposed or levied by Switzerland or the jurisdiction of residence of the issuer of any subordinated notes held by any UBS Preferred Funding Company or from which any payment on such notes is made or any authority of any of those jurisdictions that has the power to tax, unless UBS AG is required by law to withhold or deduct the present or future tax, duties, assessments or governmental charges. If UBS AG is required to withhold or deduct any portion of a payment, UBS AG will pay additional amounts in order to cause the net amounts received by the holders of the relevant trust preferred securities and company preferred securities to be the same as the holders would have received in the absence of the withholding or deduction, subject to the same limitations or additional amounts payable

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by each UBS Preferred Funding Company as described above under "Description of
Company Preferred Securities--Additional Amounts."

If payment of the amounts described above cannot be made by reason of any limitation referred to above, those amounts will be payable in proportion to the amounts that would have been payable but for that limitation.

OTHER PROVISIONS

The relevant guarantee trustee, on behalf of the holders of the related company preferred securities, may enforce each UBS AG subordinated guarantee directly against UBS AG if UBS AG defaults under such UBS AG subordinated guarantee. Each UBS AG Subordinated Guarantee Agreement will provide that, to the fullest extent permitted by law, without the need for any other action of any person, including the relevant guarantee trustee or any other holder of related trust preferred securities or related company preferred securities, each holder of related trust preferred securities or related company preferred securities will be entitled to enforce the rights of the holders of such company preferred securities under the related UBS AG Subordinated Guarantee Agreement represented by the trust preferred securities or company preferred securities held by such holder.

CERTAIN COVENANTS OF UBS AG AND THE UBS PREFERRED FUNDING COMPANIES

ISSUANCE AND GUARANTEE OF PREFERENCE SHARES
UBS AG will not issue any preferred or preference shares with liquidation rights effectively ranking senior to its obligations under the UBS AG subordinated guarantees or give any guarantee in respect of any of its preferred shares or preferred shares issued by any of its subsidiaries if the guarantee would rank senior to the UBS AG subordinated guarantees unless the UBS AG subordinated guarantees are amended to give the holders of related company preferred securities and the related trust preferred securities the same rights and entitlements as are contained in or attached to the other guarantees so that the UBS AG subordinated guarantees rank equally with those guarantees and, from a financial point of view, effectively, with those preferred shares. Except to the extent described above, the UBS AG subordinated guarantees do not limit the incurrence or issuance of other secured or unsecured debt or other obligations of UBS.

PAYMENT OF DIVIDENDS
UBS AG will agree in the UBS AG subordinated guarantees that if any amount required to be paid under the UBS AG subordinated guarantees in respect of any dividends on related trust preferred securities or related company preferred securities payable in respect of the most recent dividend period has not been paid, UBS AG will pay that amount before paying any dividend or other payment on any UBS AG junior obligations, except dividends in the form of the ordinary shares.

NO ASSIGNMENT
UBS AG will not be permitted to assign its obligations under the UBS AG subordinated guarantees, except in the case of merger, consolidation or sale of substantially all of its assets where UBS AG is not the surviving entity.

TERMINATION
Each UBS AG subordinated guarantee will terminate on the earlier of:

     - the payment of the redemption price for all related company preferred securities or purchase and cancellation of all related company preferred securities, and

     - full payment of the liquidating distribution on all related company preferred securities.

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DESCRIPTION OF UBS AG SUBORDINATED GUARANTEES
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However, each UBS AG subordinated guarantee will continue to be effective or will be reinstated, as the case may be, if the holder is required to return any payment made under the related company preferred securities or the related UBS AG subordinated guarantee.

AMENDMENTS

Any changes to the provisions of a UBS AG subordinated guarantee that establish the amount and timing of the payments under that UBS AG subordinated guarantee must be approved by each holder of related company preferred securities. Any other provision of a UBS AG subordinated guarantee may be modified only with the prior approval of the holders of not less than two-thirds (based on the aggregate liquidation preference) of the related company preferred securities.

Notwithstanding the foregoing, without the consent of any holder of related company preferred securities, UBS AG may amend or supplement each UBS AG Subordinated Guarantee Agreement:

     - to evidence the succession of another entity to UBS AG and the assumption by any such successor of the covenants of UBS AG in such UBS AG Subordinated Guarantee Agreement,

     - to add to the covenants of UBS AG for the benefit of the holders of related company preferred securities, or to surrender any right or power conferred upon UBS AG under such UBS AG Subordinated Guarantee Agreement,

     - to correct or supplement any provision in such UBS AG Subordinated Guarantee Agreement which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such UBS AG Subordinated Guarantee Agreement, so long as any such action shall not materially adversely affect the interests of the holders of related company preferred securities, or

     - to cure any ambiguity or correct any mistake.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

Wilmington Trust Company will be the guarantee trustee. The guarantee trustee will be required to perform only those duties that are specifically set forth in the UBS AG subordinated guarantees, except when a default has occurred and is continuing with respect to any UBS AG subordinated guarantee. After a default, the guarantee trustee will be required to exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of his or her own affairs. Subject to these requirements, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any UBS AG subordinated guarantee at the request of any holder of related company preferred securities or any holder of related trust preferred securities, as the case may be, unless the holder offers the guarantee trustee reasonable indemnity against the costs, expenses and liabilities that might be incurred by exercising those powers.

GOVERNING LAW

The UBS AG subordinated guarantees will be governed by and construed in accordance with the laws of the State of New York.

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Description of Subordinated Notes of UBS AG

The following summary of the material terms and provisions of the subordinated notes is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the subordinated notes. We have filed a copy of the form of subordinated note as an exhibit to the registration statement of which this prospectus is a part.

GENERAL

Each UBS Preferred Funding Company will apply the proceeds of its company preferred securities and company common securities to purchase from the Cayman Islands branch of UBS AG newly issued subordinated notes of the Cayman Islands branch. The subordinated notes are undated perpetual obligations of UBS AG, acting through the Cayman Islands branch, and will have an aggregate principal amount of up to $4,529,508,000. Interest on the subordinated notes will be payable from the date of initial issuance on the dates specified in the applicable prospectus supplement--which dates will correspond to the dividend payment dates of the related company preferred securities--(each, an "interest payment date" and the period from and including an interest payment date, or the date of initial issuance, as applicable, to but not including the next interest payment date, an "interest period") for each interest period, at a fixed or floating rate specified in the applicable prospectus supplement.

Interest due on an interest payment date will be deferrable at the option of UBS AG's Cayman Islands branch to the extent that dividends on the related company preferred securities due on the corresponding dividend payment date would constitute nondefinitive dividends. Interest deferred in this manner will not itself bear interest.

REDEMPTION

The subordinated notes will be redeemable with the consent of the Swiss Federal Banking Commission and at the option of the Cayman Islands branch of UBS AG:

     - on or after the date specified in the applicable prospectus supplement, in whole or in part, at a redemption price equal to 100% of their principal amount plus interest accrued but unpaid to the date fixed for redemption.

     - prior to the date specified in the applicable prospectus supplement, in whole but not in part, if a Tax Event, an Investment Company Act Event or a Capital Event occurs at a redemption price equal to 100% of their principal amount plus interest accrued but unpaid to the date fixed for redemption.

ADDITIONAL AMOUNTS

If the Cayman Islands branch of UBS AG is required to withhold any taxes, duties or other governmental charges with respect to any payment in respect of any subordinated notes, the Cayman Islands branch will pay such additional amounts as shall be required so that the amount received by each UBS Preferred Funding Company under the related subordinated notes shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

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SUBORDINATION

The subordinated notes are a general and unsecured obligation of UBS AG and, in liquidation of UBS AG, will rank, both as to payment and in liquidation:

     - subordinate and junior to UBS AG senior liabilities, as defined under "Description of UBS AG Subordinated Guarantee--Subordination," and

     - senior to the ordinary shares of UBS AG and any other securities or shares of UBS AG expressed to rank junior to the most senior preference shares of UBS AG (if any) from time to time outstanding.

Payments under any subordinated notes (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of UBS AG) are conditional upon UBS AG not being in default in the payment of UBS AG senior liabilities, and being solvent, as defined under "Description of UBS AG Subordinated Guarantees--Subordination," at the time of payment. A report as to the insolvency of UBS AG by two persons, each being a managing director, director or other authorized officer or agent of UBS AG or employees of the independent accountants of UBS AG will, in the absence of manifest error be treated and accepted by UBS AG, the holders of the company preferred securities and all other interested parties as correct and sufficient evidence thereof.

ENFORCEMENT OF SUBORDINATED NOTES

Any consent, notice or other action (including any enforcement action) given or taken by or on behalf of a UBS Preferred Funding Company with respect to related subordinated notes may be given or taken at the discretion of a majority of the entire board of directors of such UBS Preferred Funding Company.

TRANSFER OF SUBORDINATED NOTES

The subordinated notes held by a UBS Preferred Funding Company will be represented by a single definitive note registered in the name of such UBS Preferred Funding Company. Each UBS Preferred Funding Company's LLC Agreement provides that any UBS Preferred Funding Company may sell its subordinated notes only upon the affirmative vote of both a majority of the board of directors of such UBS Preferred Funding Company and the holders of two-thirds (based on the aggregate liquidation preference) of its company preferred securities and other company parity preferred securities (if any), voting together as a single class.

Although each UBS Preferred Funding Company will be permitted to sell its subordinated notes subject to the requirements of the Securities Act of 1933 and other applicable laws and the foregoing requirements, neither UBS AG nor any UBS Preferred Funding Company anticipates that any UBS Preferred Funding Company will sell its subordinated notes and there is no expectation that a market will develop or exist for any subordinated notes. Unless otherwise specified in the applicable prospectus supplement, any subordinated notes, by their terms, will provide that they may be sold in whole and not in part and may not be divided into denominations of less than USD25 or USD1000, as the case may be.

EVENTS OF DEFAULT

No subordinated notes will provide for acceleration if the Cayman Islands branch of UBS AG fails to make a payment when due. If the Cayman Islands branch fails to make a payment when due of an installment of interest on any subordinated notes, the related UBS Preferred Funding Company will be entitled to seek to enforce payment only of the defaulted installment but not in respect of any failure to pay interest due under the related subordinated notes that was deferred because the dividends on its

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company preferred securities on the corresponding dividend payment date would have constituted nondefinitive dividends. A "default" under any subordinated notes will occur if the Cayman Islands branch fails to make a payment when due of an installment of principal or interest.

MODIFICATION AND AMENDMENT OF SUBORDINATED NOTES

Any subordinated notes will be able to be modified or amended only by the written agreement of the Cayman Islands branch of UBS AG and the related UBS Preferred Funding Company. However, each UBS Preferred Funding Company's LLC Agreement will provide that no UBS Preferred Funding Company may agree to any such modification or amendment for so long as any of its company preferred securities or other company parity preferred securities, if any, are outstanding unless holders of two-thirds (based on the aggregate liquidation preference) of its company preferred securities and other company parity preferred securities, if any, voting as a class, consent to such modification or amendment (except that such consent of the holders of its company preferred securities and any other company parity preferred securities shall not be required if (a) the proposed amendment or modification would not materially and adversely affect the rights, preferences, powers or privileges of such UBS Preferred Funding Company and (b) such UBS Preferred Funding Company has received a letter from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services to the effect that such amendment will not result in a downgrading of its respective rating then assigned to its company preferred securities).

GOVERNING LAW

The subordinated notes will be governed by the laws of the State of New York.

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U.S. Tax Considerations

In the opinion of Sullivan & Cromwell, the following, unless otherwise stated in the applicable prospectus supplement relevant to the trust preferred securities being offered thereby, accurately describes the material United States federal income tax (and, where specifically noted, United States federal estate tax) consequences of the purchase of the trust preferred securities and the ownership and disposition of the trust preferred securities and the company preferred securities.

YOU SHOULD CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

This discussion addresses only the tax consequences to a person that acquires the trust preferred securities on their original issue at their original offering price and that holds the trust preferred securities, and any company preferred securities received in exchange for the trust preferred securities, as capital assets. It does not address all tax consequences that may be applicable to a beneficial owner of the trust preferred securities or company preferred securities nor does it address the tax consequences to:

     - persons that may be subject to special treatment under United States federal income tax law, such as tax-exempt entities, certain insurance companies, broker-dealers, traders in securities that elect to mark to market, persons liable for alternative minimum tax or persons that actually or constructively own 10% or more of the voting stock of UBS AG,

     - persons that will hold the trust preferred securities or the company preferred securities as part of a larger transaction, such as a "straddle" or a "hedging" or "conversion" transaction, or

     -  persons whose functional currency is not the United States dollar.

This discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect.

CLASSIFICATION OF THE UBS PREFERRED FUNDING TRUSTS AND THE UBS PREFERRED FUNDING COMPANIES

Under current law, and assuming compliance with the terms of each Amended and Restated Trust Agreement in the form attached as an exhibit hereto, each UBS Preferred Funding Trust will be treated as a grantor trust and not as a partnership or an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of the trust preferred securities will be considered the beneficial owner of a pro rata portion of the related company preferred securities held by the applicable UBS Preferred Funding Trust.

Under current law, each UBS Preferred Funding Company will be treated as a partnership for United States federal income tax purposes. A partnership is not a taxable entity and incurs no United States federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss and deduction of the partnership in computing its United States federal income tax liability, regardless of whether distributions are made to the partner. These items generally will be treated as if realized by the partner directly from the same source realized by the applicable UBS Preferred Funding Company.

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UNITED STATES HOLDERS

You are a "United States Holder" if you are a beneficial owner of the trust preferred securities or company preferred securities and you are:

     -  an individual citizen or resident of the United States,

     - a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia,

     - an estate, and your income is subject to United States federal income tax regardless of source, or

     -  a trust, if

        - a United States court is able to exercise primary supervision over your administration, and

        - one or more United States persons who are authorized to control all substantial decisions of the trust.

INCOME FROM THE TRUST PREFERRED SECURITIES

Under the applicable Amended and Restated LLC Agreement in the form attached as an exhibit hereto, upon the declaration, or deemed declaration, of dividends on the company preferred securities, a like amount of the applicable UBS Preferred Funding Company's ordinary income will be allocated to the holders of company preferred securities. Regardless of when dividends on the related trust preferred securities are actually paid, income allocated to the holders of company preferred securities will be includable as ordinary income by a United States Holder for its taxable year that includes 31 December of the calendar year in which the income is allocated, except that if the United States Holder disposes of its entire holding of the trust preferred securities and company preferred securities (if any), the amount allocated for the calendar year of that disposition will be includable for the United States Holder's taxable year that includes the date of that disposition.

Assuming compliance with the terms of the applicable Amended and Restated Trust Agreement in the form attached as an exhibit hereto, each UBS Preferred Funding Trust will distribute, until the date and otherwise in the manner specified in the applicable prospectus supplement, an amount of cash equal to all of the income that is allocated to it as a holder of company preferred securities. As a consequence, a United States Holder will not recognize income in respect of trust preferred securities without receiving the corresponding cash distribution, unless the United States Holder sells or otherwise disposes of those trust preferred securities between the declaration date of dividends on the related company preferred securities and the corresponding record date for dividends on the trust preferred securities. In the case of a sale between those dates, a United States Holder will recognize ordinary income in an amount equal to the dividends on the company preferred securities, which would increase the United States Holder's basis in the trust preferred securities and reduce the gain, or increase the loss, recognized on the sale or other disposition.

A United States Holder's allocated share of the applicable UBS Preferred Funding Company's income from the subordinated notes will be foreign source income for purposes of determining the limitation on any allowable foreign tax credit. The overall limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, a United States Holder's allocated share of each UBS Preferred Funding Company's income from the subordinated notes generally will constitute "passive income" or, in the case of certain United States Holders, "financial services income." If, with respect to any distribution to a United States Holder, additional amounts are paid by the applicable UBS Preferred Funding Company as a result of withholding taxes imposed on the distribution, those additional amounts will be taxable to the United States Holder as foreign source income. However, withholding taxes in the amount of those additional amounts will generally be treated as foreign income taxes eligible for credit against that United States Holder's United States federal income tax liability, subject to generally applicable limitations and conditions or,

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at the election of that United States Holder, for deduction in computing the
United States Holder's taxable income.

No portion of the income derived by a United States Holder from the trust preferred securities will be eligible for the dividends-received deduction generally available to United States corporations in respect of dividends received from other United States corporations.

UBS AG believes that it is not a "passive foreign investment company" (sometimes known as a "PFIC") for United States federal income tax purposes, but this conclusion is a factual determination made annually and thus may be subject to change. A United States Holder might be subject to special rules with respect to certain amounts earned by the applicable UBS Preferred Funding Company with respect to the initial subordinated notes if UBS AG were treated as a PFIC for United States federal income tax purposes.

RECEIPT OF THE COMPANY PREFERRED SECURITIES UPON LIQUIDATION OF EACH UBS PREFERRED FUNDING TRUST

Under certain circumstances, the company preferred securities may be distributed to trust preferred securityholders in exchange for their trust preferred securities and in liquidation of the applicable UBS Preferred Funding Trust. Unless the liquidation of the applicable UBS Preferred Funding Trust occurs as a result of that UBS Preferred Funding Trust being subject to United States federal income taxes, such a distribution to a United States Holder would be treated, for United States federal income tax purposes, as a non-taxable event. Each United States Holder would receive an aggregate tax basis in the company preferred securities equal to the United States Holder's aggregate tax basis in its trust preferred securities and the United States Holder's holding period in the company preferred securities received would include the period during which the trust preferred securities were held by the United States Holder. If, however, the liquidation of the applicable UBS Preferred Funding Trust were to occur because that UBS Preferred Funding Trust is subject to United States federal income taxes, the distribution of the company preferred securities to United States Holders by the applicable UBS Preferred Funding Trust would likely be a taxable event to each United States Holder, and a United States Holder would recognize gain or loss as if the United States Holder had exchanged its trust preferred securities for the company preferred securities it received. The gain or loss would be equal to the difference between the United States Holder's aggregate tax basis in its trust preferred securities surrendered in the exchange and the aggregate fair market value of the company preferred securities received in the exchange.

If the company preferred securities are distributed to the holders of trust preferred securities in liquidation of the applicable UBS Preferred Funding Trust, under current law, U.S. tax information will be provided to beneficial owners of the company preferred securities and to the Internal Revenue Service on Schedule K-1, rather than in the manner described below under "--Information Reporting and Backup Withholding Tax."

DISPOSITION OF THE TRUST PREFERRED SECURITIES OR THE COMPANY PREFERRED
SECURITIES

A United States Holder will recognize gain or loss on a sale, exchange or other taxable disposition of the trust preferred securities or the company preferred securities in an amount equal to the difference between the United States Holder's adjusted tax basis and the amount realized on the disposition. A United States Holder's adjusted tax basis in the trust preferred securities generally will equal the amount paid for the trust preferred securities, increased by the amount of income allocated to the United States holder and reduced by the amount of any cash, and the fair market value of any other property, distributed to the United States Holder. Any gain or loss so recognized generally will be capital gain or loss, will be long-term capital gain or loss if the United States Holder's holding period

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is more than one year and will be U.S. source income or loss for purposes of determining the limitation on any allowable foreign tax credit. Capital gain of a non-corporate United States Holder is generally taxed at a maximum rate of 20% where the property is held for more than one year, and 18% where the property is held for more than five years.

The trust preferred securities may trade at a price that does not fully reflect the value of income that may have been allocated to a United States Holder with respect to the United States Holder's trust preferred securities. A United States Holder that disposes of the trust preferred securities between the declaration date of dividends on the company preferred securities and the corresponding record date for dividends on the trust preferred securities will be required to include as ordinary income an amount equal to dividends on the company preferred securities and to add the amount of that income to its adjusted tax basis in the trust preferred securities. Accordingly, such a United States Holder will recognize a capital loss to the extent that the selling price is less than the United States Holder's adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

You are a "Non-United States Holder" if you are a beneficial owner of the trust preferred securities or the company preferred securities and you are for United States federal income tax purposes:

     - a nonresident alien individual,

     - a foreign corporation,

     - a foreign partnership, or

     - an estate or trust in either case that is not subject to United States federal income tax on a net income basis on income or gain from the trust preferred securities or company preferred securities.

Each UBS Preferred Funding Company intends to operate so that it will not be engaged in a trade or business within the United States for United States federal income tax purposes. Moreover, Each UBS Preferred Funding Company intends to invest in securities the income from which will be either generally exempt from United States federal withholding tax or exempt from United States federal withholding tax to the extent allocable to a Non-United States Holder.

A Non-United States Holder will not be subject to United States federal income or withholding tax on any allocated share of the applicable UBS Preferred Funding Company's income or gain, or any gain realized on the sale or exchange of the trust preferred securities or company preferred securities, unless, in the case of gains, the Non-United States Holder is an individual who was present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other conditions are met. A Non-United States Holder will not be subject to backup withholding provided certain certification requirements are satisfied as described under "--Information Reporting and Backup Withholding Tax."

The treatment of the trust preferred securities and the company preferred securities for United States federal estate tax purposes is unclear. If you are an individual Non-United States Holder, you should consult your tax advisor about the possibility that the trust preferred securities or the company preferred securities will be includable in your gross estate for purposes of the United States federal estate tax.

INFORMATION REPORTING AND BACKUP WITHHOLDING

If you are a United States Holder, under current law the amount of income paid or accrued on the trust preferred securities will generally be reported to you on Internal Revenue Service Form 1099. In addition, information reporting will generally apply to the payment of proceeds to a noncorporate United States Holder from the disposition of the trust preferred securities effected at a United States

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office of a broker. Additionally, backup withholding may apply to such amount of income or payment of proceeds if you are a noncorporate United States Holder that:

     - fails to provide an accurate taxpayer identification number,

     - is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

     - in certain circumstances, fails to comply with applicable certification requirements.

If you are a Non-United States Holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

     - payments made on the trust preferred securities outside the United States by a non-U.S. payor, and

     - other payments made on the trust preferred securities and the payment of the proceeds from the disposition of the trust preferred securities effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

           - the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

               - an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

               - other documentation upon which it may rely to treat the
                 payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

           - you otherwise establish an exemption.

Payment of the proceeds from the disposition of the trust preferred securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a disposition of the trust preferred securities effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     - the proceeds are transferred to an account maintained by you in the United States,

     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a disposition of the trust preferred securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

     - a United States person,

     - a controlled foreign corporation for United States tax purposes,

     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

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U.S. TAX CONSIDERATIONS
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     - a foreign partnership, if at any time during its tax year:

        - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

        - such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

Under current law, U.S. tax information will be provided to beneficial owners of the company preferred securities and to the Internal Revenue Service on Schedule K-1, rather than in the manner described above.

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Tax Considerations Under the Laws of Switzerland

GENERAL

The tax information set forth below is based on the opinion of Ernst & Young, Ltd., Switzerland, dated 12 December 2002, and has been approved by them for its accuracy. It may be supplemented by and is otherwise subject to the applicable prospectus supplement relating to a particular offering of securities. The following is a summary of the material Swiss tax consequences related to the acquisition, ownership and disposition of the trust preferred securities. The summary is based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the tax considerations that may be relevant to a decision to invest in the trust preferred securities. The tax treatment for each shareholder depends on the particular situation of the shareholder and prospective investors are therefore advised to consult with their professional tax advisors as to the respective tax consequences of the purchase, ownership and disposition of the trust preferred securities.

Furthermore, this summary does not address the tax treatment of the holders of trust preferred securities subject to special tax rules, and is subject to anything stated to the contrary in the applicable prospectus supplement relevant to the trust preferred securities offered thereby.

HOLDERS WHO ARE NOT RESIDENTS OR DOMICILIARIES OF SWITZERLAND AND HAVE NO PERMANENT ESTABLISHMENT OR REPRESENTATIVE IN SWITZERLAND

Holders of trust preferred securities who are not residents or domiciliaries of Switzerland and have no permanent establishment or permanent representative in Switzerland to which or to whom the shares are attributable or to which or to whom the trust preferred securities belong, will not be subject to Swiss corporate or individual income and capital tax or capital gains tax on the holding and disposition of the trust preferred securities. Furthermore, there will be no inheritance or gift tax imposed in Switzerland on the trust preferred securities if the holder is an individual who is not domiciled in Switzerland.

ISSUANCE STAMP TAX
The issuance of the trust preferred securities will not be a taxable event for Swiss issuance stamp tax purposes.

SECURITIES TURNOVER TAX
On the sale or purchase of the trust preferred securities through a registered Swiss securities dealer a turnover tax of 0.15% will be imposed on each party. No turnover tax will be imposed on transactions that are not through a registered Swiss securities dealer.

HOLDERS WHO ARE RESIDENTS OR DOMICILIARIES OF SWITZERLAND OR HAVE A PERMANENT ESTABLISHMENT OR REPRESENTATIVE IN SWITZERLAND

The following summary of the treatment of the holders of trust preferred securities who are residents or domiciliaries of, or who have a permanent establishment or residence in Switzerland, is based upon the conclusion that for Swiss tax purposes the trust preferred securities are shareholder's equity rather than debt.

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WITHHOLDING TAX
No Swiss withholding tax is levied on dividend payments on the trust preferred securities.

DIVIDENDS
Dividends received by a Swiss resident company or by an individual on the trust preferred securities are subject to Swiss income tax.

Dividends received by a Swiss resident company qualify for the participation exemption, if the recipient of the dividend owns at least 20% of the shares of the distributing corporation or if the recipient holds shares with a market value of at least CHF 2 million. Moreover, an investment in the trust preferred securities may qualify as a participation for determining the holder privilege.

CAPITAL GAINS
Capital gains or losses realized by legal entities on the disposal or exchange of the trust preferred securities are treated as ordinary income or expense. The basis for determining the gain or loss is the tax value, which is generally the book value.

As a result of a recent change of the Federal Tax Law, a corporation that controls a participation of 20% or more in another corporation may claim the participation relief for capital gains.

Nonbusiness capital gains realized by individuals are not taxed in Switzerland. Individuals are only taxed on capital gains if they qualify as professional securities dealers, or if the trust preferred securities are attributable to a business carried on in Switzerland.

REDEMPTION OF CAPITAL
The amount distributed to individual shareholders in excess of the nominal share capital is regarded as a dividend, which is subject to Swiss income tax.

For the trust preferred securities attributed to a business in Switzerland or a legal entity, the principles of taxation of capital gains apply.

INHERITANCE AND GIFT TAXES
Almost all cantons levy separate inheritance and gift taxes. No inheritance or gift taxes are imposed on the federal level. Inheritance and gift taxes are only imposed on individuals. No corporate inheritance or gift tax is levied. The tax is due on the transfer of the trust preferred securities by way of gift or upon the death of a holder, provided the holder is domiciled in Switzerland. The tax is based on the fair market value of the trust preferred securities.

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ERISA Considerations

If you are a fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA"), you should review the fiduciary standards of ERISA and the plan's particular circumstances before deciding to invest in the trust preferred securities. You should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and whether the investment would be consistent with the terms of the plan and the other agreements which apply to plan investments.

The following summary of certain ERISA considerations relevant to investing in the trust preferred securities is subject to anything set forth in the applicable prospectus supplement relating to a particular offering of trust preferred securities.

A fiduciary of a plan subject to ERISA, as well as a person investing on behalf of an individual retirement account or a pension or profit-sharing plan for one or more self-employed persons, should also consider whether an investment in the trust preferred securities could result in a prohibited transaction. ERISA and the Internal Revenue Code of 1986, as amended, prohibit plans and individual retirement accounts from engaging in certain transactions involving plan assets with persons who are parties in interest under ERISA or disqualified persons under the Internal Revenue Code of 1986, as amended, with respect to the plan or individual retirement account. A violation of these rules may result in a substantial excise tax under the Internal Revenue Code of 1986, as amended, and other liabilities under ERISA. Employee benefit plans that are governmental plans, foreign plans or church plans generally are not subject to the prohibited transaction rules or the fiduciary standards of ERISA.

The assets of each UBS Preferred Funding Trust would be treated as plan assets for purposes of the prohibited transaction rules under a U.S. Department of Labor regulation if plans and individual retirement accounts purchase trust preferred securities, unless an exception under the regulation applies. The regulation provides an exception if the trust preferred securities are considered to be publicly-offered securities. The underwriters expect that the trust preferred securities will be publicly-offered securities under the regulation because:

     - the underwriters expect that the trust preferred securities will be purchased initially by at least 100 persons who are independent of us and each other,

     -  the trust preferred securities can be transferred freely,

     - the trust preferred securities are being sold through this prospectus which is part of an effective registration statement filed with the SEC, and

     - the trust preferred securities will be timely registered with the SEC under the Securities Exchange Act of 1934.

If we are a party in interest or a disqualified person with respect to a plan or individual retirement account that buys the trust preferred securities, either directly or because we own banking or other subsidiaries, the sale could be treated as a prohibited transaction unless an administrative exemption issued by the Department of Labor applies. The Department of Labor has issued class exemptions that may apply to exempt transactions resulting from the purchase or holding of the trust preferred securities. Among those class exemptions are Prohibited Transaction Exemption:

     -  96-23, for transactions determined by in-house asset managers;

     -  95-60, for transactions involving insurance company general accounts;

     -  91-38, for transactions involving bank collective investment funds;

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ERISA CONSIDERATIONS
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     -  90-1, for transactions involving insurance company separate accounts;
        and

     - 84-14, for transactions determined by independent qualified asset managers.

These rules are very complicated and the penalties that may be imposed upon persons involved in prohibited transactions can be substantial. This makes it very important that fiduciaries or other persons considering purchasing the trust preferred securities on behalf of a benefit plan investor consult with their lawyer regarding what could happen if the assets of the applicable UBS Preferred Funding Trust were deemed to be plan assets and if the investor can use one of the above class exemptions or another applicable exemption.

A purchaser or holder of trust preferred securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either
(a) is not an employee benefit plan and is not purchasing such securities on behalf of or with plan assets of any employee benefit plan or (b) is eligible for the exemptive relief available under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption with respect to such holding.

Before relying on any of these exemptions, a purchaser must conclude that the exemption provides the necessary relief for all potential prohibited transactions arising from the purchase of and from holding the trust preferred securities. Neither the underwriters, UBS AG nor any of their respective affiliates, agents or representatives have or can represent that these exemptions apply with respect to any purchase of trust preferred securities by any holder.

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Plan of Distribution

We may sell any trust preferred securities in a public offering to or through one or more underwriters, dealers and agents. The names of the underwriters, dealers or agents involved in any particular offering of trust preferred securities, the liquidation amount of the trust preferred securities to be purchased by such underwriters, dealers or agents, any applicable commissions or discounts and detailed description of any underwriting arrangement will be set forth in the applicable prospectus supplement.
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Validity of the Securities

Unless otherwise provided in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of any trust preferred securities and related company preferred securities will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to UBS AG, the UBS Preferred Funding Trusts and the UBS Preferred Funding Companies. Unless otherwise provided in the applicable prospectus supplement, the validity of the subordinated notes and the UBS AG Subordinated Guarantee Agreements will be passed upon for UBS AG, the UBS Preferred Funding Trusts and the UBS Preferred Funding Companies by Sullivan & Cromwell. Sullivan & Cromwell will rely upon the opinions of Richards, Layton & Finger P.A., as to matters of Delaware law and the opinions of Bar & Karrer, Swiss counsel to UBS AG, as to matters of Swiss law. Certain matters relating to United States federal income tax considerations will be passed upon for UBS AG, the UBS Preferred Funding Trusts and the UBS Preferred Funding Companies by Sullivan & Cromwell.
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Experts

The consolidated balance sheet of UBS AG at 31 December 2001 and 2000 and the related consolidated statement of income, cash flows and changes in shareholder's equity for each of the three years in the period ended 31 December 2001 incorporated by reference into this prospectus have been audited by Ernst & Young Ltd., independent auditors as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated balance sheets of Paine Webber Group Inc. at 31 December 1999 and the related consolidated statements of income, cash flows and changes in shareholders' equity for the period ended 31 December 1999 incorporated by reference into this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference into this prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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